   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000


                                                      REGISTRATION NO. 333-67855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 5
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       DILLARD CREDIT CARD MASTER TRUST I

                          (ISSUER OF THE CERTIFICATES)

                         DILLARD ASSET FUNDING COMPANY
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)
                            ------------------------

                  DELAWARE                           DILLARD ASSET FUNDING COMPANY                 880352714
      (STATE OR OTHER JURISDICTION OF              C/O CHASE MANHATTAN BANK DELAWARE           (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                      1201 MARKET STREET               IDENTIFICATION NUMBER)
                                                       WILMINGTON, DELAWARE 19801
                                                            (302) 984-3300

                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JAMES FREEMAN
                         DILLARD ASSET FUNDING COMPANY
                       C/O CHASE MANHATTAN BANK DELAWARE
                               1201 MARKET STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 984-3300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF AGENT FOR SERVICE OF REGISTRANT)
                            ------------------------

                                   Copies to:
                             DAVID EISENBERG, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________
    If this form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


                        CALCULATION OF REGISTRATION FEE


                                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES                                            AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING
TO BE REGISTERED                                               REGISTERED(1)    UNIT OR SHARE(2)           PRICE
Asset Backed Certificates...................................   $500,000,000           100%             $500,000,000

TITLE OF SECURITIES                                                AMOUNT OF
TO BE REGISTERED                                              REGISTRATION FEE(3)
Asset Backed Certificates...................................      $132,000.00



(1) If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.



(2) The proposed maximum offering price per unit or share will be determined from time to time by the registrant of the securities registered hereunder.



(3) $278 of which has previously been paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We can not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus Supplement to Prospectus, Dated           , 2000


DILLARD CREDIT CARD MASTER TRUST I


Issuer

DILLARD ASSET FUNDING COMPANY, Transferor

DILLARD NATIONAL BANK, Servicer

$               CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1999-
$               CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1999-

                                         Class A Certificates                   Class B Certificates
                                  ----------------------------------     ----------------------------------
Principal Amount                  $                                      $
Price                             $                            (  %)     $                            (  %)
Underwriters' Commissions         $                            (  %)     $                            (  %)
Proceeds to the Issuer            $                            (  %)     $                            (  %)
Certificate Rate                           one-month LIBOR +  % p.a.              one-month LIBOR +  % p.a.
Interest Payment Dates                                monthly on the                         monthly on the
First Interest Payment Date                                     , 19                                   , 19
Scheduled Principal Payment Date                                ,                                      ,

 THE CLASS B CERTIFICATES ARE SUBORDINATED TO THE CLASS A CERTIFICATES.

INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT.


THESE CERTIFICATES ARE INTERESTS IN THE DILLARD CREDIT CARD MASTER TRUST I, AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. NEITHER THESE CERTIFICATES NOR THE ASSETS OF THE TRUST ARE OBLIGATIONS OF DILLARD ASSET FUNDING COMPANY, DILLARD NATIONAL BANK OR ANY OF THEIR AFFILIATES, OR OBLIGATIONS INSURED BY THE FDIC.


[WE HAVE APPLIED TO HAVE THE CERTIFICATES LISTED ON THE LUXEMBOURG STOCK EXCHANGE.]

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UNDERWRITERS of the CLASS A CERTIFICATES
[INSERT LIST OF CLASS A UNDERWRITERS]

UNDERWRITERS of the CLASS B CERTIFICATES
[INSERT LIST OF CLASS B UNDERWRITERS]

  TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE
           ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Summary of Terms...............................    S-3
Structural Summary.............................    S-4
Selected Trust Portfolio Summary Data..........    S-6
Dillard's Portfolio Payment Data...............    S-7
Risk Factors...................................    S-8
  You May Receive Principal Payments Earlier or
     Later than the Scheduled Payment Date if
     the Portfolio Yield Is Reduced............    S-8
  The Transferor May Not Be Able to Add
     Accounts to Trust Portfolio...............    S-9
  Allocations of Charged-Off Receivables Could
     Result in a Loss to You...................   S-10
  Adjustments Due to Rebates, Exchanges and
     Writedowns Could Reduce Payments to You...   S-10
  You May Not Be Able to Resell Your
     Certificates..............................   S-10
  Insolvency or Bankruptcy of the Transferor,
     an Originator or an Initial Seller of
     Receivables Could Result in Accelerated,
     Delayed or Reduced Payments to You........   S-10
  The Timing of Payments to You May Be Affected
     by the Issuance of Additional Series by
     the Trust.................................   S-11
  You Will Have Limited Control of Trust
     Actions...................................   S-11
  Class B Certificateholders Bear Additional
     Credit Risk...............................   S-11
  Changes in Social, Technological and Economic
     Factors May Affect Purchase and Payment
     Patterns and Could Affect the Timing of
     Interest and Principal Payments to You....   S-12
  Calculation of Finance Charges May Change
     Without Notice and May Affect Portfolio
     Yield Which May Impact the Timing of
     Payments to You...........................   S-12
  Geographic Concentrations in the Receivables
     Pool May Impact the Timing and Amount of
     Payments to You...........................   S-13
Dillard's Credit Card Portfolio................   S-14
  General......................................   S-14
  Delinquency and Loss Experience..............   S-14
  Recoveries...................................   S-15
Management Discussion and Analysis.............   S-16
The Receivables................................   S-17

                                                  PAGE
                                                  ----
  General......................................   S-17
  Dilution Experience..........................   S-20
Maturity Considerations........................   S-21
  Controlled Accumulation Period...............   S-21
  Rapid Amortization Period....................   S-21
  Pay Out Events...............................   S-21
  Payment Rates................................   S-22
Receivable Yield Considerations................   S-23
Use of Proceeds................................   S-24
Description of the Certificates................   S-24
  General......................................   S-24
  Status of the Certificates...................   S-25
  Interest Payments............................   S-26
  Principal Payments...........................   S-27
  Postponement of Controlled Accumulation
     Period....................................   S-28
  Subordination................................   S-28
  Allocation Percentages.......................   S-29
  Reallocation of Cash Flows...................   S-29
  Application of Collections...................   S-31
  Allocations of Collections of Finance Charge
     Receivables...............................   S-34
  Allocations of Collections of Principal
     Receivables...............................   S-36
  Shared Excess Finance Charge Collections.....   S-36
  Shared Principal Collections.................   S-37
  Required Collateral Interest.................   S-37
  Adjustment Payments..........................   S-37
  Defaulted Receivables; Dilutions; Investor
     Charge-Offs...............................   S-38
  Servicer Guarantee...........................   S-39
  Principal Funding Account....................   S-39
  [Reserve Account]............................   S-40
  Issuance of Additional Certificates..........   S-41
  Companion Series.............................   S-41
  Pay Out Events...............................   S-42
  Servicing Compensation and Payment of
     Expenses..................................   S-42
  The Certificates.............................   S-43
  Exchanges....................................   S-43
  Reports to Certificateholders................   S-43
Listing and General Information................   S-44
ERISA Considerations...........................   S-44
  Class A Certificates.........................   S-44
  Class B Certificates.........................   S-45
  Consultation with Counsel....................   S-45
Underwriting...................................   S-46
Legal Matters..................................   S-47
Glossary of Terms..............................   S-48

                                SUMMARY OF TERMS

 Transferor:                Dillard Asset Funding Company
 Originators:               Dillard National Bank; Dillard National Bank (formerly known as Mercantile Stores
                            National Bank)
 Servicer:                  Dillard National Bank
 Trustee:                   The Chase Manhattan Bank
 Pricing Date:              ,
 Closing Date:              ,
 Clearance and Settlement:  DTC/Cedelbank/Euroclear
 Trust Assets:              receivables originated in private label revolving credit accounts, [including recoveries on charged-off receivables]

Series Structure:                     Amount                                % of Total Series
  Class A                             $                                        %
  Class B                             $                                        %
  Collateral Interest                 $                                        %
Annual Servicing Fee:
                                                                               %
                                      Class A                               Class B
Anticipated Ratings:*
(Moody's / S&P / Fitch IBCA)          [       ]                             [       ]
Credit Enhancement:                   subordination of Class B and the      subordination of collateral interest
                                      collateral interest
Minimum Transferor Interest:                             %                                     %
Interest Rate:                        [1-month LIBOR +        %             [1-month LIBOR +        %
                                      p.a.]                                 p.a.]
Interest Accrual Method:              actual / 360                          actual / 360
Interest Payment Dates:               monthly (       )                     monthly (       )
Interest Rate Index Reset Date:       [2 business days before each each     [2 business days before each
                                      interest payment date]                interest payment date]
First Interest Payment Date:                           ,                                     ,
Scheduled Payment Date:                                ,                                     ,
Commencement of Controlled
  [Accumulation]
[Amortization] Period (subject to                      ,                      N/A
  adjustment):
Series 1999-[  ] Legal Final                           ,                                     ,
  Maturity:
Application for Exchange Listing:     Luxembourg                            Luxembourg
CUSIP Number
ISIN Number
Common Code

------------------
* It is a condition to issuance that one of these ratings be obtained.

                               STRUCTURAL SUMMARY

This summary briefly describes major structural components of the offering. The remainder of this prospectus supplement and the prospectus provide much more detailed information about the certificates and the trust. To fully understand the terms of the certificates you need to read both this supplement and the attached prospectus in their entirety.

THE SERIES 1999 - CERTIFICATES

The certificates are backed by interests in a pool of credit card receivables that are generated when an individual uses his or her Dillard's credit card to make a purchase of a good or service in a retail store owned by Dillard's Inc. or any of its subsidiaries. Those receivables are originated by Dillard National Bank or another Dillard's subsidiary and then sold to the transferor who in turn sells the receivables to the trust. Dillard National Bank and other subsidiaries service the receivables sold to the trust as well as the receivables that have not been transferred to the trust.

Your certificates represent the right to a portion of collections on the underlying receivables. Your certificates will also be allocated a portion of net losses on receivables, if any. Any collections allocated to your series in excess of the amount owed to you or the servicers of the receivables will be shared with other series of certificates issued by the trust or returned to Dillard Asset Funding Company, the transferor. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement.

Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to Class A certificates by the following:

     o subordination of Class B certificates

     o subordination of the collateral interest

Credit enhancement is provided to Class B certificates by the following:

     o subordination of the collateral interest

The effect of subordination is that the more subordinated interests will absorb any net losses allocated to the certificates, and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the
collateral interest will be $       , or       % of your series.


DILLARD CREDIT CARD MASTER TRUST I


The Chase Manhattan Bank, as trustee, maintains the trust for the benefit of:

     o you and other certificateholders of this series;

     o certificateholders of other series issued by the trust [(other series are currently outstanding and a summary of each is described in Annex I to this supplement)];

     o providers of credit enhancements for your series and other series issued by the trust; and

     o the transferor.

Each series has a claim to a fixed dollar amount of the trust's assets, regardless of the total amount of receivables in the trust at any time. The transferor of the receivables to the trust holds the remaining claim to the trust's assets. This claim fluctuates with the total amount of receivables in the trust. The transferor, as the holder of that claim, will have the right to purchase your certificates at any time when the outstanding amount of the certificateholders' interest in the trust is less than 5% of the original amount of that interest. The price the transferor will pay for the outstanding amount of that interest will be equal to at least the entire unpaid balance of that amount plus accrued and unpaid interest.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL LATER PAYMENTS

The trust expects to pay the entire principal amount due to Class A
certificateholders in [one] payment on             ,        , and the entire
principal amount due to Class B certificateholders in [one] payment on
            ,        . [In order to accumulate the funds to pay Class A
certificateholders on the scheduled payment date, the trust will conduct a controlled accumulation by setting aside principal collections in a principal funding account. The trust will deposit funds into the principal funding account during a controlled accumulation period. The length of the controlled accumulation period may be as long as twelve months, but will be shortened if the transferor expects that a shorter period will suffice for the accumulation of the Class A payment amount. The accumulation period will end on the scheduled payment date for Class A, when the funds on deposit in the principal funding account will be paid to Class A or upon the occurence of a payout event.]

If Class A is not fully repaid on its scheduled payment date, Class A will begin to receive monthly payments of principal until it is fully repaid.

After Class A is fully repaid the trust will use principal collections allocated to this series to repay Class B. [Because of the relatively small principal payment required to repay Class B, the trust expects to pay the Class B principal in full in one month.] If Class B is not fully repaid on its scheduled payment date, Class B will begin to receive monthly payments of principal after Class A is fully repaid.

Prior to the commencement of an accumulation or amortization period for this series, principal collections will be paid to the transferor or shared with other series that are amortizing or in an accumulation period.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF YOUR SERIES-

Class A or Class B may be repaid earlier than its scheduled principal repayment date if collections on the underlying receivables, together with other amounts available for payment to certificateholders, are too low. The minimum amount that must be available for payment to your series in any month, referred to as the base rate, is the sum of the interest payable to Class A certificateholders, the interest payable to Class B certificateholders and the interest payable to the holder of the collateral interest, in each case for the related interest period, plus the servicing fee for the related month. If the average trust portfolio yield for your series for any three consecutive months is less than the average base rate for the same three consecutive months, a pay out event will occur and the trust will commence a rapid amortization and holders of your series will receive principal payments earlier than the scheduled principal repayment date.

Your series is also subject to several other pay out events, which could cause your series to amortize. If your series begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

The final payment of principal and interest will be made no later than
               ,                , which is the final payment date for your
series.


TAX STATUS OF CLASS A, CLASS B AND DILLARD CREDIT CARD MASTER TRUST I


Simpson Thacher & Bartlett, as tax counsel to the transferor, is of the opinion that:

     o under existing law, the Class A and Class B certificates will be characterized as debt for U.S. federal income tax purposes and

     o The trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

ERISA CONSIDERATIONS

CLASS A CERTIFICATES: The underwriters anticipate that the Class A certificates will meet the criteria for treatment as publicly-offered securities. If so, subject to important considerations described in this prospectus supplement and in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CLASS B CERTIFICATES: The underwriters do not anticipate that the Class B certificates will meet the requirements to be considered publicly offered securities and therefore pension plans and other investors subject to ERISA may not acquire or hold Class B certificates.

MAILING ADDRESS AND TELEPHONE NUMBER OF REGISTRANT

The mailing address of Dillard Asset Funding Company is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801 and the telephone number is (302) 984-3300.

SELECTED TRUST PORTFOLIO SUMMARY DATA

                                 [PIE CHART]

           GEOGRAPHIC DISTRIBUTION OF RECIVABLES IN TRUST PORTFOLIO

                           State         Percentage
                           -----         ----------

                           Texas                26.2
                           Florida              10.1
                           Louisiana             7.0
                           Ohio                  5.8
                           Alabama               4.6
                           Missouri              4.1
                           Tennessee             4.0
                           Oklahoma              4.0
                           Kentucky              3.5
                           Arizona               3.5
                           Arkansas              3.3
                           Other                23.9


     The chart above shows the geographic distribution by state of receivables in the trust portfolio as of the billing cycles ended in October 1999. Other than the states specifically shown in the chart, no state represents more than 3% of receivables in the trust portfolio.


                                 [BAR CHART]

                      AGE OF ACCOUNTS IN TRUST PORTFOLIO
                                   (MONTHS)

                        Age in months      Percentage
                        -------------      ----------
                        0-10                  5.7
                        11-22                 8.8
                        23-34                 9.2
                        35-46                 7.6
                        47-58                 6.2
                        59-70                 4.6
                        71+                  57.9



     The chart above shows the age of accounts in the trust portfolio as of the billing cycles ended in October 1999. This chart shows that 57.9% of the accounts in the trust portfolio have been open for more than 70 months.

                          DILLARD'S PORTFOLIO PAYMENT DATA


The chart below shows Dillard's portfolio yield, payment rate and net charge-off rate for the trust portfolio for each month from January 1997 to October 1999.


                                   [GRAPH]

                                 PAYMENT DATA

                               (A) Dillard's Portfolio Yield       (B) Payment Rate               (C) Net Charge-off Rate
                               -----------------------------       ----------------               -----------------------
       Jan-97                                17.4                         19                                 4.7
       Feb-97                                18.9                         18.9                               4.4
       Mar-97                                18.1                         21.8                               4.5
       Apr-97                                18                           17.7                               4
       May-97                                18                           17.9                               4.8
       Jun-97                                17.9                         21                                 4.9
       Jul-97                                18.1                         17.5                               5.7
       Aug-97                                17.9                         17.2                               4.9
       Sep-97                                17.9                         20.9                               5.2
       Oct-97                                18.5                         17.4                               4.5
       Nov-97                                18.7                         18.8                               5.6
       Dec-97                                18.9                         21.5                               5.2
       Jan-98                                18.4                         18.9                               4.7
       Feb-98                                18.8                         18.9                               4.6
       Mar-98                                19                           21.7                               4.8
       Apr-98                                18.9                         17.8                               5.3
       May-98                                18.9                         17.8                               5
       Jun-98                                19                           20.8                               5
       Jul-98                                19.2                         17.9                               5.9
       Aug-98                                19.2                         17.5                               5.3
       Sep-98                                18.7                         20.2                               5.8
       Oct-98                                18.6                         17.4                               5.4
       Nov-98                                18.4                         17.1                               6.7
       Dec-98                                18.3                         19.3                               7.3
       Jan-99                                17.6                         17.3                               6
       Feb-99                                18.3                         17.4                               6.5
       Mar-99                                17.9                         21.2                               6.6
       Apr-99                                17.6                         16.3                               6.2
       May-99                                17.9                         17.2                               5.8
       Jun-99                                18.1                         19.7                               5.4
       Jul-99                                17.9                         16.8                               5.8
       Aug-99                                19.4                         15.5                               5.8
       Sep-99                                20.3                         19.8                               5.5
       Oct-99                                18.2                         17.4                              10.9



     The "portfolio yield" for any month means the total amount of collected finance charges and fees for the month, expressed as a percentage of total outstanding receivables at the beginning of the month.



     The "payment rate" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.



     The "net charge-off rate" for any month is the amount of charged off receivables recorded in the month, net of any recoveries from earlier charge offs on receivables in the trust portfolio, expressed as a percentage of total outstanding receivables at the beginning of the month.

                                  RISK FACTORS

     The following is a summary of all material risk factors applicable to an investment in the certificates. The remainder of this prospectus supplement and the prospectus provide much more detailed information about these risks. You should consider these risk factors in light of your investment strategy in deciding whether to purchase certificates.

YOU MAY RECEIVE PRINCIPAL PAYMENTS EARLIER  If a pay out event occurs with respect to your series, your series
OR LATER THAN THE SCHEDULED PAYMENT DATE    will commence a rapid amortization, and you will receive principal
IF THE PORTFOLIO YIELD                      payments earlier than the scheduled principal repayment date. Any
IS REDUCED                                  circumstances that tend to reduce collections of receivables may increase the risk of early repayment of your series. Conversely, any reduction in collections may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

                                            The following factors could result in reduced collections:

                                            o ORIGINATORS OF THE RECEIVABLES MAY CHANGE THE TERMS AND CONDITIONS
                                              OF THE ACCOUNTS

                                            The transferor will transfer to the trust receivables arising under specified credit card accounts, but the originators of the receivables will continue to own those accounts. As the owner of those accounts, the originators retain the right to change various terms and conditions of those accounts, including finance charges and other fees and the monthly minimum payment. For example, originators may change the terms of accounts to maintain the competitive position of Dillards' department stores. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                            o THE TRANSFEROR MAY ADD ACCOUNTS TO THE TRUST PORTFOLIO.

                                            The transferor is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. [The designation of additional accounts [may not] [do not]
                                            require a confirmation from rating agencies that the additional accounts will not result in a suspension, downgrade or withdrawal of its rating for the certificates.] Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust. [In addition, credit card accounts purchased by Dillard's or its subsidiaries may be included as additional accounts if eligibility conditions are satisfied. Credit card accounts purchased by Dillard's or its subsidiaries and transferred to the transferor may have been originated using criteria different from the criteria used by the originators.] The new accounts and receivables may perform differently over time than the accounts and receivables already in the trust and could tend to reduce the amount of collections allocated to your series. For example, the new accounts may have lower payment rates or higher credit losses.

THE TRANSFEROR MAY NOT BE ABLE TO ADD       If the transferor's percentage interest in the accounts of the trust
ACCOUNTS TO TRUST PORTFOLIO                 falls to   % or less, it will be required to maintain that level by
                                            designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. The transferor may not have any additional accounts to add. If the transferor fails to add accounts when required, a pay out event will occur and you could receive payment of principal sooner than expected.

                                            o FINANCE CHARGES ACCRUE AT A FIXED RATE

                                            Finance charges on the receivables in the trust accrue at a fixed rate. We adjust the interest rate on your certificates periodically based upon an index. Interest rate increases on your certificates may not be offset by increases in collections of finance charge receivables. A decrease in the spread between collections of finance charge receivables and interest payments on your certificate could cause a pay out event to occur.

                                            o CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS

                                            Federal and state consumer protection laws regulate the creation and enforcement of credit card accounts and receivables. Changes or additions to those laws or failure to comply with those laws could make it more difficult to collect payments on the receivables or reduce the finance charges and other fees that an originator can charge on credit card account balances or could render the receivables uncollectible. No representative of the trust will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

                                            o CARDHOLDERS MAY MAKE PRINCIPAL PAYMENTS AT ANY TIME

                                            The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in underlying accounts or that any particular pattern of cardholder payments will occur. The retail department store sector, in general, is highly competitive. Generally, Dillard's competes not only with other department stores but with direct marketers and numerous types of retail outlets, including variety stores and discount stores. No transaction document prohibits Dillard's from selling all or any portion of its business or assets. In addition, Dillard's no longer offers extended payment terms previously available to private label credit card holders of the recently acquired Mercantile Stores department store chain. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced portfolio yield. The financial condition of Dillard's department stores will affect the ability of the originators to generate and transfer new receivables and might also affect payment patterns on the receivables.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES      Each originator anticipates that it will write off as uncollectible
COULD RESULT IN                             some portion of the receivables arising in its accounts in the trust
A LOSS TO YOU                               portfolio. Each class of certificates will be allocated a portion of those charged-off receivables. If the amount of charged-off receivables allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those charge-offs, which could occur if the limited amount of credit enhancement for those certificates is reduced to zero, the holders of those certificates may not receive the full amount of principal and interest due to them.

ADJUSTMENTS DUE TO REBATES, EXCHANGES AND   A portion of the receivables will be not be collected as a result of
WRITEDOWNS COULD REDUCE PAYMENTS TO YOU     rebates, exchanges, write-downs and similar occurrences. The transferor will be obligated to make payments to compensate the holders of the certificates for the amount of receivables which become uncollectible for these reasons. If the transferor fails to make any of these payments, the amount of the resulting insufficiency will be allocated to the transferor's interest. If the amount of the transferor's interest does not cover this insufficiency, the available credit enhancement will be reduced and you may not receive the full amount of principal and interest due.

YOU MAY NOT BE ABLE TO RESELL YOUR          The underwriters may, but are not required to, assist in resales of
CERTIFICATES                                your certificates. A secondary market for these securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

INSOLVENCY OR BANKRUPTCY OF THE             The receivables in which you have an interest are conveyed to the
TRANSFEROR, AN ORIGINATOR OR AN INITIAL     trust by the transferor. The transferor acquires them from the
SELLER OF RECEIVABLES COULD RESULT IN       originators and from non-bank affiliates of Dillard's which in turn
ACCELERATED, DELAYED OR REDUCED PAYMENTS    acquired the receivables from the originators. In each instance, the
TO YOU                                      conveyances are intended to be treated as sales. However, in a bankruptcy or bank receivership proceeding, the conveyances may not be treated as sales but as creations of security interests in the receivables. The receivables may then be subject to tax or other governmental liens and to administrative expenses of the bankruptcy or bank receivership proceeding of a predecessor in interest of those receivables. Furthermore, a bankruptcy trustee or a creditor may attempt to cause a predecessor in interest of the receivables or the transferor to be substantively consolidated with the transferor or the trust, respectively. Recharacterization as a pledge or substantive consolidation can delay or even reduce payments on your certificates.

                                            In addition, if a bankruptcy trustee, conservator or receiver is appointed for the transferor, a pay out event for all series will occur and new principal receivables will not be transferred to the trust. The transferor will then sell the receivables, unless holders of more than 50% of the investor interest of each class of outstanding certificates gives the trustee other instructions. The trust would terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

                                            A bankruptcy trustee, conservator or receiver with authority over the receivables may have the power--

                                            o regardless of the terms of the pooling and servicing agreement,
                                            o to prevent the beginning of a rapid amortization period,
                                            o to prevent the early sale of the receivables and termination of the trust,
                                            o to require new principal receivables to continue being transferred to the trust,
                                            o require the trustee of the trust to go through an administrative claims procedure to establish its right to payments collected on the receivables in the trust,
                                            o repudiate the pooling and servicing agreement which establishes the trust and limit the trust's resulting claim; or
                                            o regardless of the instructions of the certificateholders,
                                            o to require the early sale of the trust's receivables,
                                            o to require termination of the trust and retirement of the trust's certificates including your series, or
                                            o to prohibit the continued transfer of principal receivables to the trusts.

THE TIMING OF PAYMENTS TO YOU MAY BE        The trust, as a master trust, may issue series of certificates from
AFFECTED BY THE ISSUANCE OF ADDITIONAL      time to time. The trust may issue additional series with terms that
SERIES BY THE TRUST                         are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

YOU WILL HAVE LIMITED CONTROL OF TRUST      Certificateholders of any series or any class within a series may
ACTIONS                                     need the consent or approval of a specified percentage of the investor interest of other series or a class of the other series to take or direct actions, including:

                                            o appointing a successor servicer if Dillard National Bank defaults on its obligations under the pooling and servicing agreement,

                                            o amending the pooling and servicing agreement in some cases and
                                            o directing a repurchase of all outstanding series after violations of the transferor's representations and warranties.

                                            The interests of the certificateholders of any of the other series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

CLASS B CERTIFICATEHOLDERS BEAR ADDITIONAL  Because Class B is subordinated to Class A, principal payments to
CREDIT RISK                                 Class B will not begin until Class A is repaid. Additionally, if collections of finance charge receivables allocated to the certificates are insufficient to cover amounts due to Class A, the investor interest for Class B might be reduced. This would reduce the amount of the collections of finance charge receivables

                                            available to Class B in future periods and could cause a possible delay or reduction in principal and interest payments on Class B. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A and any remaining net proceeds would be paid to Class B.

CHANGES IN SOCIAL, TECHNOLOGICAL AND        Changes in purchase and payment patterns by obligors under the
ECONOMIC FACTORS MAY AFFECT PURCHASE AND    accounts may result from a variety of social, and technological and
PAYMENT PATTERNS AND COULD AFFECT THE       economic factors. Social factors include potential changes in
TIMING OF INTEREST AND PRINCIPAL PAYMENTS   consumers' attitudes toward financing purchases with debt.
TO YOU                                      Technological factors include new methods of payment. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Each of these factors may have a disparate impact on the payment by obligors and the generation of new receivables under Dillard's credit card accounts, which may result in a loss to you. For example, Dillard's department stores generally accept third party revolving credit cards such as VISA and MasterCard cards issued by various financial institutions, charge cards such as the American Express Card and debit cards. Changes in interest rates charged by or incentives offered to use these other cards, or greater use of debit cards, could lead to fewer purchases with Dillard's charge cards even though overall sales at Dillard's department stores remain the same or increase.

[CALCULATION OF FINANCE CHARGES MAY CHANGE  Under the pooling and servicing agreement, a fixed percentage of the
WITHOUT NOTICE AND MAY AFFECT PORTFOLIO     balance of receivables originated by the originators will be deemed
YIELD WHICH MAY IMPACT THE TIMING OF        to constitute finance charges on those receivables. [The transferor
PAYMENTS TO YOU                             may, without notice or consent of the certificateholders, from time to time, increase or reduce this percentage]. An increase in the finance charge percentage used to calculate finance charges will increase the percentage of collections on the receivables that are treated as collections of finance charge receivables, which will increase the portfolio yield to a level higher than it would be in the absence of such an increase. As a result, such an increase in the finance charge percentage would decrease the likelihood of the occurrence of a pay out event based upon a reduction of the average portfolio yield. However, an increase in the finance charge percentage would also reduce the total amount of principal receivables, which could increase the likelihood of a pay out event occurring if the total principal receivables fall below the prescribed minimum aggregate principal receivables. A reduction in the finance charge percentage could reduce the portfolio yield and may increase the possibility that a pay out event would occur if the average portfolio yield declines below a specific floor. In addition, the transferor may make other adjustments to the finance charge percentage if those changes would not cause a pay out event to occur and also satisfy any rating agency conditions with respect to any series. The occurrence of a pay out event as a result of these factors will affect the timing of principal payments to you and could result in a loss to you.]

GEOGRAPHIC CONCENTRATIONS IN THE            The receivables in the trust portfolio as of the billing cycles ended
RECEIVABLES POOL MAY IMPACT THE TIMING AND  in October 1999 were obligations of Dillard's credit card holders
AMOUNT OF PAYMENTS TO YOU                   with primary addresses in Texas, Florida and Louisiana representing
                                            26.2%, 10.1% and 7.0%, respectively, of receivables in the trust portfolio. If there are adverse economic conditions in those states, cardholders living there may make fewer purchases with their
                                            Dillard's cards or may not be able to make timely payments on their
                                            Dillard's cards which may affect the amount of receivables available to the trust to make payments of interest and principal on the certificates.

                        DILLARD'S CREDIT CARD PORTFOLIO

     This prospectus supplement uses terms that are defined in the "Glossary of Terms" in this prospectus supplement and in the prospectus. We indicate defined terms in bold.

GENERAL

     The receivables in the trust are generated from transactions made by holders of private label revolving credit card accounts selected by each originator from its entire portfolio of accounts.

DELINQUENCY AND LOSS EXPERIENCE

     The originators consider an account delinquent if a payment is not received by the date of the statement following the statement on which the amount is first stated to be due.

     Efforts to collect delinquent credit card receivables are made by the servicer's account management department, collection agencies and attorneys retained by the servicer. Efforts to collect delinquent credit card receivables may also be made by the account management department of subservicers retained by the servicer, and collection agents and attorneys retained by these subservicers.


     Prior to October 1999, it was the policy of the originators to charge off an account during the billing cycle immediately following the cycle in which the account became seven payments (210 days from the initial billing date) delinquent. Since October 1999, it is the policy of the originators to charge off an account at the end of the billing cycle in which the account became seven payments delinquent. If an originator receives notice that a cardholder is the subject of a bankruptcy proceeding, it charges off the cardholder's account upon the earlier of the end of the month in which notice of the bankruptcy is received and the time period described in the previous sentence. Charged-off accounts are sent to an internal recovery unit, collection agencies or attorneys.



     The following tables describe delinquency and loss experience for the ten months ended October 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, respectively. Since the trust was created in 1998, the tabular presentation contains trust portfolio data for October 31, 1999 and December 31, 1998. All other periods contain Dillard's portfolio data. As of the billing cycles ended in October 1999, the receivables in the trust portfolio represented 99.7% of the Dillard's portfolio.


     In the table below, "number of days delinquent" means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date. In addition, delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.

                        PORTFOLIO DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                DECEMBER 31,
                                                    --------------------------------------------------------------------
                            TEN MONTHS ENDED
                            OCTOBER 31, 1999                   1998                         1997                 1996
                       --------------------------   --------------------------   --------------------------   ----------
                                    PERCENTAGE OF                PERCENTAGE OF                PERCENTAGE OF
NUMBER OF DAYS         DELINQUENT    TOTAL          DELINQUENT     TOTAL         DELINQUENT     TOTAL         DELINQUENT
DELINQUENT              AMOUNT      RECEIVABLES      AMOUNT      RECEIVABLES      AMOUNT      RECEIVABLES      AMOUNT
---------------------  ----------   -------------   ----------   -------------   ----------   -------------   ----------
30 to 59 Days........   $ 46,104         3.6%        $ 50,742          3.3%       $ 57,820          3.4%       $ 53,385
60 to 89 Days........     19,872         1.6           25,816          1.7          22,446          1.3          21,925
90 Days or More......     31,920         2.5           58,663          3.8          44,184          2.6          46,029
                        --------         ---         --------        -----        --------        -----        --------
    Total............   $ 97,896         7.7%        $135,221          8.8%       $124,450          7.3%       $121,339
                        --------         ---         --------        -----        --------        -----        --------
                        --------         ---         --------        -----        --------        -----        --------


                           1996
                       -------------
                       PERCENTAGE OF
NUMBER OF DAYS           TOTAL
DELINQUENT             RECEIVABLES
---------------------  -------------
30 to 59 Days........        3.2%
60 to 89 Days........        1.3
90 Days or More......        2.8
                           -----
    Total............        7.3%
                           -----
                           -----



     In the table below, "average receivables outstanding" means the average of the daily receivable balance during the period indicated. The gross charge-offs shown below include only the principal portion of charged-off receivables, do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes and exclude charges relating to changes in the servicer's charge-off policies. The net charge-offs as a percentage of average receivables outstanding for the ten months ended October 31, 1999 is an annualized figure.


                           PORTFOLIO LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                                                                  YEAR ENDED DECEMBER 31,
                                                      TEN MONTHS ENDED     --------------------------------------
                                                      OCTOBER 31, 1999        1998          1997          1996
                                                      -----------------    ----------    ----------    ----------
Average Receivables Outstanding....................      $ 1,419,723       $1,601,806    $1,621,623    $1,595,213
Gross Charge-Offs..................................           86,378          102,426        94,066       105,221
Recoveries.........................................           18,633           12,497        13,060        12,871
Net Charge-Offs....................................           67,745           89,929        81,006        92,350
Net Charge-Offs as a Percentage of Average
  Receivables Outstanding..........................              5.7%             5.6%          5.0%          5.8%


RECOVERIES

     The transferor is required to transfer to the trust a percentage of recoveries on defaulted accounts. For each monthly period, recoveries will be allocated to the certificates on the basis of the percentage equivalent of the ratio which the amount of RECEIVABLES in defaulted accounts in a monthly period bears to the amount of receivables in defaulted accounts recorded in the Dillard's portfolio. RECOVERIES allocated to the trust will be treated as collections of finance charge receivables. See "Dillard's Credit Card Portfolio--Delinquency and Loss Experience" herein and "Dillard's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.

                       MANAGEMENT DISCUSSION AND ANALYSIS

     The level of credit card portfolio delinquencies and charge-offs is dependent on a variety of factors, including

     o Overall credit quality of cardholders

     o Credit underwriting standards

     o Success of collection efforts

     o Availability of other sources of credit used by consumers to purchase goods in Dillard's stores

     o General economic conditions, and

     o Seasonal variations in consumer spending and borrowing patterns.


     The Delinquency Experience table presented above indicates that accounts in the credit card portfolio, 60 days or more delinquent, totaled 4.1% and 5.5% of total receivables at October 31, 1999 and December 31, 1998, respectively, representing a 27.6% reduction in delinquencies. Accounts in the credit card portfolio, 60 days or more delinquent, at December 31, 1997 and 1996 were 3.9% and 4.1% of total receivables, respectively.



     The Loss Experience table presented above indicates that net charge-offs, as a percent of average credit card receivables, were 5.7% (annualized) and 5.6% for the ten month period ended October 31, 1999 and the year ended December 31, 1998, respectively, representing a 2.0% increase in credit card portfolio net charge-offs as a percent of average receivables. Net charge-offs as a percent of average receivables for the years ended December 31, 1997 and 1996 were 5.0% and 5.8%, respectively.



     Prior to October 1999, it was the policy of the originators to charge off an account immediately following the billing cycle in which the account became seven payments delinquent. Since October 1999, it is the policy of the originators to charge off an account at the end of the billing cycle in which the account became seven payments delinquent. This change in the originators' charge-off policy resulted in a net charge-off rate for October 1999 which includes charge-offs which would not have been charged off until November 1999 under the previous policy.

                                THE RECEIVABLES

GENERAL

     The receivables conveyed to the trust arise in accounts originated by an originator. The transferor has selected them on the basis of criteria outlined in the pooling and servicing agreement and described in the prospectus. As of the CUT-OFF DATE, approximately 79% and 21% of the accounts conveyed to the trust were originated or acquired by the originators, DNB and DNB-LA., respectively. Pursuant to the pooling and servicing agreement, the transferor has the right, subject to some limitations and conditions, to designate from time to time additional accounts and to transfer to the trust all existing and future receivables from these additional accounts. Any additional accounts designated pursuant to the pooling and servicing agreement must be eligible accounts as of the date the transferor designates them as additional accounts. Additional accounts will be originated or acquired by an originator and transferred to the transferor. The transferor will be required to designate additional accounts, to the extent available,

     o to maintain the transferor interest in the trust so that during any period of 30 consecutive days, the transferor interest averaged over that period equals or exceeds the MINIMUM TRANSFEROR INTEREST for the same period; and

     o to maintain, for so long as certificates of any series remain outstanding, the sum of

          o the aggregate amount of principal receivables; and

          o the principal amount on deposit in the excess funding account equal to or greater than the MINIMUM AGGREGATE PRINCIPAL RECEIVABLES.

     The transferor will convey existing and future receivables from these additional accounts to the trust. Furthermore, the transferor will have the qualified right under the pooling and servicing agreement to designate removed accounts and to require the trustee to reconvey all existing and future receivables from these removed accounts. As of the CUT-OFF DATE and, for receivables in additional accounts, as of the related date of their conveyance to the trust, on the date any new receivables are created, the transferor will represent and warrant to the trust that the receivables meet the eligibility requirements specified in the pooling and servicing agreement. See "Description of the Certificates--Representations and Warranties" in the attached prospectus.


     As of the billing cycles ended in October 1999, the trust portfolio had


     o total balances of

          o $1.3 billion in principal receivables; and


          o $17.1 million in finance charge receivables;


     o accounts with an average


          o principal balance of $420, excluding accounts without an outstanding principal balance; and



          o credit limit of $2,150, excluding corporate accounts which have no pre-set credit limits;



     o percentage of total receivable balance to total credit limit of 9.4%; and


     o cardholders with billing addresses in the 50 states and the District of Columbia.

     Accounts which are acquired and not originated by an originator may have been originated under policies and procedures which differ from those of the originators. We do not expect any of these differences to have a material adverse effect on the credit quality of the receivables in the trusts or on the interests of the certificateholders. [Prior to the addition of any accounts which are acquired but not originated by an originator, the rating agencies then rating the certificates must confirm that the addition of acquired accounts will not result in a lower rating on the certificates]. See "Description of the Certificates--Collection and Other Servicing Procedures" in the attached prospectus.

     The following tables summarize the trust portfolio by various criteria as of the billing cycles ended in October 1999. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.


                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   PERCENTAGE OF
                                                      NUMBER OF    TOTAL NUMBER OF    RECEIVABLES    PERCENTAGE OF
ACCOUNT BALANCE                                       ACCOUNTS      ACCOUNTS          OUTSTANDING    TOTAL RECEIVABLES
---------------------------------------------------   ---------    ---------------    -----------    -----------------
Credit Balance.....................................     281,191           3.6%        $    (4,495)          (0.4)%
No Balance.........................................   4,697,643          60.7                  --             --
$0.01 to $500.00...................................   1,948,070          25.2             361,243           28.3
$500.01 to $1,000.00...............................     495,469           6.4             346,530           27.2
$1,000.01 to $3,000.00.............................     284,121           3.7             447,281           35.1
$3,000.01 to $5,000.00.............................      26,208           0.3              96,125            7.5
Over $5,000.00.....................................       4,684           0.1              29,245            2.3
                                                      ---------         -----         -----------          -----
     Total.........................................   7,737,386         100.0%        $ 1,275,929          100.0%
                                                      ---------         -----         -----------          -----
                                                      ---------         -----         -----------          -----


                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   PERCENTAGE OF
                                                      NUMBER OF    TOTAL NUMBER OF    RECEIVABLES    PERCENTAGE OF
CREDIT LIMIT                                          ACCOUNTS      ACCOUNTS          OUTSTANDING    TOTAL RECEIVABLES
---------------------------------------------------   ---------    ---------------    -----------    -----------------
$0.00..............................................   1,478,087          19.1%        $   146,235           11.4%
$0.01 to $1,000.00.................................   1,963,911          25.4             218,296           17.1
$1,000.01 to $3,000.00.............................   3,177,905          41.1             482,046           37.8
$3,000.01 to $5,000.00.............................   1,031,111          13.3             317,816           24.9
$5,000.01 to $10,000.00............................      85,680           1.1             110,664            8.7
Over $10,000.00....................................         692           0.0                 872            0.1
                                                      ---------         -----         -----------          -----
     Total.........................................   7,737,386         100.0%        $ 1,275,929          100.0%
                                                      ---------         -----         -----------          -----
                                                      ---------         -----         -----------          -----


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   PERCENTAGE OF
                                                      NUMBER OF    TOTAL NUMBER OF    RECEIVABLES    PERCENTAGE OF
PERIOD OF DELINQUENCY                                 ACCOUNTS      ACCOUNTS          OUTSTANDING    TOTAL RECEIVABLES
---------------------------------------------------   ---------    ---------------    -----------    -----------------
Current to 29 days delinquent......................   7,576,501          97.9%        $ 1,178,033           92.3%
30 to 59 days delinquent...........................      77,073           1.0              40,104            3.6
60 to 89 days delinquent...........................      33,550           0.4              19,872            1.6
90 days delinquent or more.........................      50,262           0.7              31,920            2.5
                                                      ---------         -----         -----------          -----
     Total.........................................   7,737,386         100.0%        $ 1,275,929          100.0%
                                                      ---------         -----         -----------          -----
                                                      ---------         -----         -----------          -----

                        COMPOSITION BY ACCOUNT SEASONING
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   PERCENTAGE OF
                                                      NUMBER OF    TOTAL NUMBER OF    RECEIVABLES    PERCENTAGE OF
ACCOUNT AGE (MONTHS SINCE ACCOUNT OPENING)            ACCOUNTS      ACCOUNTS          OUTSTANDING    TOTAL RECEIVABLES
---------------------------------------------------   ---------    ---------------    -----------    -----------------
Not More than 10 Months............................     593,812            7.7%       $    72,546             5.7%
Over 10 Months to 22 Months........................   1,143,561           14.8            111,860             8.8
Over 22 Months to 34 Months........................     694,154            9.0            117,200             9.2
Over 34 Months to 46 Months........................     519,562            6.7             97,309             7.6
Over 46 Months to 58 Months........................     384,443            5.0             79,379             6.2
Over 58 Months to 70 Months........................     281,940            3.6             58,379             4.6
Over 70 Months.....................................   4,119,914           53.2            739,256            57.9
                                                      ---------        -------        -----------         -------
     Total.........................................   7,737,386          100.0%         1,275,929           100.0%
                                                      ---------        -------        -----------         -------
                                                      ---------        -------        -----------         -------



                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                           TRUST PORTFOLIO AT OCTOBER
                             (DOLLARS IN THOUSANDS)



                                                                   PERCENTAGE OF
                                                      NUMBER OF    TOTAL NUMBER OF    RECEIVABLES    PERCENTAGE OF
STATE                                                 ACCOUNTS      ACCOUNTS          OUTSTANDING    TOTAL RECEIVABLES
---------------------------------------------------   ---------    ---------------    -----------    -----------------
Alabama............................................     302,999           3.9%        $    58,348            4.6%
Arizona............................................     249,244           3.2              45,251            3.5
Arkansas...........................................     168,413           2.2              42,566            3.3
California.........................................      51,348           0.7               7,121            0.6
Colorado...........................................     275,543           3.6              29,952            2.3
Florida............................................     888,680          11.5             129,161           10.1
Georgia............................................     204,874           2.6              31,968            2.5
Idaho..............................................      31,625           0.4               1,727            0.1
Illinois...........................................      85,732           1.1              10,236            0.8
Indiana............................................      72,710           0.9               7,053            0.5
Iowa...............................................      38,090           0.5               3,117            0.2
Kansas.............................................     234,214           3.0              31,297            2.5
Kentucky...........................................     317,766           4.1              44,109            3.5
Louisiana..........................................     510,557           6.6              89,760            7.0
Minnesota..........................................      17,311           0.2                 283            0.0
Mississippi........................................     177,326           2.3              31,220            2.4
Missouri...........................................     418,654           5.4              51,726            4.1
Montana............................................      31,467           0.4               3,208            0.3
Nebraska...........................................      73,985           1.0               9,430            0.7
Nevada.............................................      65,546           0.8              13,482            1.1
New Mexico.........................................      81,063           1.0              15,899            1.3
North Carolina.....................................     241,776           3.1              32,655            2.6
North Dakota.......................................       5,435           0.1                  48            0.0
Ohio...............................................     634,222           8.2              74,453            5.8
Oklahoma...........................................     246,879           3.2              50,467            4.0
South Carolina.....................................     246,507           3.2              33,859            2.7
Tennessee..........................................     387,647           5.0              51,631            4.0
Texas..............................................   1,291,937          16.7             334,179           26.2
Utah...............................................      62,099           0.8               7,154            0.6
Virginia...........................................     207,840           2.7              19,410            1.5
Wyoming............................................      15,324           0.2               1,811            0.1
Other..............................................     100,573           1.4              13,347            1.1
                                                      ---------         -----         -----------          -----
     Total.........................................   7,737,386         100.0%        $ 1,275,929          100.0%
                                                      ---------         -----         -----------          -----
                                                      ---------         -----         -----------          -----

DILUTION EXPERIENCE


     A factor used to evaluate a portfolio of receivables is dilution. Dilution occurs if the balance of a receivable is reduced because of a rebate, billing error, return, exchange, allowance (including reductions because of the selection of a cash price payment option) or other non-cash items, or if a receivable is canceled due to goods that have been refused by a cardholder. The table below provides dilution experience for receivables originated by the originators, excluding any dilutive effect from the Mercantile Stores during the period from January 1996 through October 1999. The Mercantile Stores did not maintain dilution experience information prior to the acquisition by Dillard's in August 1998. For purposes of the following table, March, June, September and December are five week fiscal months. All other months are four week fiscal months. There can be no assurance that the actual dilution experience in the future will be similar to the historical experience provided in this table.


                              DILUTION EXPERIENCE

                                       MONTHLY DILUTION
MONTHLY PERIOD                         PERCENTAGE
------------------------------------   ----------------
1996
January.............................          2.8%
February............................          2.1
March...............................          3.0
April...............................          2.5
May.................................          2.6
June................................          3.0

                                       MONTHLY DILUTION
MONTHLY PERIOD                         PERCENTAGE
------------------------------------   ----------------
July................................          2.2%
August..............................          2.3
September...........................          3.3
October.............................          2.5
November............................          2.6
December............................          5.2

1997
January.............................          2.3
February............................          2.2
March...............................          3.1
April...............................          2.5
May.................................          2.7
June................................          3.1
July................................          2.3
August..............................          2.4
September...........................          3.1
October.............................          2.6
November............................          2.8
December............................          4.8


1998
January.............................          2.4
February............................          2.0
March...............................          3.1
April...............................          2.6
May.................................          2.5
June................................          2.9
July................................          2.1
August..............................          2.2
September...........................          3.0
October.............................          2.2
November............................          2.7
December............................          4.7



1999
January.............................          2.3
February............................          2.0
March...............................          3.1
April...............................          2.4
May.................................          2.4
June................................          2.7
July................................          2.2
August..............................          2.1
September...........................          3.1
October.............................          2.4

                            MATURITY CONSIDERATIONS

     Class A certificateholders will receive payments of principal on the earlier of

     o the Class A scheduled payment date; and

     o a PAY OUT EVENT which results in the commencement of the RAPID AMORTIZATION PERIOD;

     Class B certificateholders will receive payments of principal on the earlier of

     o the Class B scheduled payment date; and

     o a PAY OUT EVENT which results in the commencement of the RAPID AMORTIZATION PERIOD after the final principal payment on the Class A certificates has been made.

CONTROLLED ACCUMULATION PERIOD

     The CONTROLLED ACCUMULATION PERIOD for the certificates is scheduled to begin at the close of business of the last day of the o monthly period. The day on which the REVOLVING PERIOD ends and the CONTROLLED ACCUMULATION PERIOD begins generally may be delayed to no later than the close of business on the last day of the o monthly period.

     During the CONTROLLED ACCUMULATION PERIOD, the trust will accumulate cash in the principal funding account to be used to make later principal payments in certificateholders.

     o Amounts in the principal funding account are expected to be available to pay the CLASS A INVESTOR INTEREST on the Class A scheduled payment date.

     o After the payment of the CLASS A INVESTOR INTEREST in full, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS are expected to be available to pay the CLASS B INVESTOR INTEREST on the Class B scheduled payment date.

     o If the amount required to pay a class of certificates is not available on the scheduled payment date, a PAY OUT EVENT will occur and the RAPID AMORTIZATION PERIOD will commence. No assurance can be given that sufficient amounts will be available to pay a class of certificates.

See "Description of the Certificates--Principal Payments--Controlled Accumulation Period" and "--Postponement of Controlled Accumulation Period" for a more detailed discussion of the Controlled Accumulation Period and events which may cause a postponement of the Controlled Accumulation Period.

RAPID AMORTIZATION PERIOD

     A RAPID AMORTIZATION PERIOD begins when a PAY OUT EVENT occurs and continues until the trust has fully paid the principal of this Series or until the Series 1999- termination date. During the RAPID AMORTIZATION PERIOD, PRINCIPAL COLLECTIONS WILL BE USED TO PAY THE CLASS A INVESTOR INTEREST first followed by the CLASS B INVESTOR INTEREST.

See "Description of the Certificates--Principal Payments--Rapid Amortization Period" for a more detailed discussion of the Rapid Amortization Period.

PAY OUT EVENTS

     A PAY OUT EVENT for your series occurs, either automatically or after specified notice, upon

     o the failure of the transferor to make payments or transfers of funds for the benefit of the certificateholders within the time periods stated in the pooling and servicing agreement;

     o material breaches of representations, warranties or covenants of the transferor;

     o bankruptcy or insolvency events involving the transferor, Dillard's or an originator;

     o a reduction of the average of the PORTFOLIO YIELDS for any three consecutive monthly periods to a rate that is less than the average of the BASE RATES for that period;

     o the trust becoming subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     o the failure of the transferor to convey receivables arising under additional accounts when required by the pooling and servicing agreement;

     o the occurrence of a servicer default which would have a material adverse effect on the certificateholders;

     o insufficient funds in the distribution account to pay the CLASS A INVESTOR INTEREST or the CLASS B INVESTOR INTEREST in full on the Class A scheduled payment date or the Class B scheduled payment date, respectively;

     o the transferor's interest in the trust becoming less than the MINIMUM TRANSFEROR INTEREST; or

     o the transferor becomes unable for any reason to transfer receivables to the trust in accordance with the provisions of the pooling and servicing agreement.

     See "Description of the Certificates--Pay Out Events."

PAYMENT RATES


     The following table provides the highest and lowest cardholder monthly payment rates during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown for (a) each of the calendar years ended December 31, 1996 and December 31, 1997 for the Dillard's portfolio and (b) the calendar year ended December 31, 1998 and for the ten calendar months ended October 31, 1999 for the trust portfolio. In each case these rates are calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be treated as payments of principal receivables and finance charge receivables.


     In the table below, monthly averages shown are expressed as an arithmetic average of the payment rate for each month during the period indicated and each month's payment rate representing total payments collected during the given month is expressed as a percentage of the prior month's ending outstanding receivables.

                        CARDHOLDER MONTHLY PAYMENT RATES
                              DILLARD'S PORTFOLIO


                                                                                          YEAR ENDED DECEMBER 31,
                                                                   TEN MONTHS ENDED       ------------------------
                                                                   OCTOBER 31, 1999       1998      1997      1996
                                                                   ----------------       ----      ----      ----
Highest Month...................................................         21.2%            21.7%     21.6%     21.8%
Lowest Month....................................................         16.3             17.1      17.2      17.3
Monthly Average.................................................         18.0             18.8      19.1      19.4


     DNB generally determines the minimum monthly payment for its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 10% ( 1/10 expressed as a percentage). If this amount is less than $20.00, it is increased to $20.00. This amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. It should be noted that DNB does offer different minimum monthly payment terms for selected purchases under its extended revolving, reduced rate revolving and silver club revolving terms. See "Billing and Payments--Customer Terms--Dillard's Credit Cards" in the attached prospectus.

     DNB-LA. generally determines the minimum monthly payment for its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 8.33% ( 1/12 expressed as a percentage). If this amount is less than $10.00, it is increased to $10.00. The sum of this amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. Like DNB, DNB-LA. does offer different minimum monthly payment terms for selected purchases under the extended revolving, reduced rate revolving and silver club revolving terms in addition to other programs which are no longer available for current and future purchases. See "Billing and Payments--Customer Terms--Mercantile Credit Cards" in the attached prospectus.

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of principal receivables for the trust portfolio will be similar to the historical experience described above or that deposits into the principal funding account or the distribution account, as applicable, will be made in accordance with the applicable CONTROLLED ACCUMULATION AMOUNT. If a PAY OUT EVENT occurs, the average life of the certificates could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the CONTROLLED ACCUMULATION AMOUNTS, or a PAY OUT EVENT may occur which would initiate the RAPID AMORTIZATION PERIOD, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A certificates and the Class B certificates to their respective final distribution dates will equal the expected number of months. As described elsewhere in this prospectus supplement, the servicer may shorten the CONTROLLED ACCUMULATION PERIOD. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the CLASS A INVESTOR INTEREST and the CLASS B INVESTOR INTEREST on the Class A scheduled payment date and the Class B scheduled payment date, respectively. See "Certificate Rating" and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS


     The gross revenues from finance charges and fees billed to accounts for
(a) each of the calendar years ended December 31, 1996 and December 31, 1997 in the Dillard's portfolio and (b) the calendar year ended December 31, 1998 and for the ten calendar months ended October 31, 1999 in the trust portfolio are provided in the following table. The historical yield figures in the following tables are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. In addition, collections on account of finance charges will be equal to [ % of the total amount of collections received] [the amount billed as finance charges in the billing statement to which each payment relates]. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. The yield on both an accrual and a cash basis will be affected by numerous factors, including


     o monthly periodic finance charges on the receivables;

     o fees charged;

     o changes in the delinquency rate on the receivables; and

     o the percentage of cardholders who pay their balances in full each month and do not incur finance charges.

Additionally, the monthly yield on a cash basis will be affected by the number of collection days in such month. See "Risk Factors".


     In the table below, finance charges and fees billed include periodic and minimum finance charges, [annual membership fees], late charges and fees for returned checks. Finance charges and fees billed are presented net of adjustments made pursuant to DNB'S and DNB-LA.'S normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts. Average receivables outstanding means the average of the daily receivable balance during the period indicated. Yield from finance charges and fees billed is calculated as a percentage of average receivables outstanding. The percentage reflected for the ten months ended October 31, 1999 is an annualized figure.

                                PORTFOLIO YIELD
                              DILLARD'S PORTFOLIO
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                          TEN MONTHS                YEAR ENDED DECEMBER 31,
                                                             ENDED           --------------------------------------
                                                         OCTOBER 31, 1999       1998          1997          1996
                                                         ----------------    ----------    ----------    ----------
Finance Charges and Fees Billed.......................      $  217,672       $  300,743    $  314,609    $  292,332
Average Receivables Outstanding.......................       1,419,723        1,601,806     1,621,624     1,595,213
Yield from Finance charges and Fees Billed............            18.4%            18.8%         19.4%         18.3%


     Revenues vary for each account based on the type and volume of activity for each account. Because the trust portfolio represents only a portion of the Dillard's portfolio, actual yield with respect to receivables may be different from that described above. See "Dillard's Credit Card Portfolio" and "The Receivables--Additional Trust Portfolio Information" in this supplement and "Dillard's Credit Card Activities" in the attached prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the certificates will be (i) [used to make an initial deposit to the finance charge account in the amount of $ for the payment of interest on the certificates on the first distribution date,
(ii)] if so required, used to make an initial deposit to an account for the benefit of the collateral interest holder and (iii) paid to the transferor. The transferor will use the balance together with funds received from Condev Nevada, Inc. as a contribution to its capital to pay the originators [and the other receivables sellers] for the purchase of the receivables held by the trust.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued pursuant to the pooling and servicing agreement, among the transferor, the servicer and the trustee as supplemented by the supplement for this series. Unless noted otherwise, references to the "pooling and servicing agreement" or the "agreement" are to the pooling and servicing agreement as supplemented by the series supplement. The transferor and the trustee may execute further series supplements in order to issue additional series if the conditions for the issuance of additional series in the agreement are satisfied.

     While this summary discloses the material terms of the certificates, it is not a complete description. You should refer to the pooling and servicing agreement and the series supplement for a complete description. You should also refer to the "Description of the Certificates" in the attached prospectus for additional information concerning the certificates and the agreement.

GENERAL

     The certificates represent the right to receive payments from the assets of the trust, including the right to the applicable allocation percentage of all cardholder payments on the receivables in the trust.

     Each Class A certificate represents the right to receive:

     o payments of interest on each distribution date at the Class A certificate rate from finance charge receivables,

     o payments of principal on               , 20  in an amount equal to the
       principal amount of the certificates from principal receivables or on other dates following the occurrence of a PAY OUT EVENT, and

     o collections allocated to the CLASS A INVESTOR INTEREST from:

          o EXCESS SPREAD, which represents the balance remaining after money available in the finance charge account is allocated to the CLASS A AVAILABLE FUNDS, CLASS B AVAILABLE FUNDS and COLLATERAL AVAILABLE FUNDS;

          o funds on deposit in the principal funding account and the reserve account, including investment earnings on those accounts;

          o REALLOCATED PRINCIPAL COLLECTIONS, which represent amounts available from another class of certificates of this series;

          o SHARED PRINCIPAL COLLECTIONS, which represent amounts available from other series of certificates; and

          o other available amounts, possibly including amounts on deposit in the excess funding account established under the agreement.

     Each Class B certificate represents the right to receive:

     o payments of interest on each distribution date at the Class B certificate rate from finance charge receivables;

     o payments of principal on               , 20  in an amount equal to the
       principal amount of the certificates from principal receivables, and

     o collections allocated to the CLASS B INVESTOR INTEREST from:

          o EXCESS SPREAD;

          o REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS, which represent amounts allocable to the Collateral Interest;

          o SHARED PRINCIPAL COLLECTIONS; and

          o other available amounts, possibly including amounts on deposit in the excess funding account established under the agreement.

     Payments of interest and principal will be made on each distribution date on which payments are due. You will be paid on a distribution date if you were a registered certificateholder on the last business day of the calendar month preceding the distribution date.


     The transferor will initially own the transferor certificate, which represents the right to a percentage of all cardholder payments on the receivables in the trust. The transferor may transfer the transferor certificate in whole or in part subject to limitations and conditions under the agreement. See "Description of the Certificates--Matters Regarding the Transferor and the Servicer" in the attached prospectus.


STATUS OF THE CERTIFICATES

     Upon issuance, the certificates will rank pari passu with all other outstanding series. Payments on the Class B certificates are subordinated to payments on the Class A certificates as described in this prospectus supplement.

INTEREST PAYMENTS


     The distribution date for your series will be the 15th day of each month (or, if that day is not a business day, the next succeeding business day);
except that the first distribution date will be             ,      . The
interest period for any distribution date will be the period from and including the previous distribution date through the day preceding the distribution date for which the interest period is being determined; except that the interest period for the first distribution date will be the period from the closing date
for your series through             ,      . The record date for a distribution
date will be the last business day of the calendar month preceding that distribution date. The transfer date for your series is the business day immediately preceding each distribution date.


Interest on the Class A certificates will:

     o accrue at the Class A certificate rate from the closing date;

     o be calculated at the Class A certificate rate

          o from the closing date through             , 1999; and

          o for each subsequent interest period;

     o be calculated on the

          o initial outstanding principal balance of the Class A certificates from the closing date for the first distribution date; and

          o outstanding principal balance of the Class A certificates as of the preceding record date on each subsequent distribution date;

     o be paid from

          o CLASS A AVAILABLE FUNDS for the related monthly period; and

          o to the extent CLASS A AVAILABLE FUNDS are insufficient to pay the interest, from

               o EXCESS SPREAD; and

               o REALLOCATED PRINCIPAL COLLECTIONS (to the extent available)

                   for the related monthly period; and

     o be distributed to Class A certificateholders on each distribution date.

Interest on the Class B certificates will:

     o accrue at the Class B certificate rate from the closing date;

     o be calculated at the Class B certificate rate

          o from the closing date through             , 1999; and

          o for each subsequent interest period;

     o be calculated on the

          o initial outstanding principal balance of the Class B certificates from the closing date for the first distribution date; and

          o outstanding principal balance of the Class B certificates as of the preceding record date on each subsequent distribution date;

     o be paid from

          o CLASS B AVAILABLE FUNDS for the related monthly period; and

          o to the extent CLASS B AVAILABLE FUNDS are insufficient to pay the interest, from

               o EXCESS SPREAD; and

               o REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS (to the extent available)

                   for the related monthly period remaining after selected other payments have been made on the Class A certificates; and

     o be distributed to Class B certificateholders on each distribution date;

     Interest due on the certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest. Additional interest will accrue on the same basis as interest on the certificates, and will accrue from the distribution date on which the overdue interest first became due, to but excluding the distribution date on which the additional interest is paid.

     The trustee will determine LIBOR on             , 1999 for the period from
the closing date through             , 1999 and for each interest period, on
each LIBOR determination date which will be the second London business day prior to the distribution date on which that interest period begins. For the purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     The Class A certificate rate and the Class B certificate rate applicable to the current and immediately preceding interest period may be obtained by
telephoning the trustee at its Corporate Trust Office at (212)          . [The
trustee will cause the Class A certificate rate and the Class B certificate rate as well as the amount of CLASS A MONTHLY INTEREST and CLASS B MONTHLY INTEREST applicable to an interest period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of the relevant interest period.] This information will also be included in a statement to the certificateholders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificateholders" in the attached prospectus.


     Interest on the certificates will be calculated on the basis of the actual number of days in the interest period and a 360-day year.

PRINCIPAL PAYMENTS

     You will receive payments of principal in one payment on the Class A expected maturity date or the Class B expected maturity date, as applicable, in an amount equal to the principal amount of the certificates and subject to the conditions and exceptions set forth below. The trust will not pay principal to Class B certificateholders until it has made the final principal payment to Class A certificateholders.

Revolving Period.

     The revolving period begins on the closing date and ends with the commencement of an AMORTIZATION PERIOD or an ACCUMULATION PERIOD. During this period, the trust will not pay principal to you. During the revolving period and on each transfer date, the business day immediately preceding a distribution date, collections under principal receivables will generally be treated as SHARED PRINCIPAL COLLECTIONS or deposited into an excess funding account. This treatment is subject to limitations, including the allocation of any REALLOCATED PRINCIPAL COLLECTIONS for a given monthly period to pay the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT.

Controlled Accumulation Period.

     On each transfer date during the CONTROLLED ACCUMULATION PERIOD, the trustee will deposit into the principal funding account an amount equal to the least of the following amounts:

          o the AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date,

          o the applicable CONTROLLED DEPOSIT AMOUNT, which, for that monthly period, is an amount equal to the CONTROLLED ACCUMULATION AMOUNT plus the ACCUMULATION SHORTFALL, if any, and

          o the CLASS A ADJUSTED INVESTOR INTEREST prior to any deposits on the transfer date.

          The trust will pay Class A certificateholders principal in a single payment on the Class A scheduled maturity date using funds from the principal funding account. After the CLASS A INVESTOR INTEREST has been paid in full, the trust will pay into the distribution account, until the CLASS B INVESTOR INTEREST has been paid in full, an amount equal to the least of the following amounts:

          o AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date, for the and

          o the CLASS B INVESTOR INTEREST.

          The trust will pay Class B certificateholders principal in a single payment on the Class B scheduled maturity date using funds from the distribution account.

     During the CONTROLLED ACCUMULATION PERIOD until the final principal payment to the Class B certificateholders, the portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS not applied to CLASS A MONTHLY PRINCIPAL, CLASS B MONTHLY PRINCIPAL or COLLATERAL MONTHLY PRINCIPAL on a transfer date will generally be treated as SHARED PRINCIPAL COLLECTIONS or deposited into the excess funding account.

Rapid Amortization Period.

     On each distribution date during the RAPID AMORTIZATION PERIOD, the Class A certificateholders will be entitled to receive AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the related monthly period in an amount up to the CLASS A INVESTOR INTEREST. Certificateholders will receive payments until the earlier of the date the Class A certificates are paid in full and the
Series 1999-   termination date.

     After payment in full of the CLASS A INVESTOR INTEREST, the Class B certificateholders will be entitled to receive AVAILABLE INVESTOR PRINCIPAL COLLECTIONS on each distribution date in an amount up to the CLASS B

INVESTOR INTEREST. Certificateholders will receive payments until the earlier of the date the Class B Certificates are paid in full and the Series 1999-termination date.

     After payment in full of the CLASS B INVESTOR INTEREST, the collateral interest holder will be entitled to receive AVAILABLE INVESTOR PRINCIPAL COLLECTIONS on each transfer date other than the transfer date prior to the
Series 1999-   termination date and on the Series 1999-   termination date. The
collateral interest holders will receive payments until the earlier of the date
the collateral interest is paid in full and the Series 1999-   termination date.

     See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     Upon written notice to the trustee, the servicer may elect to postpone the commencement of the CONTROLLED ACCUMULATION PERIOD, and extend the length of the REVOLVING PERIOD, subject to certain conditions including those described below. The servicer may make this election only if the number of whole months needed to fund the principal funding account based on expected collections of principal on the receivables available to pay your series and those needed to pay other
series is less than twelve months. On the             , 200  determination date
and on each subsequent determination date which will be the fourth business day before each transfer date until the CONTROLLED ACCUMULATION PERIOD begins, the servicer will review the amount of available Principal Collections and may elect to postpone the commencement of the CONTROLLED ACCUMULATION PERIOD. In making this determination, the servicer will assume that the principal payment rate will be no greater than the lowest monthly payment rate for the preceding
12 months.

     The effect of the preceding calculation is to permit the reduction of the length of the CONTROLLED ACCUMULATION PERIOD based on the investor interests of other series which are scheduled to be in their revolving periods during the CONTROLLED ACCUMULATION PERIOD and on increases in the principal payment rate occurring after the closing date. The length of the CONTROLLED ACCUMULATION PERIOD will not be determined to be less than one month.

SUBORDINATION

     Class B Certificates

          o The Class B certificates will be subordinated to the extent necessary to fund payments to the Class A certificates;

          o Principal payments allocable to the Class B certificates may be reallocated to cover amounts in respect of the Class A certificates; and

          o The CLASS B INVESTOR INTEREST may be reduced if the Collateral Interest is equal to zero resulting in a reduced percentage of finance charge receivables being allocated to the CLASS B INVESTOR INTEREST. To the extent the reduction is not reimbursed, the amount of principal and interest distributable to the Class B certificateholders will be reduced.

No principal will be paid to the Class B certificateholders until the CLASS A INVESTOR INTEREST is paid in full. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

     Collateral Interest.

          o The collateral interest will be subordinated to the extent necessary to the Class A and Class B certificates;

          o Principal payments allocable to the collateral interest may be reallocated to cover payments to the Class A and Class B certificates; and

          o The collateral interest may be reduced.

ALLOCATION PERCENTAGES

     For each monthly period the servicer will allocate among the investor interest for your series, the investor interest for all other series issued and outstanding and the transferor interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all default amounts.

     Collections of Finance Charge Receivables and Default Amounts

     At any time, collections of finance charge receivables and default amounts will be allocated to the investor interest based on the FLOATING INVESTOR PERCENTAGE. Allocations to the

          o Class A certificateholders will be based on the CLASS A FLOATING ALLOCATION;

          o Class B certificateholders will be based on the CLASS B FLOATING ALLOCATION; and

          o collateral interest holder will be based on the COLLATERAL FLOATING ALLOCATION.

     Collections of Principal Receivables

     During the REVOLVING PERIOD, collections of principal receivables will be allocated to the

          o Class A certificateholders based on the CLASS A FLOATING ALLOCATION;

          o Class B certificateholders based on the CLASS B FLOATING ALLOCATION; and

          o collateral interest holder based on the COLLATERAL FLOATING ALLOCATION.

     During the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD, collections of principal receivables will be allocated to the investor interest based on the FIXED INVESTOR PERCENTAGE. Allocations to the

          o Class A certificateholders will be based on the CLASS A FIXED ALLOCATION;

          o Class B certificateholders will be based on the CLASS B FIXED ALLOCATION; and

          o collateral interest holder will be based on the COLLATERAL FIXED ALLOCATION.

REALLOCATION OF CASH FLOWS

     Class A Required Amount

     With respect to each transfer date, the servicer will determine the CLASS A REQUIRED AMOUNT, which will be equal to the amount, if any, by which the sum of

          o CLASS A MONTHLY INTEREST due on the related distribution date and overdue CLASS A MONTHLY INTEREST and Class A additional interest, if any,

          o the Class A servicing fee for the related monthly period and overdue Class A servicing fee, if any; and

          o the CLASS A INVESTOR DEFAULT AMOUNT, if any, for the related monthly period exceeds the CLASS A AVAILABLE FUNDS for the related monthly period.

If the CLASS A REQUIRED AMOUNT is greater than zero, the following sources will be used to fund this amount in the order in which they appear:

          o funds available for this purpose from the EXCESS SPREAD allocated to
            Series 1999-   for that transfer date; then

          o REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS for the related monthly period; then

          o REALLOCATED CLASS B PRINCIPAL COLLECTIONS for the related monthly period; then

          o collateral interest collections will be reduced by the amount of the insufficiency until the collateral interest collections are reduced to zero; then

             o after giving effect to reductions for any COLLATERAL CHARGE-OFFS and REALLOCATED PRINCIPAL COLLECTIONS on the transfer date; and then

             o provided that the reduction will not be by more than the CLASS A
               INVESTOR DEFAULT AMOUNT for that monthly period; then

          o CLASS B INVESTOR INTEREST will be reduced by the remaining insufficiency until the CLASS B INVESTOR INTEREST is reduced to zero;

             o after giving effect to reductions for any CLASS B INVESTOR
               CHARGE-OFFS and any REALLOCATED CLASS B PRINCIPAL COLLECTIONS for which the collateral interest was not reduced on that transfer date; and then

             o provided that the reduction will not be by more than the CLASS A
               INVESTOR DEFAULT AMOUNT for that monthly period over the amount of the reduction, if any, of the collateral interest with respect to the relevant monthly period; and then

          o CLASS A INVESTOR INTEREST will be reduced by the remaining insufficiency;

             o provided that, the CLASS A INVESTOR INTEREST will not be reduced by more than the excess, if any, of the CLASS A INVESTOR DEFAULT AMOUNT for the relevant monthly period over the amount of the reductions, if any, of the collateral interest and the CLASS B INVESTOR INTEREST with respect to the relevant monthly period.

     Any reduction in the CLASS A INVESTOR INTEREST will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In that case, the Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs."

     Class B Required Amount

     With respect to each transfer date, the servicer will determine the CLASS B REQUIRED AMOUNT, which will be equal to the sum of

          o the amount, if any, by which the sum of

             o CLASS B MONTHLY INTEREST due on the related distribution date and overdue CLASS B MONTHLY INTEREST and Class B additional interest, if any; and

             o the Class B servicing fee for the related monthly period and overdue Class B servicing fee, if any; and

          o the CLASS B INVESTOR DEFAULT AMOUNT, if any, for the related monthly period.

If the CLASS B REQUIRED AMOUNT is greater than zero, the following sources will be used to fund this amount in the order in which they appear:

          o EXCESS SPREAD allocated to Series 1999-   not required to pay the
            CLASS A REQUIRED AMOUNT or reimburse CLASS A INVESTOR CHARGE-OFFS for that transfer date; then

          o REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS not required to fund the CLASS A REQUIRED AMOUNT for the related monthly period; then

          o collateral interest collected on the transfer date will be reduced by the remaining insufficiency until the collateral interest collections are reduced to zero;

             o after any adjustments made thereto for the benefit of the
               Class A certificateholders;

             o after giving effect to reductions for any COLLATERAL CHARGE-OFFS and REALLOCATED PRINCIPAL; and

             o provided that the reduction will not be more than the CLASS B
               INVESTOR DEFAULT AMOUNT for the monthly period; then

          o CLASS B INVESTOR INTEREST collections on the transfer date will be reduced by the remaining insufficiency; then

             o after giving effect to reductions for any COLLATERAL CHARGE-OFFS and REALLOCATED PRINCIPAL COLLECTIONS; and

             o provided that the reduction will not be more than the CLASS B
               INVESTOR DEFAULT AMOUNT for that monthly period.

     The reduction of the CLASS B INVESTOR INTEREST will not be more than the excess of the CLASS B INVESTOR DEFAULT AMOUNT for such monthly period over the amount of such reduction of the collateral interest, and the Class B certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs."

     Reductions of the CLASS A INVESTOR INTEREST or CLASS B INVESTOR INTEREST described above will be reimbursed by, and the CLASS A INVESTOR INTEREST or CLASS B INVESTOR INTEREST increased to the extent of, EXCESS SPREAD available for that purpose on each transfer date. When reductions of the CLASS A INVESTOR INTEREST and CLASS B INVESTOR INTEREST have been fully reimbursed, reductions of the collateral interest will be reimbursed until reimbursed in full in a similar manner. See "--Application of Collections--Excess Spread."

APPLICATION OF COLLECTIONS

     Allocations.

     Except as otherwise provided below, the servicer will deposit any payment collected on the receivables into the collection account no later than the second business day following the date of processing. On the same day as the deposit is made, the servicer will make the deposits and payments to the accounts and parties below. However, as long as DNB remains the servicer, it may make deposits and payments on each transfer date in an amount equal to the net amount of deposits and payments which would otherwise have been made as long as one of the following conditions is satisfied:

          o the servicer provides to the trustee a letter of credit or other credit enhancement covering the risk of collection of the servicer acceptable to the rating agencies and reliance on the letter of credit or other credit enhancement will not result in the lowering of any rating agency's then existing rating of any outstanding series;

          o Dillard's, so long as the servicer is wholly-owned by Dillard's, has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's; or

          o some other arrangement is made by the servicer which is approved in writing by each rating agency rating any outstanding series.

     Regardless of anything to the contrary in the pooling and servicing agreement and whether the servicer is required to make monthly or daily deposits from the collection account, the servicer will only be required to deposit collections from the collection account up to the required amount to be deposited into any deposit account or, without duplication, distributed on or prior to the related distribution date to certificate holders or to the collateral interest holder. If at any time prior to the related distribution date the amount of collections deposited in the collection account exceeds the amount required to be deposited from the collection account to a deposit account or distributed to a certificate holder or the collateral interest holder, the servicer will be permitted to withdraw the excess from the collection account.

     Payment of Interest, Fees and Other Items.

     On each transfer date, the trustee will apply the CLASS A AVAILABLE FUNDS, CLASS B AVAILABLE FUNDS and COLLATERAL AVAILABLE FUNDS in the finance charge account in the following manner:

          On each transfer date, an amount equal to CLASS A AVAILABLE FUNDS will be distributed in the following priority:

             o First, an amount equal to the CLASS A MONTHLY INTEREST for the related distribution date, plus the amount of any overdue
               CLASS A MONTHLY INTEREST and Class A additional interest, if any, will be deposited into the distribution account for distribution to Class A certificateholders on the related distribution date;

             o Second, an amount equal to the Class A servicing fee for the related monthly period, plus the amount of any overdue Class A servicing fee, will be paid to the servicer;

             o Third, an amount equal to the CLASS A INVESTOR DEFAULT AMOUNT, if any, for the related monthly period will be treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposited into the principal account for the transfer date; and

             o Fourth, the balance, if any, will constitute a portion of EXCESS
               SPREAD and will be allocated and distributed as described under "--Excess Spread."

          On each transfer date, an amount equal to CLASS B AVAILABLE FUNDS will be distributed in the following priority:

             o First, an amount equal to the CLASS B MONTHLY INTEREST for the related distribution date, plus the amount of any overdue
               CLASS B MONTHLY INTEREST and Class B additional interest, if any, will be deposited into the distribution account for distribution to Class B certificate holders on the related distribution date;

             o Second, an amount equal to the Class B servicing fee for the related monthly period, plus the amount of any overdue Class B servicing fee, will be paid to the servicer; and

             o Third, the balance, if any, will constitute a portion of EXCESS
               SPREAD and will be allocated and distributed as described under "--Excess Spread. "

          On each transfer date, an amount equal to COLLATERAL AVAILABLE FUNDS will be distributed in the following priority:

             o First, if neither DNB nor the trustee is the servicer, an amount equal to the collateral interest servicing fee for the related monthly period, plus the amount of any overdue collateral interest servicing fees, will be paid to the servicer, and

             o Second, the balance, if any, will constitute a portion of EXCESS
               SPREAD and will be allocated and distributed as described under "--Excess Spread."

     Excess Spread.

          On each transfer date, the trustee, acting under the servicer's instructions, will apply EXCESS SPREAD for the related monthly period, to make the following distributions in the following priority:

             o an amount equal to the CLASS A REQUIRED AMOUNT, if any, for the transfer date will be applied to pay amounts due on the transfer date relating to CLASS A AVAILABLE FUNDS above under "--Payment of Interest, Fees and Other Items."

             o an amount equal to the total amount of CLASS A INVESTOR
               CHARGE-OFFS which have not been previously reimbursed (after giving effect to the allocation on the transfer date of other amounts applied for that purpose) will be deposited into the principal account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date as described under "--Payments of Principal" below;

             o an amount equal to the CLASS B REQUIRED AMOUNT, if any, for the transfer date will be used to pay

                o amounts due on the transfer date in accordance with the first two priorities relating to Class B Available Funds above under "--Payment of Interest, Fees and Other Items;" and

                o then, the amount remaining, up to the CLASS B INVESTOR DEFAULT
                  AMOUNT, will be deposited into the principal account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date as described under "--Payments of Principal" below;

             o an amount equal to the total amount by which the CLASS B INVESTOR
               INTEREST has been reduced below the initial CLASS B INVESTOR INTEREST for reasons other than the payment of principal to the Class B certificateholders (but not in excess of the aggregate amount of the reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date as described under "--Payments of Principal" below;

             o an amount equal to the COLLATERAL MONTHLY INTEREST for the transfer date, plus the amount of any COLLATERAL MONTHLY INTEREST previously due but not distributed to the collateral interest holder on a prior transfer date, will be distributed to the collateral interest holder for distribution in accordance with the pooling and servicing agreement;


             o if neither DNB nor the trustee is the servicer, an amount equal to the collateral interest servicing fee for the related monthly period, plus the amount of any overdue collateral interest servicing fee, will be paid to the servicer;


             o an amount equal to the total COLLATERAL DEFAULT AMOUNT, if any, for the transfer date will be deposited into the principal account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date as described under "--Payments of Principal" below;

             o an amount equal to the total amount by which the collateral interest has been reduced below the REQUIRED COLLATERAL INTEREST for reasons other than the payment of principal to the collateral interest holder (but not in excess of the aggregate amount of reductions which have not been previously reimbursed) will be deposited into the principal account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS for the transfer date as described under "--Payments of Principal" below;

             o on each transfer date from and after the RESERVE ACCOUNT FUNDING
               DATE, BUT PRIOR TO THE DATE ON WHICH THE RESERVE ACCOUNT terminates as described under "--Reserve Account," an amount up to the excess, if any, of the REQUIRED RESERVE ACCOUNT AMOUNT over the AVAILABLE RESERVE ACCOUNT AMOUNT will be deposited into the reserve account;

             o the amounts determined to be payable pursuant to the pooling and servicing agreement shall be paid to the collateral interest holder; and

             o the balance, if any, after giving effect to the payments made pursuant to subparagraphs above, will constitute EXCESS FINANCE CHARGE COLLECTIONS to be applied with respect to other series.

     The diagram on the next page demonstrates the application of collections of
finance charge receivables allocated to Series 1999-   . The diagram is a
simplified demonstration of allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES


                                                           [FLOW CHART]

                                            Collections of Finance Charge Receivables
                                                     Allocated to Your Series
                                                               |
                     |-----------------------------------------|--------------------------------------------|
                 Arrow Down                                Arrow Down                                   Arrow Down
                     |                                         |                                            |
          Class A Investor Interest                Class B Investor Interest                       Collateral Interest
                     |                                         |                                            |
                 Arrow Down                                Arrow Down                                   Arrow Down
                     |                                         |                                            |
          1. Class A Interest Payments            1. Class B Interest Payments                  1. Collateral Interest
          2. Class A Servicing Fee                2. Class B Servicing Fee                         Servicing Fee
          3. Class A Default Amount                            |                                            |
                     |                                         |                                            |
                     |-----------------------------------------|--------------------------------------------
                                                           Arrow Down
                                                               |
                                                        Excess Collections of  ---- Arrow Left --- Excess Finance Charge
                                                        Finance Charges                            Collections from
                                                               |                                   Other Series
                                                               |
                                                           Arrow Down
                                                               |
                                                               |
                                                1.  Class A Interest Payment
                                                2.  Class A Servicing Fee
                                                3.  Class A Default Amount
                                                4.  Reimburse Class A Investor Interest
                                                5.  Class B Interest Payment
                                                6.  Class B Servicing Fee
                                                7.  Class B Default Amount
                                                8.  Reimburse Class B Investor Interest
                                                9.  Collateral Interest and certain other items
                                                10. Other Series of Certificates


     Payments of Principal. On each transfer date, the trustee, acting on the servicer's instructions, will distribute AVAILABLE INVESTOR PRINCIPAL COLLECTIONS (see "--Principal Payments" above) on deposit in the principal account in the following manner:

          o on each transfer date during the REVOLVING PERIOD, all AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be distributed or deposited in the following priority:

             o an amount equal to the COLLATERAL MONTHLY PRINCIPAL will be paid to the collateral interest holder in accordance with the pooling and servicing agreement; and

             o the balance will be treated as SHARED PRINCIPAL COLLECTIONS and applied as described under "Description of the Certificates--Shared Principal Collections" in this prospectus supplement and in the attached prospectus;

          o on each transfer date during the CONTROLLED ACCUMULATION PERIOD or the RAPID AMORTIZATION PERIOD, all AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be distributed or deposited in the following priority:

             o CLASS A MONTHLY PRINCIPAL will be

                o during the CONTROLLED ACCUMULATION PERIOD, deposited in the principal funding account (up to the CONTROLLED DEPOSIT AMOUNT for the transfer date) or

                o during the RAPID AMORTIZATION PERIOD, distributed to the
                  Class A certificateholders; and

             o for each transfer date after the CLASS A INVESTOR INTEREST has been paid in full (after taking into account payments to be made on the related distribution date), the CLASS B MONTHLY PRINCIPAL for the transfer date will be distributed to the Class B certificateholders;

          o on each transfer date during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD in which a reduction in the REQUIRED COLLATERAL INTEREST has occurred, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS not applied to CLASS A MONTHLY PRINCIPAL or CLASS B MONTHLY PRINCIPAL will be applied to reduce the collateral interest to the REQUIRED COLLATERAL INTEREST; and

          o on each transfer date during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD, the balance of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS not applied according to the two paragraphs relating to the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD above, if any, will be treated as SHARED PRINCIPAL COLLECTIONS and applied as described under "Description of the Certificates--Shared Principal Collections" in this prospectus supplement and in the attached prospectus.

     The final distribution of principal and interest on the certificates will be made no later than the distribution date in the manner provided in "Description of the Certificates--Final Payment of Principal; Termination" in the attached prospectus.

     The Series 1999-  termination date will be the earliest of:

          o the distribution date on which the investor interest is paid in full;

          o the o distribution date; or

          o the TRUST TERMINATION DATE.

     After the Series 1999- termination date, the trust will have no further obligation to pay principal or interest on the certificates.

     The diagram below demonstrates the manner in which collections of principal receivables are allocated and applied to Series 1999- . The diagram is a simplified demonstration of allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES


                                              [FLOW CHART]

                                Collections of Principal Receivables
                                        Allocated to Your Series
                                                   |
                     -------------------------------------------------------------
     |                      |
                     |                                                       Arrow Down
                     |                                                           |
                     |                                                Class B Investor Interest
     |                      |
                     |                                                       Arrow Down
                     |                                                           |
 Arrow Down                                        Reallocation to unpaid:
                     |                                             1. Class A Interest Payments
          Class A Investor Interest                                2. Class A Servicing Fee
                     |                                             3. Class A Default Amount
                     |                                                           |
                     |                             |------------------------------
                     ------------------------------|
                                                   |
                                               Arrow Down
                                                   |
                                                   |
                                        Available Investor Principal  --- Arrow Left -------  Shared Principal Collections
                                                Collections                                         from Other Series
                                                   |
                                               Arrow Down
                                                   |
                                During Accumulation or amortization period:
                                1. Class A Principal Payment or Deposit
                                2. Class B Principal Payment
                                3. Collateral Interest Principal Payment
                                                   |
                                               Arrow Down
                                                   |
                                        Shared Principal Collections to
                                          Other Series, if necessary
                                                   |
                                               Arrow Down
                                                   |
                                        Dillard Asset Funding Company


SHARED EXCESS FINANCE CHARGE COLLECTIONS

     This series will be included in Group I. Any other series which may be issued by the trust from time to time, may also be included in Group I. [There are currently no other series included in Group I. Group I is currently the only group in the trust.] The series supplement for each series will specify whether a given series will be included in a group.

     Each series in Group I will:

          o share EXCESS FINANCE CHARGE COLLECTIONS with each other series, if any, in Group I;

          o apply pro rata, EXCESS FINANCE CHARGE COLLECTIONS to cover any shortfalls of amounts payable from collections of finance charge receivables allocable to any other series included in Group I; and

          o pay the holder of the transferor certificate, EXCESS FINANCE CHARGE COLLECTIONS, if any, remaining after covering shortfalls on all outstanding series in the group.

     While this series is included in Group I, there can be no assurance that:

          o any other series will be included in the group; or

          o there will be any EXCESS FINANCE CHARGE COLLECTIONS for the group for any monthly period.

     While the transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of EXCESS FINANCE CHARGE COLLECTIONS among series in a group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

SHARED PRINCIPAL COLLECTIONS

     Collections of principal receivables for any monthly period allocated to the investor interest will cover:

          o during the CONTROLLED ACCUMULATION PERIOD:

             o deposits of the applicable CONTROLLED DEPOSIT AMOUNT to

                o the principal funding account; or

                o the distribution account; and

          o during the RAPID AMORTIZATION PERIOD:

             o first, payments to the certificateholders; and

             o second, payments to the collateral interest holder.

     For any monthly period, the servicer will allocate the SHARED PRINCIPAL
COLLECTIONS:

          o first, to cover PRINCIPAL SHORTFALLS, on a pro rata basis among the applicable series (but not investor charge-offs for any series); and

          o second, to the extent SHARED PRINCIPAL COLLECTIONS exceed PRINCIPAL SHORTFALLS, to:

             o the holder of the transferor certificate; or

             o the excess funding account;

REQUIRED COLLATERAL INTEREST

     On any transfer date, if the collateral interest is less than the REQUIRED COLLATERAL INTEREST, some EXCESS SPREAD, if available, will be allocated to increase the collateral interest to the extent of the shortfall. Any of the EXCESS SPREAD not required to be so allocated or deposited into the reserve account on any transfer date will be applied in accordance with the pooling and servicing agreement. See "--Application of Collections--Excess Spread."

ADJUSTMENT PAYMENTS

     If on any business day the Servicer adjusts the amount of any principal receivable due to a dilution, then the amount of the transferor interest in the trust will be reduced, on a net basis, by the amount of such adjustment on that business day. In the event the transferor interest would fall below the MINIMUM TRANSFEROR INTEREST, the transferor will be required to pay the trust an ADJUSTMENT PAYMENT. ADJUSTMENT PAYMENTS made by the transferor will be treated as EXCESS SPREAD. If the transferor fails to pay when due, EXCESS SPREAD and REALLOCATED PRINCIPAL COLLECTIONS for Series 1999- may be applied. To the extent these amounts are insufficient to cover the portion of the unpaid ADJUSTMENT PAYMENTS allocated to Series 1999- , there will be an INVESTOR CHARGE-OFF as described below.

DEFAULTED RECEIVABLES; DILUTIONS; INVESTOR CHARGE-OFFS

     On or before each transfer date, the servicer will:

          o calculate the INVESTOR DEFAULT AMOUNT for the preceding monthly period;

          o allocate the CLASS A INVESTOR DEFAULT AMOUNT to the Class A certificateholders;

          o allocate the CLASS B INVESTOR DEFAULT AMOUNT to the Class B certificateholders; and

          o allocate the COLLATERAL DEFAULT AMOUNT to the collateral interest holder.

Class A Certificates

     If the CLASS A INVESTOR DEFAULT AMOUNT exceeds the available amount of

          o EXCESS SPREAD and

          o REALLOCATED PRINCIPAL COLLECTIONS; then

the following reductions will occur to the extent necessary and in the order in which they appear:

          o the collateral interest, after giving effect to reductions for any COLLATERAL CHARGE-OFFS and any REALLOCATED PRINCIPAL COLLECTIONS on the transfer date, will be reduced by the lesser of:

             o the CLASS A INVESTOR DEFAULT AMOUNT; and

             o the collateral interest

until the collateral interest is zero; then

          o the CLASS B INVESTOR INTEREST will be reduced until the CLASS B INVESTOR INTEREST is reduced to zero, after giving effect to reductions for any CLASS B INVESTOR CHARGE-OFFS and any REALLOCATED CLASS B PRINCIPAL COLLECTIONS on the transfer date; and then

          o the CLASS A INVESTOR INTEREST will be reduced by the CLASS A INVESTOR CHARGE-OFFS.

     Any reduction in the CLASS A INVESTOR INTEREST, will

          o slow or even reduce the return of principal and interest to the Class A certificateholders; and

          o be reimbursed up to the total amount of CLASS A INVESTOR CHARGE-OFFS on any transfer date by the amount of EXCESS SPREAD allocated and available for that purpose.

Class B Certificates

     If the CLASS B INVESTOR DEFAULT AMOUNT exceeds the available amount of

          o EXCESS SPREAD and

          o REALLOCATED PRINCIPAL COLLECTIONS; then

the following reductions will occur to the extent necessary and in the order in which they appear:

          o collateral interest, after giving effect to reductions for any COLLATERAL CHARGE-OFFS and any REALLOCATED PRINCIPAL COLLECTIONS on the transfer date and after giving effect to any adjustments due to the preceding paragraph, will be reduced by the lesser of:

             o the CLASS B INVESTOR DEFAULT AMOUNT; and

             o the collateral interest
             until the collateral interest is zero; and then

          o the CLASS B INVESTOR INTEREST will be reduced by the CLASS B INVESTOR CHARGE-OFF.

     Any reduction in the CLASS B INVESTOR INTEREST, will

          o slow or even reduce the return of principal and interest to the Class B certificateholders; and

          o be reimbursed up to the unpaid principal balance of the Class B certificates on any transfer date by the amount of EXCESS SPREAD allocated and available for that purpose.

Collateral Interest

     If the COLLATERAL DEFAULT AMOUNT exceeds the available amount of EXCESS SPREAD which is allocated and available to fund the amount as described under "--Application of Collections--Excess Spread," then the collateral interest will be reduced by the COLLATERAL CHARGE-OFFS. Any reduction in the collateral interest reduced by:

          o COLLATERAL CHARGE-OFFS; or

          o allocations to Class A or Class B certificates;

will be reimbursed on any later transfer date by the amount of EXCESS SPREAD allocated and available for that purpose.

SERVICER GUARANTEE

     The obligations of the servicer under the pooling and servicing agreement will be guaranteed by Dillard's under a servicer guarantee.

PRINCIPAL FUNDING ACCOUNT

     Under the Series 1999- supplement, the trustee at the direction of the servicer will:

          o establish and maintain the principal funding account;

          o during the CONTROLLED ACCUMULATION PERIOD and RAPID AMORTIZATION PERIOD, transfer collections from the principal account to the principal funding account as described underb "--Application of Collections." related to

             o principal receivables (other than REALLOCATED PRINCIPAL
               COLLECTIONS) and

             o SHARED PRINCIPAL COLLECTIONS from other series, if any, allocated to Series 1999-  ; and

          o ultimately use these collections to pay the principal of the Class A certificates on the earlier of

             o the Class A scheduled payment date or

             o the first distribution date during the RAPID AMORTIZATION PERIOD.

     Funds on deposit in the principal funding account will be invested until the following transfer date by the trustee at the direction of the servicer in permitted investments. The proceeds from these investments will be applied on each transfer date as CLASS A AVAILABLE FUNDS. If, for any transfer date, these proceeds are less than an amount equal to the product of

          o (i) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (ii) the Class A certificate rate in effect for the interest period; and

          o the principal funding account balance as of the record date preceding the transfer date;

an amount up to the shortfall will be

          o withdrawn from the reserve account;

          o deposited in the finance charge account and

          o included in collections of finance charge receivables to be applied to the payment of CLASS A MONTHLY INTEREST.

[RESERVE ACCOUNT

     On each transfer date, the trustee, acting on the servicer's instructions, will fund the reserve account

          o from and after the RESERVE ACCOUNT FUNDING DATE;

          o prior to the termination of the reserve account;

          o from EXCESS SPREAD allocated to the certificates to the extent described above under
         "--Application of Collections--Excess Spread"; and

          o up to the REQUIRED RESERVE ACCOUNT AMOUNT.

     On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on the transfer date, the trustee

          o will distribute to the collateral interest holder from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the REQUIRED RESERVE AMOUNT;

          o provided that the reserve account has not terminated as described below,

             o may invest at the direction of the servicer amounts in the reserve account in permitted investments until the following transfer date, and

          o retain the net investment income in the reserve account or deposited in the finance charge account and treated as CLASS A AVAILABLE FUNDS;

          o on or before each transfer date during the CONTROLLED ACCUMULATION PERIOD and on the first transfer date during the RAPID AMORTIZATION PERIOD,

             o withdraw from the reserve account and deposit in the finance charge account and include in collections of finance charge receivables to be applied to the payment of the CLASS A MONTHLY INTEREST for the transfer date an amount equal to the lesser of

                o the AVAILABLE RESERVE ACCOUNT AMOUNT and

             o the CLASS A PRINCIPAL FUNDING INVESTMENT SHORTFALL;

               provided, that the amount withdrawn will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on the transfer date.

     The reserve account will be terminated upon the earlier to occur of

          o the termination of the trust pursuant to the pooling and servicing agreement; and

          o if the CONTROLLED ACCUMULATION PERIOD has not commenced, the first transfer date during the RAPID AMORTIZATION PERIOD or,

          o if the CONTROLLED ACCUMULATION PERIOD has commenced,

             o the earlier to occur of

                o the first transfer date during the RAPID AMORTIZATION PERIOD;
                  and

                o the transfer date immediately preceding the Class A scheduled payment date.

Upon the termination of the reserve account, all remaining amounts on deposit will be distributed to the collateral interest holder for application in accordance with the terms of the pooling and servicing agreement. Any amounts withdrawn from the reserve account and distributed to the collateral interest holder as described above will not be available for distribution to the certificateholders.]

ISSUANCE OF ADDITIONAL CERTIFICATES

     The Series 1999- supplement provides that, from time to time during the REVOLVING PERIOD, the transferor may, subject to the conditions described below, cause the trustee to issue additional certificates and to increase the size of the collateral interest. When issued, the additional certificates of each class will be identical in all respects to the other outstanding certificates of that class and will be equally and ratably entitled to the benefits of the pooling and servicing agreement without preference, priority or distinction.

     In connection with each additional issuance, a pro rata principal amount of each class of certificates will be issued and there will be a pro rata increase in the collateral interest.

     As of the date of any additional issuance, the collateral interest, the CONTROLLED ACCUMULATION AMOUNT and the investor interest for each class of this series will be increased proportionately to reflect the aggregate face amount of the additional certificates.

     Additional certificates may be issued only upon the satisfaction of the conditions provided in the Series 1999- supplement, including the following:

          o on or before the fifth business day immediately preceding the date on which the additional certificates are to be issued, the transferor will have given the trustee, the servicer and the rating agencies notice of the issuance and the date upon which it is to occur,

          o after giving effect to the additional issuance, the total amount of principal receivables will be greater than or equal to the sum of the numerators used to calculate the investor percentages with respect to the allocation of collections of principal receivables for each series then outstanding minus the amount on deposit in the excess funding account as of the date of determination; provided, that this amount may be reduced to a lesser amount at any time if the RATING AGENCY CONDITION is satisfied.

          o the transferor will have delivered evidence of the proportional increase in the collateral interest to the trustee and the Rating Agencies,

          o the RATING AGENCY CONDITION will have been satisfied for the additional issuance,

          o the transferor will have delivered to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the additional issuance will not have a material adverse effect on any outstanding class of this series,

          o as of the date of the additional issuance there are no INVESTOR CHARGE-OFFS for any class of this series; and

          o the transferor will have delivered to the trustee a tax opinion for the additional issuance.

There are no restrictions on the timing or amount of any additional issuance other than the conditions described above.

COMPANION SERIES

     The certificates may be paired with one or more companion series. Each companion series will require an initial deposit to a prefunding account in an amount up to the initial principal balance of the companion series, funded primarily from the proceeds for the sale of the companion series, or will have a variable principal amount. Any prefunding account will be held for the benefit of the companion series and not for the benefit of certificateholders. As principal is paid on the certificates, either

          o in the case of a prefunded companion series, an equal amount of funds on deposit in any prefunding account for the prefunded companion series will be released (which funds will be distributed to the transferor) or

          o in the case of a companion series having a variable principal amount, an interest in the variable companion series in an equal or lesser amount may be sold by the trust (with the proceeds distributed to the transferor) in either case, the invested amount in the trust of the companion series will increase by up to the corresponding amount.

The issuance of a companion series will be subject to the conditions described under "Description of the Certificates--Exchanges" in the attached prospectus. There can be no assurance, however, that the terms of any companion series might not have an impact on the timing or amount of payments received by a certificateholder. In particular, the denominator of the FIXED INVESTOR PERCENTAGE may be increased if a PAY OUT EVENT occurs to a companion series resulting in a possible reduction of the percentage of collections of principal receivables allocated to this series if the event allowed the payment of principal at that time to the companion series and required reliance by this series on the second clause of the denominator in the definition of FIXED INVESTOR PERCENTAGE for this series. See "Maturity Considerations" and "--Allocation Percentages" in this supplement.

PAY OUT EVENTS

     As described above, the REVOLVING PERIOD will continue through the close of business on the last day of the o monthly period (unless postponed as described under "--Postponement of Controlled Accumulation Period"), unless a PAY OUT EVENT occurs beforehand.

     A PAY OUT EVENT will occur,

          o on the certificates if,

             o in the case of any event described in clauses marked with an asterisk (*) in the definition of PAY OUT EVENT,

                o any applicable grace period has expired, and

                o either the trustee or certificateholders and the collateral interest holder evidencing undivided interests totaling more than 50% of the investor interest, by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders) declare that a PAY OUT EVENT has occurred on the certificates as of the date of the notice; and

             o in the case of any event described in clause (c), (d) or (f) of the definition of PAY OUT EVENT, the event occurs without any notice or other action on the part of the trustee, the certificateholders, the collateral interest holder or all certificateholders, as appropriate; and

          o for all series then outstanding

             o in the case of any event described in clause (g), (h) or (i) of the definition of PAY OUT EVENT, the event occurs without any notice or other action on the part of the trustee, the certificateholders, the collateral interest holder or all certificateholders, as appropriate.

     On the date on which a PAY OUT EVENT is deemed to have occurred,

          o the RAPID AMORTIZATION PERIOD will begin; and

          o distributions of principal to the certificateholders will begin on the next distribution date.

     If, because of the occurrence of a PAY OUT EVENT, the RAPID AMORTIZATION PERIOD begins earlier than the close of business on the last day of the o monthly period, certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the certificates.

     See "Description of the Certificates--Pay Out Events" in the attached prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     [The servicer will receive a servicing fee as servicing compensation for each series it services. The servicing fee may be payable from finance charge receivables or other amounts as specified in this prospectus supplement. Pursuant to the pooling and servicing agreement, the amount by which the servicing fee exceeds the investor servicing fee will be paid from amounts allocable to the transferor certificate and to other series. The servicing fee for Class A and the servicing fee for Class B will be payable to the servicer only as described under "--Application of Collections."]

     The servicer will pay from its servicing compensation expenses incurred from servicing the receivables including payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the certificateholders other than federal, state and local income and franchise taxes, if any, payable by the trust.

THE CERTIFICATES

     [You may purchase the certificates only in minimum denominations of $1,000 and integral multiples of $1,000.]

     [Application will be made to list the certificates on the Luxembourg Stock Exchange.]

     The Class A certificates and the Class B certificates initially will be represented by certificates registered in the name of CEDE, as nominee of DTC. Unless and until definitive certificates are issued, all references in this prospectus supplement to actions by Class A certificateholders and/or Class B certificateholders refers to actions taken by DTC upon instructions from DTC participants. All references in this prospectus supplement to distributions, notices, reports and statements to Class A certificateholders and/or Class B certificateholders refers to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A certificates and the Class B certificates for distribution to certificate owners in accordance with DTC procedures. Certificateholders may hold their certificates through DTC in the U.S. or CEDELBANK or EUROCLEAR in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems. CEDE, as nominee for DTC, will hold the global certificates. CEDELBANK and EUROCLEAR will hold omnibus positions on behalf of the CEDELBANK customers and the EUROCLEAR Participants, respectively, through customers' securities accounts in CEDELBANK's and EUROCLEAR's names on the books of their respective depositaries. The depositaries in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the attached prospectus.

     The supplement and the certificates will provide that any money paid by the trust to any paying agent for the payment of principal or interest which remains unclaimed for two years after the payment becomes due will be repaid to the trust, and any certificateholder may then look only to the trust for payment.
The paying agents for the certificates will be                     and the
trustee.

EXCHANGES

     The transferor certificate is transferable only as provided in the agreement. The agreement also provides that the holder of the transferor certificate may tender the transferor certificate to the trustee in exchange for one or more new series and a reissued transferor certificate as described in the attached prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each transfer date, the trustee will forward to each certificateholder of record, a statement prepared by the servicer containing the items described in "Description of the Certificates--Reports to Certificateholders" in the attached prospectus. In addition, the statement will include

          o the amount, if any, withdrawn from the principal funding account for the transfer date, and

          o the collateral interest, if any, for the transfer date.

So long as the certificates are listed on the Luxembourg Stock Exchange, notice to certificateholders will be published in a daily newspaper in Luxembourg which is expected to be the Luxemburger Wort. In the event that definitive certificates are issued, notices to certificateholders will also be given by mail to their addresses as they appear on the register maintained by the trustee.

                        LISTING AND GENERAL INFORMATION

     Application will be made to list the Class A certificates and the Class B certificates on the Luxembourg Stock Exchange. In connection with the listing application, the organizational documents of the transferor, as well as legal notice relating to the issuance of the Class A certificates and the Class B certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies may be obtained upon request.

     The Class A and the Class B certificates have been accepted for clearance through the facilities of DTC, CEDELBANK and EUROCLEAR. The CUSIP numbers for
the Class A certificates and the Class B certificates are       and       ,
respectively; the International Securities Identification Numbers (ISIN) for the
Class A certificates and the Class B certificates are US       and US
respectively; the Common Code numbers for the Class A certificates and the
Class B certificates are       and       , respectively.


     [Copies of the agreement, the annual report of independent public accountants described in "Description of the Certificates--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the attached prospectus will be available free of charge at the office of Banque Generale du Luxembourg, S.A., the listing agent, 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding the transferor is included in the consolidated financial statements of Dillard's Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 [and Quarterly Report on Form 10-Q for the quarter
ended             , 1999]. The report is available, and reports for subsequent years will be available, at the office of the listing agent.]


     So long as there is no paying agent and transfer agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. In the event that definitive certificates are issued, a paying agent and transfer agent will be appointed in Luxembourg.

     The certificates, the pooling and servicing agreement and the Series 1999- supplement are governed by the laws of the State of New York.


     We cannot guaranty that the application for the listing will be accepted. You should consult with Banque Generale du Luxembourg, S.A., the Luxembourg listing agent for the certificates, 50 Avenue J.F. Kennedy, L-2951 Luxembourg, phone number (352) 42421, to determine whether or not the certificates are listed on the Luxembourg Stock Exchange.


                              ERISA CONSIDERATIONS


     Section 406 of ERISA and Section 4975 of the CODE prohibit PLANS from engaging in certain transactions involving PLAN assets with persons that are parties in interest under ERISA or disqualified persons under the CODE with respect to the PLAN. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and Section 4975 of the CODE for such persons, unless a statutory, regulatory or administrative exemption is available. PLANS that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA are not subject to ERISA requirements.


CLASS A CERTIFICATES


     A violation of the prohibited transaction rules could occur if the Class A certificates were to be purchased with assets of any PLAN if the transferor, the trustee, any underwriters of the series or any of their affiliates were a party in interest with respect to such PLAN, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a PLAN ASSET REGULATION issued by the DOL. The transferor, the trustee, any underwriters of a series and their affiliates are likely to be parties in interest with respect to many PLANS. Before purchasing the Class A certificates, a PLAN fiduciary or other PLAN investor should consider whether a prohibited transaction might arise by reason of the relationship between the PLAN and the transferor, the trustee, any underwriters of such series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.



     Under certain circumstances, the PLAN ASSET REGULATION treats the assets of an entity in which a PLAN holds an equity interest as PLAN assets of such PLAN. Because the Class A certificates will represent beneficial interests in the trust, and despite the agreement of the transferor and the certificate owners to treat the Class A certificates as debt instruments, the Class A certificates are likely to be considered equity interests in the trust for purposes of the Plan Asset Regulation, with the result that the assets of the trust are likely to be treated as PLAN assets of the investing PLANS for purposes of ERISA and
Section 4975 of the CODE, unless the exception for publicly-offered securities is applicable as described in the accompanying prospectus. The underwriters anticipate that the Class A certificates will meet the criteria for treatment as publicly-offered securities as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A certificates. It is expected that the Class A certificates will be held by at least 100 or more independent investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A certificates will be sold as part of an offering pursuant to an effective registration statement under the ACT and then will be timely registered under the EXCHANGE ACT.



     If the foregoing exception under the PLAN ASSET REGULATION were not satisfied, transactions involving the trust and parties in interest under ERISA or disqualified persons under the CODE with respect to a PLAN that purchases or holds Class A certificates might be prohibited under Section 406 of ERISA and/or
Section 4975 of the CODE and result in excise tax and other liabilities under ERISA and Section 4975 of the CODE unless an exemption were available. The five DOL class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a Class A certificate by a PLAN.


CLASS B CERTIFICATES


     The underwriter currently does not expect that the Class B certificates will be held by at least 100 independent investors and, therefore, does not expect that such Class B certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the CODE, or (c) any entity whose underlying assets include PLAN assets under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.


CONSULTATION WITH COUNSEL


     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf or with PLAN assets of any PLAN should consult their own counsel regarding whether the trust assets represented by the certificates would be considered PLAN assets, the consequences that would apply if the trust's assets were considered PLAN assets, and the possibility of exemptive relief from the prohibited transaction rules.



     Finally, PLAN fiduciaries and other PLAN investors should consider the fiduciary standards under ERISA or other applicable law in the context of the PLAN'S particular circumstances before authorizing an investment of a portion of the PLAN'S assets in the certificates. Accordingly, among other factors, PLAN fiduciaries and other PLAN investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the PLAN'S governing instruments, and (iii) is prudent in light of the risk factors and other factors discussed in this prospectus supplement.

                                  UNDERWRITING

     Subject to the terms of the underwriting agreement between the transferor and the underwriters, the transferor has agreed to sell to the Class A underwriters and the Class B underwriter the principal amount of the Class A certificates and the Class B certificates, as applicable, and the underwriters listed below have in turn agreed to purchase the respective principal amounts of certificates set forth opposite the underwriters' name:

                                                                                       PRINCIPAL AMOUNT OF
                                                                                           CLASS A
CLASS A UNDERWRITERS                                                                     CERTIFICATES
------------------------------------------------------------------------------------   -------------------

Total...............................................................................

                                                                                       PRINCIPAL AMOUNT OF
                                                                                           CLASS B
CLASS B UNDERWRITERS                                                                     CERTIFICATES
------------------------------------------------------------------------------------   -------------------


     [We have entered into an Underwriting Agreement dated [       ] with the
underwriters. The agreement provides that the underwriters will purchase from us
$[       ] principal amount of the certificates in the amounts indicated in the tables above. The underwriters will purchase all of the certificates if any of the certificates are purchased. They need not purchase any certificates unless the conditions in the Underwriting Agreement are satisfied. We have agreed to indemnify the underwriters against liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make for those liabilities.

     We must also pay the expenses of this offering, which are expected to be
$[       ]. Those expenses will reduce the proceeds of this offering received by
us.

     The underwriters advise us that they propose to offer the certificates to the public initially at the respective offering prices indicated on the cover page of this prospectus supplement. The Class A underwriters may offer the Class A certificates to selected dealers at that price less a concession of [ ]%. The Class A underwriters or those dealers may allow a discount of [ ]% on sales to other dealers. The Class B underwriters may offer the Class B certificates to selected dealers at that price less a concession of [ ]%. The Class B underwriters or those dealers may allow a discount of [ ]% on sales to other dealers. After the initial public offering of the certificates, the underwriters may change the public offering price, concession to dealers and discount.

     The certificates are a new issue of securities with no established trading market. The underwriters have advised us that they intend to act as market makers for the certificates. They are not obligated to do so, however, and they may discontinue any market making at any time without notice. Neither we nor the underwriters can assure the liquidity of any trading market for the certificates.


     The underwriters and their affiliates engage in transactions with or perform services for us in the ordinary course of business. Those services include investment and commercial banking transactions and services, including serving as an agent and/or lender on some of our credit agreements.]


     [Each underwriter has represented and agreed that

          o it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in
            Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on;

          o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

          o if that underwriter is an authorized person under Chapter III of
            Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
            1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in
            Section 76(2) of the Financial Services Act 1986 or in Regulation
            1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     To facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates including the following:

          o the underwriters may overallot in connection with any offering of certificates, creating a short position in the certificates for their own accounts;

          o the underwriters may bid for, and purchase, the certificates in the open market to cover overallotments or to stabilize the price of the certificates; and

          o in any offering of the certificates through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the certificates in the offering if the syndicate repurchases previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.]

     [This prospectus supplement and the attached prospectus may be used by in connection with offers and sales related to market-making transactions
in the certificates.                         may act as principal or agent in
such transactions. Such sales will be made at prices related to prevailing
market prices at the time of sale.        has no obligation to make a market in
the certificates and any such market-making may be discontinued at any time
without notice, in its sole discretion.        is among the underwriters
participating in the initial distribution of the certificates.]

                                 LEGAL MATTERS

     Simpson Thacher & Bartlett will give opinions on the legality of the certificates, the tax consequences of issuance of the certificates and certain creditor's rights matters for the registrant.

     [           ] will also give opinions on the legality of the certificates for the underwriters.

                               GLOSSARY OF TERMS

     The following glossary of terms is not complete. You should refer to the prospectus for additional definitions.

     Unless the context requires otherwise, the definitions contained in this glossary of terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "ADJUSTED INVESTOR INTEREST" means for any date of determination the investor interest minus the principal funding account balance on that date.

     "ADJUSTMENT PAYMENT" means the amount by which the transferor interest is below the Minimum Transferor Interest which amount the transferor is required to pay to the trust.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of

     o collections of principal receivables received during the monthly period and other amounts allocable to the investor interest, minus

     o the amount of Reallocated Principal Collections for the monthly period used to fund the Required Amount, plus

     o any Shared Principal Collections for other series that are allocated to Series 1999- .


     "AVAILABLE RESERVE ACCOUNT AMOUNT" means with respect to each transfer date, the amount equal to the lesser of the amount on deposit in the reserve account (before giving effect to any deposit to be made to the reserve account on such transfer date) and the Required Reserve Account Amount for the transfer date.


     "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction,

     o the numerator of which is the sum of

      -- the Class A Monthly Interest,

      -- the Class B Monthly Interest and

      -- the Collateral Monthly Interest, each for the related interest period, and

      -- the investor servicing fee for such monthly period, and

     o the denominator of which is the investor interest as of the close of business on the last day of such monthly period.

     "CLASS A ADJUSTED INVESTOR INTEREST" means, for any date of determination, an amount equal to the then current Class A investor interest minus the principal funding account balance on that date.

     "CLASS A AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of

     o the Class A Floating Allocation of collections of finance charge receivables allocated to the investor interest for the monthly period,

     o Principal Funding Investment Proceeds, if any, for the related transfer date and

     o amounts, if any, to be withdrawn from the reserve account which are required to be included in Class A Available Funds under the Series 1999- supplement on that transfer date.

     "CLASS A FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the Revolving Period.

     "CLASS A FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or for the first monthly period, as of the closing date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on that day.

     "CLASS A INVESTOR CHARGE-OFF" means the amount by which the Class B Investor Interest would have been reduced by the Class A Investor Default Amount below zero, but not more than the Class A Investor Default Amount for the related transfer date.

     "CLASS A INVESTOR DEFAULT AMOUNT" means on each transfer date an amount equal to the product of the Class A Floating Allocation applicable during the related monthly period and the Investor Default Amount for that monthly period.

     "CLASS A INVESTOR INTEREST" for any date means an amount equal to

     o the aggregate initial principal amount of the Class A certificates,

     o minus the aggregate amount of principal payments made to Class A certificateholders prior to that date,

     o minus the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all transfer dates preceding that date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all transfer dates preceding that date;

provided, however, that the Class A Investor Interest may not be reduced below zero.

     "CLASS A MONTHLY INTEREST" means, for any distribution date, an amount equal to the product of

     o the Class A certificate rate for related interest period,

     o the actual number of days in that interest period divided by 360 and

     o the outstanding principal balance of the Class A certificates as of the related record date;

provided, however, for the first distribution date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A certificates at the applicable Class A certificate rate
for the period from the closing date through             , 1999.

     "CLASS A MONTHLY PRINCIPAL" means, with respect to any transfer date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, an amount equal to the least of

     o the Available Investor Principal Collections on deposit in the principal account with respect to that transfer dates,

     o for each transfer date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for that transfer date and

     o the Class A Adjusted Investor Interest prior to any deposits on that transfer date.

     "CLASS A REQUIRED AMOUNT" means, an amount, if any, equal to the sum of

     o Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A additional interest on the overdue amount, if any,

     o the Class A servicing fee for the related monthly period and overdue Class A servicing fee, if any, and

     o the Class A Investor Default Amount, if any, for the related monthly period exceeds the Class A Available Funds for the related monthly period.

     "CLASS B AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the Class B Floating Allocation of collections of finance charge receivables allocated to the investor interest with respect to such monthly period.

     "CLASS B FIXED ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage will never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the Revolving Period.

     "CLASS B FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage will never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on that day.

     "CLASS B INVESTOR CHARGE-OFF" means the amount by which the collateral interest would have been reduced below zero by the Class B Investor Default Amount, but not more than the Class B Investor Default Amount for that transfer date.

     "CLASS B INVESTOR DEFAULT AMOUNT" means, on each transfer date, an amount equal to the product of the Class B Floating Allocation applicable during the related monthly period times the Investor Default Amount for that monthly period.

     "CLASS B INVESTOR INTEREST" for any date means an amount equal to

     o the aggregate initial principal amount of the Class B certificates, minus

     o the aggregate amount of principal payments made to Class B certificateholders prior to that date, minus

     o the aggregate amount of Class B Investor Charge-Offs for all prior transfer dates*, minus

     o the aggregate amount of Reallocated Class B Principal Collections for all prior transfer dates for which the collateral interest has not been reduced*, minus

     o an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior transfer dates* plus

     o the aggregate amount of Excess Spread allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted according to clauses marked with an asterisk (*) above;

provided, that the Class B Investor Interest may not be reduced below zero.

     "CLASS B MONTHLY INTEREST" means, with respect to any distribution date, the product of

     o the Class B certificate rate for the related interest period,

     o the actual number of days in that interest period divided by 360 and

     o the outstanding principal balance of the Class B certificates as of the related record date;

provided, for the first distribution date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B certificates at the applicable Class B certificate rate for the
period from the closing date through             , 1999.

     "CLASS B MONTHLY PRINCIPAL" means, with respect to any transfer date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A certificates have been paid in full (after taking into account payments to be made on the related distribution date), an amount equal to the lesser of

     o the Available Investor Principal Collections on deposit in the principal account for that transfer date (minus the portion of the Available Investor Principal Collections applied to Class A Monthly Principal on that transfer date) and

     o the Class B Investor Interest for that transfer date.

     "CLASS B REQUIRED AMOUNT" means the sum equal to

     o the amount, if any, by which the sum of

          -- Class B Monthly Interest due on the related distribution date and overdue Class B Monthly Interest and Class B additional interest on the overdue amount, if any, and

          -- the Class B servicing fee for the related monthly period and overdue Class B servicing fee, if any, exceeds the Class B Available Funds for that monthly period and

     o the Class B Investor Default Amount, if any, for that related monthly period.

     "COLLATERAL AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the investor interest for that monthly period.

     "COLLATERAL CHARGE-OFF" means the excess of the Collateral Default Amount over the amount of Excess Spread available to fund such amount but not greater than the lesser of the Collateral Default Amount and the collateral interest for that transfer date.

     "COLLATERAL DEFAULT AMOUNT" means on each transfer date an amount equal to the product of the Collateral Floating Allocation applicable during the related monthly period and the Investor Default Amount for that monthly period

     "COLLATERAL FIXED ALLOCATION" means, for any monthly period, the percentage equivalent (which percentage will never exceed 100%) of a fraction, the numerator equal to the collateral interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the Revolving Period.

     "COLLATERAL FLOATING ALLOCATION" means, with respect to any monthly period, the percentage equivalent (which percentage will never exceed 100%) of a fraction, the numerator equal to the collateral interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator equal to the Adjusted Investor Interest as of the close of business on that day.

     "COLLATERAL MONTHLY INTEREST" means with respect to any transfer date the product of

     o an amount equal to LIBOR plus      % per annum, or such lesser amount as
       may be designated in the respective loan agreement;

     o the actual number of days in the related interest period divided by 360; and

     o the collateral interest as of the related record date or, with respect to the first transfer date, the Initial Collateral Interest.

     "COLLATERAL MONTHLY PRINCIPAL" means:

     o with respect to any transfer date relating to the Revolving Period following any reduction of the Required Collateral Interest, an amount equal to the lesser of

          -- the excess, if any, of the collateral interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on that transfer date and after giving effect to any adjustments thereto for the benefit of the Class A certificateholders and the Class B certificateholders on that transfer date) over the Required Collateral Interest on that transfer date, and

          -- the Available Investor Principal Collections on that transfer date or

     o with respect to any transfer date relating to the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of

          -- the excess, if any, of the collateral interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on that transfer date and after giving effect to any adjustments thereto for the benefit of the Class A certificateholders and the Class B Certificateholders on that transfer date) over the Required Collateral Interest on that transfer date, and

          -- the excess, if any, of

             -- the Available Investor Principal Collections on that transfer date over

             -- the sum of the Class A Monthly Principal plus the Class B
                Monthly Principal for that transfer date.

     "CONTROLLED ACCUMULATION AMOUNT" means

     o for any transfer date with respect to the Controlled Accumulation Period,
       prior to the payment in full of the Class A Investor Interest $     ;
       provided, that if the commencement of the Controlled Accumulation Period is delayed the Controlled Accumulation Amount may be higher than the amount stated above for each transfer date with respect to the Controlled Accumulation Period and will be determined by the servicer in accordance with the pooling and servicing agreement based on the principal payment rates for the accounts and on the investor interests of other series (other than certain excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period and

     o for any transfer date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on that transfer date.

     "DTC" means the Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR" means the Euroclear System.

     "EXCESS FINANCE CHARGE COLLECTIONS" means the collections of finance charge receivables and certain other amounts allocable to the investor interest of any series that is included in Group I greater than the amounts necessary to make required payments for that series (including payments to any related credit enhancement providers) that are payable out of collections of finance charge receivables.

     "EXCESS SPREAD" means the balance, if any, remaining after the trustee allocates the money available in the finance charge account to pay interest, servicing fees and other amounts from the Class A Available Funds, Class B Available Funds and Collateral Available Funds.

     "FIXED INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the investor interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of

     o the sum of

          -- the aggregate amount of principal receivables as of the close of business on the last day of the prior monthly period and*

          -- the principal amount on deposit in the excess funding account as of the close of business on such day and

     o the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series for such monthly period; provided, however, that with respect to any monthly period in which an account addition date occurs or in which an account removal date occurs, the amount in the clause marked with an asterisk (*) above will be the quotient of

          -- the sum of

               -- the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the related account addition date or account removal date and

               -- the aggregate amount of principal receivables in the trust at the beginning of the day on the related account addition date or account removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related account addition date or account removal date, as the case may be, for the period from and including the related account addition date or account removal date to and including the last day of such monthly period over

          -- the actual number of days in the monthly period.

     "FLOATING INVESTOR PERCENTAGE" means, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial investor interest) and the denominator of which is the greater of

     o the sum of

          -- the aggregate amount of principal receivables as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables as of the close of business on the day immediately preceding the closing date)* and

          -- the principal amount on deposit in the excess funding account as of the close of business on such day and

     o the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, default amounts or principal receivables, as applicable, for all outstanding Series on such date of determination;

provided, however, that with respect to any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs, the amount in clause marked with an asterisk (*) above will be the quotient of

          -- the sum of

               -- the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of such monthly period to but excluding the account addition date or account removal date and

               -- the aggregate amount of principal receivables in the trust as of the beginning of the day on the related account addition date or account removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related account addition date or account removal date, as the case may be, for the period from and including the related account addition date or account removal date to and including the last day of such monthly period over

          -- the actual number of days in the monthly period.

     "INITIAL COLLATERAL INTEREST" means $                      .

     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a period equal to the relevant interest period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period. The trustee will request the principal office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant interest period.


     "PLAN ASSET REGULATION" means 29 CFR Section 2510.3-101 issued by the DOL relating to Plan assets.


     "PORTFOLIO YIELD" means, for any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of finance charge receivables, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account deposited into the finance charge account and allocable to the certificates, Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in prior monthly periods, if any, and the collateral interest for such monthly period, calculated on a cash basis after subtracting the Investor Default Amount for such monthly period, and the denominator of which is the investor interest as of the close of business on the last day of such monthly period.

     "PRINCIPAL FUNDING INVESTMENT PROCEEDS" means investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account.

     "PRINCIPAL SHORTFALLS" means the scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any series which have not been covered out of the collections of principal receivables allocable to such series and certain other amounts for that series.

     "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means, for any monthly period, collections of principal receivables allocable to the Class B Investor Interest for the related monthly period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, the amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for that transfer date.

     "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" means, for any monthly period, collections of principal receivables allocable to the collateral interest for the related monthly period in an amount not greater than the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, the amount will not exceed the collateral interest after giving effect to any Collateral Charge-Offs for the related transfer date.

     "REALLOCATED PRINCIPAL COLLECTIONS" means, for any monthly period,

     o the Reallocated Class B Principal Collections for such monthly period, if any, plus

     o the Reallocated Collateral Principal Collections for that monthly period, if any.

     "RECOVERIES" means recoveries on charged-off accounts in the trust portfolio.

     "REQUIRED AMOUNT" means, for any monthly period,

     o the Class A Required Amount plus

     o the Class B Required Amount, each for that monthly period.

     "REQUIRED COLLATERAL INTEREST" with respect to any transfer date means

     o the Initial Collateral Interest and

     o thereafter on each transfer date an amount equal to      % of the sum of
       the Class A Adjusted Investor Interest, the Class B Investor Interest and the collateral interest on that transfer date, after taking into account deposits into the principal funding account on that transfer date and payments to be made on the related distribution date, and the collateral interest on the prior transfer date after any adjustments made on that
       transfer date, but not less than $           ;

provided,

     o that if certain reductions in the collateral interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such transfer date will equal the Required Collateral Interest for the transfer date immediately preceding the occurrence of that reduction or Pay Out Event,

     o in no event will the Required Collateral Interest exceed the unpaid principal amount of the certificates as of the last day of the monthly period preceding that transfer date after taking into account payments to be made on the related distribution date and

     o the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any transfer date, on or after the Reserve Account Funding Date will be equal to

     o % of the outstanding principal balance of the Class A certificates or

     o any other amount designated by the transferor; provided, if the designation is of a lesser amount, the transferor will have provided the servicer, the collateral interest holder and the trustee with evidence that the Rating Agency Condition has been satisfied and the transferor will have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999- .

     "RESERVE ACCOUNT FUNDING DATE" means the transfer date with respect to the monthly period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or an earlier date the servicer may determine.

SUBJECT TO COMPLETION, DATED             , 1999
Prospectus


DILLARD CREDIT CARD MASTER TRUST I                                                  A certificate is not a deposit and
Issuer                                                                              neither the certificates nor the
DILLARD ASSET FUNDING COMPANY                                                       underlying accounts or receivables
Transferor                                                                          are insured or guaranteed by the
DILLARD NATIONAL BANK                                                               Federal Deposit Insurance Corporation
Servicer                                                                            or any other governmental agency.
ASSET BACKED CERTIFICATES                                                           This prospectus may be used to offer
                                                                                    and sell any series of certificates
                                                                                    only if accompanied by the prospectus
                                                                                    supplement for that series.


THE TRUST--

o may periodically issue asset backed certificates in one or more series with one or more classes; and

o    will own--

          o receivables in a portfolio of private label consumer revolving credit card accounts;

          o    payments due on those receivables; and

          o other property described in this prospectus and in the prospectus supplement.

THE CERTIFICATES--

o will represent interests in the trust only, will be paid only from the assets of the trust and will not represent interests in or obligations of Dillard Asset Funding Company, the servicer or any of their affiliates;

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o    may have one or more forms of enhancement; and

o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS--

o will receive interest and principal payments from a varying percentage of credit card account collections.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           , 1999

The information in this prospectus is not complete and may be changed. We can not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
The Trust and Related Parties..................     1
  The Trust....................................     1
  Dillard's Inc................................     1
  Mercantile Stores Company, Inc...............     2
  Dillard National Bank........................     2
  Mercantile Stores National Bank..............     2
  Dillard Asset Funding Company................     2
Dillard's Credit Card Activities...............     3
  General......................................     3
  Origination of Credit Card Accounts..........     4
  Underwriting.................................     5
  Billing and Payments.........................     6
  Collection of Delinquent Accounts............     9
  Recoveries...................................    11
  Year 2000 Compliance.........................    11
The Receivables................................    13
Maturity Considerations........................    14
Use of Proceeds................................    16
Description of the Certificates................    16
  General......................................    16
  Book-Entry Registration......................    18
  Definitive Certificates......................    21
  Interest Payments............................    21
  Principal Payments...........................    22
  Revolving Period.............................    23
  Controlled Amortization Period...............    23
  Principal Amortization Period................    24
  Accumulation Period..........................    24
  Rapid Accumulation Period....................    25
  Rapid Amortization Period....................    26
  Transfer and Assignment of
     Receivables...............................    27
  Exchanges....................................    27
  Representations and Warranties...............    29
  Addition of Trust Assets.....................    32
  Removal of Accounts..........................    34
  Collection and Other Servicing
     Procedures ................ ..............    35
  Discount Option..............................    35
  Trust Accounts...............................    35
  Funding Period...............................    36
  Companion Series.............................    38
  Investor Percentage and Transferor
     Percentage................................    38
  Application of Collections...................    39
  Shared Excess Finance Charge
     Collections...............................    41
  Shared Principal Collections.................    41
  Defaulted Receivables; Rebates and Fraudulent
     Charges; Investor Charge-Offs.............    42
  Final Payment of Principal; Termination......    43
  Pay Out Events...............................    44

                                                  PAGE
                                                   --
  Servicing Compensation and Payment of
     Expenses..................................    45
  Matters Regarding the Transferor and the
     Servicer..................................    45
  Servicer Guarantee...........................    47
  Servicer Default.............................    47
  Reports to Certificateholders................    48
  Evidence as to Compliance....................    49
  Amendments...................................    50
  List of Certificateholders...................    51
  The Trustee..................................    51
Description of the Purchase Agreements.........    52
  General......................................    52
  Representations and Warranties...............    52
  Covenants....................................    53
  Repurchase Events............................    54
  Merger and Consolidation.....................    54
Credit Enhancement.............................    55
  General......................................    55
  Subordination................................    56
  Letter of Credit.............................    56
  Cash Collateral Guaranty or Account..........    56
  Collateral Interest..........................    57
  Surety Bond or Insurance Policy..............    57
  Spread Account...............................    58
  Reserve Account..............................    58
Certificate Ratings............................    58
Legal Aspects of the Receivables...............    59
  Transfer of Receivables......................    59
  Matters Relating to Bank Receivership........    60
  Matters Relating to Bankruptcy of the
     Transferor, DIC and MFI...................    61
  Consumer Protection Laws.....................    62
  Claims and Defenses of Cardholders Against
     the Trust.................................    63
Federal Income Tax Consequences................    64
  General......................................    64
  Treatment of the Certificates as Debt........    65
  Taxation of Interest Income of U.S.
     Certificate Owners........................    66
  Sale, Exchange or Retirement of
     Certificates..............................    66
  Possible Alternative Characterizations.......    66
  Non-U.S. Certificate Owners..................    67
  Information Reporting and Backup
     Withholding...............................    69
  State and Local Taxation.....................    69
Plan of Distribution...........................    69
Legal Matters..................................    70
Reports to Certificateholders..................    70
Where You Can Find More Information............    71
Glossary of Terms..............................    72

                 OVERVIEW OF THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

          o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and

          o the prospectus supplement, which will describe the specific terms of your series of certificates, including:

             o the timing and amount of interest and principal payments;

             o information about the receivables;

             o information about credit enhancement for each class;

             o credit ratings; and

             o the method for selling the certificates.

     WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in this prospectus and the prospectus supplement provide the pages on which these captions are located.

     This prospectus uses terms that are defined in the "Glossary of Terms" in this prospectus. We indicate defined terms in bold.

                         THE TRUST AND RELATED PARTIES

THE TRUST


     The Dillard Credit Card Master Trust I was formed pursuant to a pooling and servicing agreement in accordance with the laws of the State of New York among Dillard Asset Funding Company, Dillard National Bank, as servicer, and The Chase Manhattan Bank, as trustee. Certificates of one or more series representing interests in the trust in amounts, at prices and on terms to be determined at the time of sale and to be provided in supplements to this prospectus are to be offered under the agreement. A summary of previously issued and outstanding series will be provided in each prospectus supplement. The trust will not engage in any business activity other than


          o acquiring and holding receivables;

          o issuing series of certificates and the transferor certificate that evidences the transferor interest;

          o making payments on the certificates and engaging in related activities, including, with respect to any series, obtaining any credit enhancement; and

          o entering into a related credit enhancement agreement.

     As a consequence, the trust is not expected to have any need for additional capital resources other than the assets of the trust.

DILLARD'S INC.


     Dillard's Inc. is a regional group of conventional department stores operating, as of December 1, 1999, stores in



o Alabama
o Arizona
o Arkansas
o California
o Colorado
o Florida
o Georgia
o Idaho
o Illinois
o Indiana
o Iowa
o Kansas
o Kentucky
o Louisiana
o Minnesota
o Mississippi
o Missouri
o Montana
o Nebraska
o Nevada
o New Mexico
o North Carolina
o Ohio
o Oklahoma
o South Carolina
o Tennessee
o Texas
o Virginia
o Utah
o Wyoming


     The stores feature branded and private label goods in the middle to upper-middle price ranges and cater to a broad spectrum of the population. Dillard's operates its stores under the following names:

o Dillard's
o J.B. White

o Bacon's
o Lion

     The company is incorporated under the laws of the State of Delaware. The executive offices of the company are located at 1600 Cantrell Road, Little Rock, Arkansas 77201, telephone number: 501-376-5200.

     The company is currently subject to the periodic reporting and other financial requirements of the Securities Exchange Act of 1934, as amended, in accordance with which it files reports and other information with the Securities Exchange Commission. You may inspect and copy the reports and other information filed with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You may obtain copies of this material from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This material may also be accessed electronically by means of the Commission's website at http://www.sec.gov.

MERCANTILE STORES COMPANY, INC.

     On August 18, 1998 the company acquired the stock of Mercantile Stores Company, Inc., a Delaware corporation. Mercantile is a conventional department store retailer engaged in the general merchandising business.

DILLARD NATIONAL BANK

     Dillard National Bank, a wholly-owned banking subsidiary of Dillard's, was formed in 1991 and is headquartered in Gilbert, Arizona. DNB is currently chartered as a national bank and is regulated primarily by the US Comptroller of the Currency. DNB'S activities are predominantly related to credit card lending and the origination, acquisition and administration of private label revolving credit card accounts. Upon organization of DNB, Dillard's transferred its credit operations from Little Rock, Arkansas to DNB'S headquarters.

MERCANTILE STORES NATIONAL BANK

     Dillard National Bank, formerly known as Mercantile Stores National Bank, a wholly-owned banking subsidiary of Dillard's, was formed in 1997 and is headquartered in Baton Rouge, Louisiana. DNB-LA. is currently chartered as a national bank and is regulated primarily by the Comptroller. DNB-LA.'S activities are predominantly related to credit card lending and the origination, acquisition and administration of private label revolving credit card accounts. DNB-LA. historically originated and acquired accounts created for use in Mercantile's stores. An affiliate, Mercantile Credit Corp., a Louisiana corporation provides servicing for Mercantile's private label credit card program.

DILLARD ASSET FUNDING COMPANY

     Dillard Asset Funding Company, a Delaware business trust, was formed in August 1998 pursuant to a trust agreement among Chase Manhattan Bank Delaware, as owner trustee, Condev Nevada, Inc., a Nevada corporation and a wholly-owned subsidiary of Dillard's and its administrators. DNB and DNB-LA. have transferred their interests in substantially all of the receivables they own to Dillard Asset Funding Company. In turn, Dillard Asset Funding Company has transferred its interests in those transferred receivables to the trust. The trust will offer certificates of beneficial interest in the receivables from time to time through a prospectus supplement. In this prospectus and in the related prospectus supplement, we will refer to Dillard Asset Funding Company as the transferor. The transferor was formed for the limited purposes of purchasing, holding, owning and transferring receivables and any activities incidental to these purposes. The owner trustee of the transferor is located at 1201 Market Street, Wilmington, Delaware 19801, telephone number (302) 984-3300.

     The transferor also maintains an interest in the receivables in the trust because it will hold the transferor certificate. The balance of the transferor certificate will change as the balances of the underlying receivables increase and decrease as customers of Dillard's and other affiliated stores purchase additional goods and services with their DILLARD'S CARDS and as customers make monthly payments and other adjustments to the balances they maintain on their DILLARD'S CARDS. The principal balance of the certificates you purchase will decrease only as the terms of the pooling and servicing agreement dictate.

                        DILLARD'S CREDIT CARD ACTIVITIES

GENERAL

     The receivables which the transferor has conveyed to the trust represent amounts due by holders of revolving credit card accounts offered by DNB and DNB-LA. to purchase merchandise and services sold by retail stores owned and operated by Dillard's and its subsidiaries. DNB and DNB-LA. will originate or open the accounts for Dillard's customers. In this prospectus and in the prospectus supplement DNB and DNB-LA. as originators. DNB and DNB-LA. have sold the receivables in substantially all of those accounts to the transferor under the terms of the purchase agreements described elsewhere in this prospectus. See "Description of the Purchase Agreements" in this prospectus.

     Dillard's department stores and its subsidiaries have offered a private label credit card program to creditworthy customers for over 25 years. Prior to its acquisition by Dillard's, Mercantile offered private label credit card programs to creditworthy customers for over 20 years.

     Currently, DNB services the Dillard's accounts at its facilities located in Gilbert, Arizona and MCC services the Mercantile accounts at its facilities located in Baton Rouge, Louisiana. DNB and MCC may utilize subservicers for some or all of these accounts from time to time.

     Additional accounts are expected to be added, from time to time, to the trust. There can be no assurance, however, that additional accounts will be added or that, if added, the receivables in the additional accounts will constitute a material portion of the receivables in the trust.

     Accounts which are acquired, but not originated by DNB or DNB-LA. may be originated under policies and procedures which differ from those of DNB or DNB-LA. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the receivables in the trust or on the interests of the certificateholders. See "Description of the Certificates--Collection and Other Servicing Procedures" in this prospectus.

     In addition, Dillard's has purchased and may in the future purchase accounts from other private label credit card issuers. Dillard's currently offers only one type of credit card, the DILLARD'S CARD. Prior to October 17, 1998, Mercantile offered its own credit card known as the MERCANTILE CARD. Credit card accounts that have been purchased by Dillard's, such as the Mercantile accounts, were originally opened using criteria established by the institution from which the accounts were purchased and may not have been subject to the same level of credit review as accounts established by DNB. Unless otherwise specified in the related prospectus supplement receivables in acquired accounts may only be added to the trust if the rating agencies selected to rate the certificates confirm that the then-current ratings of the certificates will not be affected by the addition. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the receivables in the trust or on the interests of the certificateholders.

     The accounts have various payment structures, including varying minimum payment levels and fees. Except as described below, there are currently four types of customer payment terms under the Credit Cards which can be chosen in connection with the purchase of merchandise or services at any Dillard's department store:

o Regular Revolving                      o Reduced Rate

o Extended Revolving                     o Silver Club

The detailed terms of the Dillard's Card are described in "Billing and Payments--Customers Terms--Dillard's Cards" section in this prospectus.

     Prior to October 17, 1998 there were four types of customer payment terms under the MERCANTILE CARD which could be chosen in connection with the purchase of merchandise or services at any Mercantile store:

o Regular Option                         o Special Option

o Prestige Option                        o Home Option

The detailed terms of the Mercantile Card are described in "Billing and Payments--Customers Terms--Mercantile Cards" section in this prospectus.

     MERCANTILE CARD holders currently can choose only the Regular Option in connection with new purchases of merchandise or services at any Dillard's or Mercantile department store. Payments for purchases of merchandise or services made by MERCANTILE CARD holders prior to October 17, 1998 under the Special Option, Prestige Option or Home Option will be unaffected by this change.

     Dillard's may from time to time offer its customers incentives to either open an account or to use a Dillard's credit card. Dillard's does not expect any of these promotions or incentives to have a material adverse effect on the credit quality of the receivables in the trust or on the interests of the certificateholders.

     Each DILLARD'S or MERCANTILE CARD holder is subject to an agreement governing the terms and conditions of his or her account. Pursuant to that agreement, DNB or DNB-LA. reserves the right to change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges, other charges or minimum payments, and to sell or transfer the accounts and any amounts owed on the accounts to another creditor.

ORIGINATION OF CREDIT CARD ACCOUNTS

     Currently, DNB originates all new accounts for all Dillard's and Mercantile department stores. While no new accounts are originated by DNB-LA. at this time, DNB-LA. may acquire or originate accounts in the future. As a result, receivables generated under accounts originated by DNB should gradually increase as a percentage of Dillard's entire portfolio of accounts.

     The DILLARD'S and MERCANTILE CARDS can be used to purchase merchandise and services from any Dillard's or Mercantile department store. Amounts due for the purchases will be included in the receivables.

     The accounts were principally generated through:

     o telemarketing and direct-mail solicitation for accounts on a pre-approved credit basis,

     o in-store applications made available to prospective cardholders at department stores and

     o applications mailed directly to prospective cardholders or generated on the internet.

     The majority of the accounts have historically been generated through pre-approved telemarketing solicitations and in-store applications, although this emphasis may change from time to time in the future. Dillard's does not expect any change in emphasis to have a material adverse effect on the credit quality of the receivables in the trust or on the interests of the certificateholders.

     o Pre-Approved Telemarketing and Direct Mail Solicitations

     The originators obtain lists of prospects located within a specified radius of a Dillard's department store from independent consumer credit reporting agencies. The lists identify individuals who live within the specified areas and satisfy credit criteria established by the respective originator, such as never having previously filed for bankruptcy and possessing a specified credit score from the credit bureau. Individuals qualifying for pre-approved telemarketing or direct mail solicitations are offered a DILLARD'S CARD without having to complete a detailed credit application. A significant portion of telemarketing calls may be made by third party telemarketing companies. Pre-approved telemarketing and direct mail solicitations are made periodically, generally once each calendar quarter, although prior to October 17, 1998 such solicitations had been made by DNB-LA. only in connection with the opening of new Mercantile stores.

     o In-Store Instant Credit Applications

     Instant credit is also offered to qualifying applicants at the time of purchase. An applicant is required to complete an application and present acceptable identification. The information is subsequently phoned into a processing center where a representative of the originator uses the information to obtain credit bureau and internally developed reports on the applicant. The decision to either approve or decline the applicant is determined automatically based on the results of the reports and can be made in as few as two to three minutes.

     o Mail-in and Internet Applications

     In addition to instant credit in-store applications, the originators also offer a mail-in form which can be completed at the leisure of the prospective customer. A credit evaluation is conducted using a proprietary underwriting model and an independent credit bureau report. The same application is also available on the Internet.

     o Campus Programs

     The originators also originate new accounts through campaigns targeted at college students. Tables are set up at college campuses and offers are made for accounts with minimal limits, typically $400, to individuals who have no derogatory credit history.

UNDERWRITING

     In determining whether to establish an account for and issue a DILLARD'S CARD to a customer, the originators use underwriting procedures which use a purely quantitative approach. There is no subjective decision making process utilized. DNB and DNB-LA. rely heavily upon credit scores obtained from independent credit bureaus and underwriting models developed specifically for DNB and DNB-LA. Underwriting methods differ depending on the type of application submitted by a prospective customer.

     o Instant Credit Model/Neutral Network Score

     For in-store instant credit, a sales clerk submits the information provided by an applicant to an originator's processing center where the applicant's information is automatically evaluated against established credit bureau and proprietary models. An application must meet or exceed minimum thresholds under both credit bureau and proprietary models in order to be approved. In connection with this process, an instant credit model, also known as a neural network, was developed by DNB as a more precise means of predicting good and bad credit accounts rather than relying solely upon credit bureau scores and was developed utilizing a sample of Dillard's accounts. The applicant attributes used in neural network modeling include the same information derived from credit bureau reports: state of residence, number of inquiries, number of satisfactory trades, credit bureau score, number of major derogatory trade lines and credit card references. This information is then weighted in accordance with the historical patterns illustrated by credit customers of Dillard's stores.

     o Application Scorecard

     The originators currently employ a proprietary model, known as an application scorecard, and a credit report issued by an independent credit reporting agency in evaluating mail-in applications. The scorecard is segmented into two categories: one for applicants 25 years of age and under and another for applicants older than 25. The scorecard contains information about the applicant that is not readily available from the credit bureaus such as whether he or she is a home owner or has a checking account. In order to obtain a DILLARD'S CARD an applicant must possess both a satisfactory scorecard report and a satisfactory credit score from the independent credit reporting agency.

     o Credit Limits

     Credit limits are assigned to new customers according to their respective credit scores. Credit lines for new accounts typically range from $400 to $3,000. Proprietary behavioral scoring is conducted on accounts on a monthly basis and is used to determine a cardholder's eligibility for credit line increases periodically. Behavioral scoring considers factors such as payment history and duration as a cardholder. Accounts must be current to be considered for an increase in credit limit. In addition, periodic general limit increases are considered based upon the length of time an account has been open and the credit score ranking.

     o Mercantile Cards

     In determining whether to generate a Mercantile account for and issue a MERCANTILE CARD to a customer, DNB-LA. also used underwriting procedures based almost exclusively on a quantitative analysis of an applicant's information. Credit decisions were based primarily upon credit scores obtained from independent credit bureaus and either a likelihood to file for bankruptcy score for pre-approved applications or a debt-to-income ratio for in-store and mail-in applications.

     Information contained in an in-store credit application received in a Mercantile store was phoned in to DNB-LA. servicing center in Baton Rouge, Louisiana. Mailed-in applications were likewise directed to DNB-LA.'S servicing center. Upon receipt, information contained in the application together with information received by an independent credit reporting agency was evaluated by a credit analyst against DNB-LA.'S computer model which calculated the applicant's credit score. The credit score was based upon the applicant's debt-to-income ratio and a credit score provided by the independent credit reporting agency. Applications which were declined by DNB-LA.'S computer model could not be manually overridden by a DNB-LA. credit analyst. However, applications approved by DNB-LA.'S computer model could, in some instances, be declined manually by a DNB-LA. credit analyst if traits deemed to have negative credit implications were manually identified. An applicant with an inadequate credit score from the relevant independent credit reporting agency was denied a MERCANTILE CARD regardless of his or her debt-to-income ratio or bankruptcy propensity score. With respect to identifying potential customers to whom pre-approved applications could be sent, DNB-LA. would determine a potential customer's credit score based upon the credit score received from an independent credit reporting agency together with a proprietary bankruptcy propensity score.

     Credit limits for MERCANTILE CARDS were assigned to new customers according to their respective credit scores. Credit lines for new accounts typically ranged from $500 to $4,000.

     DNB-LA. automatically scored all active Mercantile accounts on a monthly basis pursuant to proprietary behavioral scoring models. The behavioral scores were statistically derived from real data relating to the Mercantile accounts such as payments, purchases and length of MERCANTILE CARD ownership. The behavioral score was used to determine eligibility for credit limit increases. Credit increases could be granted semi-annually. Mercantile accounts had to be current to be considered for an increase in credit limit.

BILLING AND PAYMENTS

     The accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the originators or their servicers to cardholders. The following information reflects the current billing and payment characteristics of the accounts.

     The originators or their servicers currently use eight billing cycles. All cycles have fixed statement closing dates throughout the month. New accounts are assigned to a billing cycle according to the first letter of the obligor's last name. The billing cycles are as follows:

LETTER RANGE      BILLING DATE
-------------     ------------
     A-B            6th
     C-D            9th
     E-G            12th
     H-K            15th
     L-M            18th
     N-R            21st
     S-T            24th
     U-Z            27th

     On the billing date for a billing cycle, the activity in the related accounts during the month ending on the billing date are processed and billed to cardholders.

Customer Terms--Dillard's Credit Cards

     Dillard's currently issues only one type of credit card, the DILLARD'S CARD. There are four types of customer terms which can be used to charge purchases of goods and services at any Dillard's department store with a DILLARD'S CARD: Regular Revolving, Extended Revolving, Reduced Rate and Silver Club.

     o Regular Revolving. Regular Revolving terms do not have any restrictions on the type or amounts of merchandise or services charged up to the amount of the credit limit. Minimum monthly payments for Regular Revolving purchases are the greater of $20 or 1/10 of the outstanding balance.

     o Extended Revolving. Extended Revolving terms are sometimes offered to allow longer-term financing for some big ticket items, such as furniture, electronics and major appliances and are subject to a minimum purchase. The monthly payment terms for these purchases are the greater of $20 or 1/20 of the highest balance.

     o Reduced Rate Revolving. Reduced Rate Revolving terms are sometimes offered in connection with special promotions on the same type of merchandise for which the Extended Revolving terms are used. Reduced Rate Revolving purchases offer lower finance charges, but generally require a greater minimum purchase. The minimum monthly payment for Reduced Rate Revolving purchases is the greater of $20 or 1/12 of the highest balance.

     o Silver Club Revolving. Silver Club Revolving terms are sometimes offered for specialty items such as china and silver purchases. The required minimum purchase is greater than what is needed to be eligible for Extended Revolving or Reduced Rate Revolving terms and require a minimum monthly payment of 1/12 of the highest balance. Silver Club Revolving purchases do not carry any finance charges as long as the minimum monthly payments are made by the due dates.

Credit Card Finance Charges--DNB

     A fixed monthly finance charge is assessed on the average daily balance in each account owned by DNB for each billing cycle. Monthly periodic finance charges for a billing cycle are not assessed on new purchases made during the billing cycle if

     o on the first day of the billing cycle there was no balance outstanding;

     o if the balance outstanding on the first day of the billing cycle is paid in full during the billing cycle; or

     o if on the last day of the billing cycle there is no balance outstanding.

     The monthly periodic finance charge assessed on outstanding balances is calculated by multiplying

     o the average daily balance during the billing cycle by

     o the applicable monthly periodic finance charge.

     The current annual percentage rates for the DILLARD'S CARDS serviced by DNB range from 4.9% to 19.8% under the Regular Revolving terms. The current annual percentage rates under the Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms range from 0% to 19.8%. In addition, DNB offers from time to time temporary promotional rates and the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by the originators generally. To the extent that the amount of any finance charge applicable to a balance is less than $0.50, it is increased to $0.50. Periodic finance charges may be changed from current levels in the future.

Customer Terms--Mercantile Credit Cards

     Prior to October 17, 1998, DNB-LA. issued the Mercantile Card. While DNB began issuing DILLARD'S CARDS for all Dillard's and Mercantile customers on October 17, 1998, the previously issued MERCANTILE CARDS and the related Mercantile accounts remained outstanding. There were historically four types of customer payment terms under the MERCANTILE CARD which could be used in connection with the purchase of merchandise or services at any Mercantile store. However, MERCANTILE CARD holders currently can choose only the Regular Option in addition to any of the DILLARD'S CARD special or extended customer terms in connection with new purchases of merchandise or services at any Dillard's or Mercantile department store. Payments for purchases of merchandise or services made by MERCANTILE CARD holders prior to October 17, 1998 under the Special Option, Prestige Option or Home Option will be unaffected by this change.

     o Regular Option. Regular Option terms do not have any restrictions on the type or amounts of merchandise or services charged up to the amount of the credit limit. Minimum monthly payments for Regular Option purchases are the greater of $10 or 1/12of the outstanding balance. A finance charge is assessed on the unpaid balance.

     o Special Option. Special Option terms were designed for larger purchases, with no limit on the types of goods which could be purchased. Special Option terms entitle the holder of a MERCANTILE CARD to a 90 day interest free period if he or she pays 1/3 of the balance each month. If the interest free option is not exercised, the required minimum monthly payment is equal to the greater of $10 or 1/24 of the highest new balance.

     o Prestige Option. Prestige Option terms were available solely for purchases of specialty items such as china, silver, fine furs, and designer clothing. Prestige Option terms required a minimum purchase. The required minimum monthly payment is the higher of $15 or 1/12 of the highest new balance. No interest accrues on the balance so long as the minimum monthly payment is made.

     o Home Option. Home Option terms were available only at Mercantile's furniture stores. This option offered cardholders who satisfied a minimum purchase requirement the option of 12 months interest free financing by paying monthly the greater of $40 or 1/12 of the highest new balance. If the interest free option is not exercised, the required minimum monthly payment is equal to the greater of $15 or 1/36 of the highest new balance.

Credit Card Finance Charges--DNB-La.

     A fixed monthly finance charge is assessed on the average daily balance in each account owned by DNB-LA. for each billing cycle. Monthly periodic finance charges for a billing cycle are not assessed on new purchases made during the billing cycle if
          o on the first day of such billing cycle there was no balance outstanding; or

          o if the balance outstanding on the first day of such billing cycle is paid in full during such billing cycle; or

          o if on the last day of such billing cycle there is no balance outstanding.

     The monthly periodic finance charge assessed on outstanding balances is calculated by multiplying

          o the average daily balance during the billing cycle by

          o the applicable monthly periodic finance charge.

     The current annual percentage rates for MERCANTILE CARDS range from 4.9% to 21.0% under the Regular Option. The current annual percentage rates for the Special Option, Prestige Option, Home Option, Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms range from 0% to 21.0%. While DNB-LA. has not traditionally done so, DNB-LA. may offer on a temporary basis periodic finance charges on a limited number of accounts that are either greater than or less than those assessed by the originators generally. To the extent that the amount of any finance charge applicable to a balance is less than $0.50, it is increased to $0.50. Periodic finance charges may be changed from current levels in the future.

Fees

     While the originators do not currently charge membership fees to cardholders, except for VIP annual fees in the case of some MERCANTILE CARD holders, they may charge accounts certain other fees including:

     o a late fee, currently $20 for Dillard's accounts and $10 for Mercantile accounts, if at least the required minimum monthly payment by the 15th day after the next statement billing date on the monthly billing statement is not received; and

     o a fee of $15.00 for each check submitted by a cardholder in payment of an account which is dishonored.

     Payments by a cardholder in connection with a DNB account are processed and applied

     o first to any billed fees; and

     o then to billed and unpaid balances in the order determined by DNB.

     Any excess is applied to unbilled balances in the order determined by DNB.

     Payments by a cardholder in connection with a DNB-LA. account are processed and applied

     o first to any billed fees;

     o next to billed and unpaid finance charges; and

     o then to billed and unpaid balances in the order determined by such DNB-LA.

     Any excess is applied to unbilled balances in the order determined by such DNB-LA.

     There can be no assurance that fees and other charges will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

     Efforts to collect delinquent credit card receivables are made by personnel and collection agencies of the originators and attorneys retained by the originators. Collection efforts include the mailing of delinquency notices, telephone calls and the referral of delinquent accounts to collection agencies depending upon the length an account is delinquent. The following describes the current collection procedures utilized by the originators.

DNB

     DNB considers an account delinquent if a payment due is not received by DNB by the date of the statement following the statement on which the amount is first stated to be due. DNB categorizes delinquent accounts into two categories for purposes of pursuing payment:

     o Front-end delinquencies, which are accounts that are one payment past due, up to 30 days past due; and

     o Back-end delinquencies, which are accounts that are more than one payment past due, more than 30 days past due, and accounts for which there is no working phone number.

     An account delinquency is measured by reference to the billing date, not the due date. Each delinquency category has a dedicated group of collectors who manage the collection process. In addition, charged-off balances are transferred to the recovery unit which has its own dedicated employees.

     Back-end collectors utilize an automated dialing system to telephone delinquent accounts. The system leaves pre-recorded messages on answering machines when customers are not home. In addition, Back-end collectors attempt to contact the customer by regular mail and making manual phone calls. Back-end collectors also utilize a phone number and address verification system and attempt to call nearby acquaintances if the customer cannot be reached at home or at work. If the customer answers the phone, the Back-end collector talks to the customer from a provided script. All Back-end collection stations are also equipped with a caller-id program which identifies and retains the phone numbers from which customers call. Generally, DNB includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by its behavioral scoring system, DNB mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Once an account becomes a Back-End delinquency, all purchasing ability is automatically terminated. Based upon behavioral scoring models, DNB may suspend or terminate an account before it becomes a Back-end account.

     Delinquent customers are encouraged to either pay the delinquent and current minimum payment balances in a local Dillard's department store or via a system which allows collectors to take check payments by phone upon receiving the appropriate account information.

     New collectors are provided with three to four days of classroom instruction upon hiring. They are familiarized with the computer systems, screen layouts and DNB'S collection philosophy, in addition to using role playing to sharpen listening and negotiating skills. Upon completion of the classroom instruction, new collectors are paired with an experienced agent for on the job training.

     Collectors are monitored for quality control. Managers listen randomly to calls made by each collector. On-going training is available if the supervisor determines that a collector is ineffective.

     Collection procedures are determined by a behavioral scoring system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, DNB includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by its behavioral scoring system, DNB mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of his or her credit card and requesting payment of the delinquent amount. Based on DNB'S analysis of a cardholder's behavior through its behavioral scoring system, DNB may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, DNB may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     DNB'S policy is to charge off an account during the billing cycle immediately following the cycle in which the account became seven payments, 180 days past due, 210 days past billing cycle or delinquent. If DNB receives notice that a cardholder is the subject of a bankruptcy proceeding, DNB charges off the cardholder's account upon the earlier of the end of the month in which notice of the bankruptcy is received and the time period described in the previous sentence. Charged-off accounts are sent to the recovery unit, collection agencies or attorneys.

Mercantile Credit Corporation

     MCC forwards an account to its collections department if it is two payments, or 30 days, overdue. An account delinquency is measured by reference to the billing date, not the due date. If an account is one payment past due, the credit limit may be lowered depending on the accountholder's behavioral score. If an account is two payments past due the account is forwarded to the collections department and the customer's charging privileges are revoked. If the balance of a delinquent account is less than $200, the collections department will mail notification of the delinquency to the cardholder and will attempt to reach the customer through a predictive dialing system similar to that used by DNB. If the balance of a delinquent account is greater than $200 but less than $1,300, the account is put into a work que to be handled by a collection team. If the delinquent balance is greater that $1,300 the account will be assigned to a senior collector. The predictive dialing system is used to contact customers if there is a good telephone number on file. If there is not a good telephone number on file, efforts are made to locate the customer including calling the nearest relative he or she identified on the credit application. Accounts are removed from the predictive dialer list after they are 5 payments or 120 days past due or after 15 days of no contact.

     New collectors undergo approximately 10 days of training upon hiring. They are familiarized with the computer systems, screen layouts and MCC'S collection philosophy, in addition to using role playing to sharpen listening and negotiating skills. Upon completion of the classroom instruction, new collectors are paired with an experienced agent for on the job training.

     Team leaders monitor collectors for quality control. These managers randomly listen to customer calls and review daily activity reports prepared by collectors.

     Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, MCC includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system generally 30 days, MCC mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of his or her credit card and requesting payment of the delinquent amount. Based on MCC'S analysis of a cardholder's behavior through the control system, MCC may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, MCC may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     MCC'S policy is to charge off an account during the billing cycle immediately following the cycle in which such account became seven payments, or 180 days past due, or 210 days past billing date delinquent. If MCC or DNB-LA. receives notice that a cardholder is the subject of a bankruptcy proceeding, the account is charged off as of the billing date following the date on which the notice is received. Accounts are sent to collection agencies or attorneys. If a collection agency has not succeeded in collecting on within six months, the account is assigned to another collection agency.

RECOVERIES

     Recoveries may be included in the assets of the trust to the extent, if any, specified in the applicable series supplement for any series.

YEAR 2000 COMPLIANCE

     The Year 2000 issue relates to the inability of information systems to properly recognize dates beyond December 31, 1999 when processing date-sensitive information. Many computer systems and software products may not be able to correctly interpret dates after December 31, 1999 because the year value in a date in these systems and products is represented by only two digits. Many of these programs may fail to perform calculations correctly for date values of January 1, 2000 and later and produce erroneous results. This could temporarily prevent Dillard's and its subsidiaries from processing business transactions.

     The management of Dillard's has recognized the need to address the Year 2000 issue within the internal operational systems of Dillard's and its subsidiaries as well as with suppliers and other third parties. As with many other companies, a significant number of Dillard's information systems have required and will require modification over the next year in order to render these systems Year 2000 compliant. Dillard's recognizes that failure to timely resolve internal Year 2000 issues could result in

     o an inability of Dillard's to order merchandise;

     o to receive and distribute merchandise to its stores;

     o to pay for merchandise received;

     o to process credit card purchases made with, and payments made with respect to, private label credit cards issued by the originators; and

     o in the worst case, the total inability to sell merchandise and to otherwise process its daily business for an indeterminate period of time which could result in default or other events permitting Dillard's lenders to terminate and accelerate Dillard's credit and accounts receivable facilities;

each of which could materially and adversely affect Dillard's financial condition and results of operations. However, Dillard's management presently believes these scenarios are unlikely based on the progress Dillard's has made in its Year 2000 compliance process.


     Dillard's began initial efforts to address the Year 2000 issue in 1996. Currently, the computer systems, including both information technology systems and non-information technology systems, have been assessed and remediation, testing and implementation of appropriate modifications or replacements for systems which were evaluated as not being Year 2000 compliant have been substantially completed. Additionally, Dillard's has obtained letters of certification from its mission-critical computer system hardware and software vendors indicating that such systems are Year 2000 compliant.


     Non-information technology systems are primarily systems with embedded processors such as elevators, telephone systems and security systems. At the present time, the non-information technology systems within the reasonable control of Dillard's have been substantially remediated, tested and applicable corrections implemented.

     There are significant risks associated with the Year 2000 issue, many of which, such as those associated with generating electrical power and telecommunications, are beyond the reasonable control of Dillard's. Also, the failure of a significant number of the company's business partners could have a material adverse impact on the its operations. These risks also are largely outside the control of Dillard's. Although the company believes its remediation and contingency planning efforts adequately identify and address the Year 2000 issues that are within its reasonable control, there can be no assurance that the company's efforts will be fully effective. Due to these significant risks, Dillard's management is monitoring these efforts very closely. The Audit Committee of the Board of Directors of Dillard's is periodically updated concerning the status of the Corporation's Year 2000 efforts.

     Dillard's is also addressing the Year 2000 issue with its non-information technology systems. These systems include among other things, security, fire prevention, and climate control. The review of these systems is substantially complete.

     With the exception of programs and applications of DNB and DNB-LA., and based on the company's Year 2000 compliance efforts and project status to date, Dillard's does not expect to need a significant contingency plan, and none has been developed. Contingency plans for DNB and DNB-LA. are substantially complete. However, Dillard's will continue to evaluate the need for contingency plans as the Year 2000 project continues and will develop and implement appropriate plans as needed and identified.

     The external cost, including payments to equipment and service vendors, of remediating noncompliant systems incurred thus far is approximately
$1.4 million in total. Dillard's believes the external costs to remediate all systems will not exceed $2.5 million in total. Additionally, the company will incur internal costs in connection with its remediation efforts. These internal costs relate principally to the payroll costs of the information systems group and other costs related to the normal operation of the company's data centers. The company does not track these costs separately. All costs associated with Year 2000 issues will be funded from the company's existing sources of liquidity.

     The company's cost of the Year 2000 project, and the dates on which the company believes it will substantially complete Year 2000 modifications, are based on management's best estimates. There is no certainty or guarantee that these estimates will be achieved, and actual costs could be materially greater than anticipated. Specific factors that might cause increased costs include, but are not limited to, the availability and cost of personnel trained in Year 2000 remediation specialties, the ability to locate and correct all relevant computer programs, non-compliance by merchandise and other suppliers and other third parties, and similar uncertainties.

                                THE RECEIVABLES

     The assets of the trust will include

          o receivables arising under private label revolving credit card accounts selected from Dillard's entire portfolio of accounts and owned by the originators;

          o all monies due or to become due in payment of the receivables;

          o all proceeds of the receivables;

          o all proceeds of any credit insurance policies relating to the receivables;

          o the right to receive recoveries, if any, allocable to the trust if specified in the prospectus supplement relating to your series;

          o all monies on deposit in bank accounts of the trust including:

             o any investments in which any monies are invested; and

             o investment earnings on these amounts if specified in the prospectus supplement relating to your series; and

          o any credit enhancement for any particular series or class specified in the prospectus supplement relating to your series.

     The receivables will consist of

          o principal receivables representing amounts charged by cardholders for goods and services; and

          o finance charge receivables representing

             o related periodic finance charges;

             o amounts charged or billed to the accounts for credit card fees including

                o late fees; and

                o fees for dishonored checks; and

             o any recoveries allocable to the trust.

     A receivable is deemed to have been created at the end of the day on the date of processing of that receivable. In calculating the aggregate amount of principal receivables on any day, the amount of principal receivables is reduced by the aggregate amount of credit balances in the accounts on that day.

     The transferor may treat as finance charge receivables a portion of the receivables arising in the related accounts that would otherwise be treated as principal receivables. The fixed or variable percentage of principal receivables that can be treated as finance charge receivables is specified in the prospectus supplement relating to your series. If described in the prospectus supplement relating to your series, finance charges for that series may be equal to, but not greater than, a fixed percentage of the outstanding balance of some or all receivables in the trust. See "Description of the Certificates--Discount Option" and "Dillard's Credit Card Activities--Recoveries."

     The receivables conveyed to the trust will arise in accounts selected according to criteria provided in the pooling and servicing agreement

             o as applied initially on the CUT-OFF DATE; and

             o for additional ELIGIBLE ACCOUNTS to added to the trust, as of the related date of their designation by the originators.

The transferor will have the right, subject to limitations and conditions contained in the agreement, and in some circumstances will be obligated, to

     o designate additional accounts from time to time;

     o transfer to the trust all existing and future receivables of the additional accounts; or

     o transfer to the trust participations in lieu of or in addition to those receivables.

Any additional accounts must be ELIGIBLE ACCOUNTS as of the date the transferor designates them as additional accounts. See "Description of the Certificates--Representations and Warranties."

     Furthermore, the transferor has the right, subject to limitations and conditions contained in the agreement, to

          o designate accounts for removal from the trust;

          o accept the transfer of all existing and future receivables in the accounts designated for removal; and

          o require the trustee to reconvey all existing and future receivables in the removed accounts to the transferor.

Throughout the term of the trust, the related accounts from which the receivables arise will be

          o the accounts designated by the transferor on the CUT-OFF DATE;

          o plus any additional accounts;

          o minus any removed accounts.

For each series of certificates, the transferor will represent and warrant to the trust that, as of the closing date for each series and the date receivables are conveyed to the trust, the receivables meet eligibility requirements. See "Description of the Certificates--Representations and Warranties."

     The prospectus supplement relating to each series of certificates will provide information about the trust portfolio as of the date specified. This information will include, but not be limited to

          o the amount of principal receivables;

          o the amount of finance charge receivables;

          o the range and average of principal balances of the accounts;

          o the range and average of credit limits of the accounts;

          o the geographic distribution of the accounts;

          o the types of accounts; and

          o delinquency statistics relating to the accounts.

     A maximum of 5% of the aggregate principal balance of the accounts in the Dillard's portfolio will have characteristics that vary in a manner materially unfavorable to certificateholders as of the date you make your investment decision to purchase the certificates.

                            MATURITY CONSIDERATIONS

     Collections of principal receivables for each series are expected to be

          o distributed to you as a certificateholder on the distribution date specified in the prospectus supplement relating to your series during the CONTROLLED AMORTIZATION PERIOD or the PRINCIPAL AMORTIZATION PERIOD; or

          o accumulated for distribution to you on a scheduled payment date to one or more classes of certificateholders during an ACCUMULATION PERIOD consisting of

             o a CONTROLLED ACCUMULATION PERIOD and

             o under limited circumstances, if specified in the prospectus supplement relating to your series, a RAPID ACCUMULATION PERIOD.

However, if a PAY OUT EVENT occurs and the RAPID AMORTIZATION PERIOD begins, collections of principal receivables will be paid to you as a certificateholder in the manner described below and in the prospectus supplement relating to your series.

     The related prospectus supplement will specify

          o when the CONTROLLED AMORTIZATION PERIOD, PRINCIPAL AMORTIZATION PERIOD, or ACCUMULATION PERIOD, as applicable, will begin;

          o the principal payments expected or available to be received or accumulated during the CONTROLLED AMORTIZATION PERIOD, PRINCIPAL AMORTIZATION PERIOD, ACCUMULATION PERIOD, or on the scheduled payment date;

          o the manner and order of principal accumulations and payments among the classes of a series of certificates;

          o the payment rate assumptions on which the expected principal accumulations and payments are based; and

          o the PAY OUT EVENTS which, if any were to occur, would lead to the commencement of a

             o RAPID AMORTIZATION PERIOD; or

             o if specified in the related prospectus supplement, a RAPID
               ACCUMULATION PERIOD.

No assurance can be given, however, that the principal receivables allocated to be paid to certificateholders or any specified class of certificateholders will be available for distribution or accumulation for payment to certificateholders on each distribution date during the CONTROLLED AMORTIZATION PERIOD, PRINCIPAL AMORTIZATION PERIOD, ACCUMULATION PERIOD, or on the scheduled payment date, as applicable.

In addition, the transferor can give no assurance that the payment rate assumptions for any series will prove to be correct. Unless otherwise specified, the related prospectus supplement will provide historical data on

          o payments by cardholders;

          o total charge-offs; and

          o other related information concerning Dillard's portfolio of accounts.

There can be no assurance that future events will be consistent with the historical data.

     The amount of collections of receivables may vary from month to month due to

          o seasonal variations;

          o general economic conditions; and

          o payment habits of individual cardholders.

There can be no assurance that collections of principal receivables relating to the trust portfolio of accounts, and thus the rate at which the related certificateholders can expect to receive or accumulate payments of principal on their certificates during an AMORTIZATION PERIOD or ACCUMULATION PERIOD, or on any scheduled payment date, as applicable, will be similar to any historical experience provided in the prospectus supplement relating to your series. If a PAY OUT EVENT occurs, the average life and maturity of a series of certificates could be significantly reduced.

     The actual payment rate for any series of certificates may be slower than the payment rate used to determine

          o the amount of collections of principal receivables scheduled or available to be distributed during the CONTROLLED AMORTIZATION PERIOD or PRINCIPAL AMORTIZATION PERIOD; or

          o accumulated for later payment to certificateholders or any specified class of certificateholders during an ACCUMULATION PERIOD or on the scheduled payment date, as applicable.

          A PAY OUT EVENT may occur which would initiate the RAPID AMORTIZATION PERIOD. There can be no assurance that the actual number of months elapsed from the date of issuance of your series of certificates to the final distribution date for the certificates will equal the expected number of months. In addition, if after the issuance of a series, a related companion series is issued and a RAPID AMORTIZATION PERIOD commences, payments to the certificateholders of the companion series may be delayed. See "Description of the Certificates--Companion Series."

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of certificates will be used in the manner specified in the related prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued in series. Each series will represent an interest in the trust other than the interests represented by any other series of certificates issued by the trust or the transferor certificate. Each series will be issued pursuant to the pooling and servicing agreement and a series supplement to the agreement. The following is a summary of the material provisions of the agreement and those common to each series of certificates.

GENERAL

     The assets of the trust will be allocated among the

          o certificateholders of each series of the trust;

          o holder of the transferor certificate of the trust; and

          o the credit enhancement provider, if any, described in the prospectus supplement relating to your series.

     The transferor certificate

          o will be owned initially by the transferor;

          o will represent the undivided interest in the trust not represented by

             o the certificates issued and outstanding under the trust or

             o the rights, if any, of any credit enhancement providers to receive payments from the trust;

          o will entitle its holder to a percentage equal to this individual interest of all cardholder payments from the receivables in the trust; and

          o may, if provided in the related prospectus supplement, be transferred in whole or in part subject to limitations and conditions in the agreement.

     The certificates of each series

          o will represent interests in the trust only;

          o will not represent interests in or obligations of the transferor, Dillard's or any of its affiliates;

          o are not insured or guaranteed by the FDIC or any other governmental agency;

          o will represent the right to receive, on a monthly basis, the respective certificateholder's portion of the collections of

             o finance charge receivables;

             o principal receivables; and

             o defaulted accounts;

             o to the extent needed to make required payments under the agreement and the related series supplement relating to your series; and

             o subject to any reallocation of such amounts if provided in the series supplement relating to your series;

          o will be paid interest and principal

             o on distribution dates;

             o to certificateholders in whose names the certificates were registered on the record dates; and

             o in the amounts, for the periods and on the dates specified in the related prospectus supplement;

          o will be represented by certificates registered in the name of the nominee of DTC unless otherwise specified in the prospectus supplement relating to your series and except as described below;

          o will be available for beneficial ownership in minimum denominations and integral multiples of $1,000; and

          o will be available in book-entry form only unless otherwise specified in the prospectus supplement relating to your series.

     The investor interest

          o in the trust will remain constant for each series of certificates during the REVOLVING PERIOD except under limited circumstances or as otherwise specified in the related prospectus supplement; and

          o for a series will decline while the series is amortizing as customer payments of principal receivables are collected and distributed to or accumulated for distribution to the certificateholders.

     The transferor interest

          o will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust which will vary each day as new principal receivables in the applicable accounts are created and others are paid;

          o will generally increase to reflect reductions in the investor interest for such series; and

          o may also be reduced as the result of an exchange.

     The related prospectus supplement will specify the investor percentages for the allocation of collections of

          o principal receivables;

          o finance charge receivables; and

          o receivables in defaulted accounts

during the REVOLVING PERIOD, any AMORTIZATION PERIOD and any ACCUMULATION PERIOD, as applicable. If the offered certificates of a series include more than one class of certificates, the assets of the trust allocable to the certificates may be further allocated among each class in the series as described in the prospectus supplement.

See "Description of the Certificates--Investor Percentage and Transferor Percentage; --Matters Regarding the transferor and the Servicer; --Defaulted Receivables; --Rebates and Fraudulent Charges;
--Investor Charge-Offs; and --Exchanges."

     The transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each series of certificates. No owner of beneficial interests in the certificates will be entitled to receive a certificate representing the person's interest in the certificates. Unless and until certificates in fully registered, certificated form are issued for any series under the limited circumstances described in this prospectus, all references to actions by certificateholders will refer to actions taken by DTC upon instructions from the DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates for distribution to certificate owners as required by DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

     If so specified in the prospectus supplement relating to a series, application will be made to list one or more classes of the certificates of the series on the Luxembourg Stock Exchange, or all or a portion of one or more classes of the series on any other exchange specified in the prospectus supplement.

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their certificates through DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in such systems or as otherwise described in the prospectus supplement relating to your series.

     Cede & Co., as nominee for DTC, will hold the certificates in global form. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank customers and the Euroclear participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participants and facilitates the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and the DTC participants are on file with the Securities and Exchange Commission.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Cedelbank customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering securities to or receiving securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank customer or Euroclear participant on such day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank customer or a Euroclear participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the certificates on DTC's records. The ownership interest of each actual certificate Owner is in turn to be recorded on the DTC participants' and Indirect Participants' records. Certificate owners will not receive written confirmation from DTC of their purchase, but certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or Indirect Participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in certificates, except in the event that use of the book-entry system for the certificates is discontinued.

     To facilitate subsequent transfers, all certificates deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the certificates; DTC's records reflect only the identity of the DTC participants to whose accounts such certificates are credited, which may or may not be the certificate owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to Indirect Participants, and by DTC participants and Indirect Participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede will consent or vote with respect to certificates. Under its usual procedures, DTC mails an omnibus proxy to the transferor as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC participants to whose accounts the certificates are credited on the record date which is identified in an attached listing.

     Principal and interest payments on the certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by DTC participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name and will be the responsibility of the DTC participant and not of DTC, the trustee or the transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of such payments to DTC participants shall be the responsibility of DTC, and disbursement of such payments to certificate owners shall be the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the certificates at any time by giving reasonable notice to the transferor or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates are required to be printed and delivered. The transferor may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive certificates will be delivered to certificateholders. See "--Definitive Certificates."

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the transferor believes to be reliable, but the transferor takes no responsibility for the accuracy thereof.


     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank customers through electronic book-entry changes in accounts of Cedelbank customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Cedelbank and Morgan Guaranty Trust. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any series of certificates. Cedelbank customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank customer, either directly or indirectly.


     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, Morgan Guaranty Trust Company of New York's Brussels, Belgium office, under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions for certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Cedelbank customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The certificates of each series will be issued as definitive certificates in fully registered, certificated form to certificate owners or their nominees rather than to DTC or its nominee, only if

          o the transferor advises the trustee for the series in writing that

             o DTC is no longer willing or able to discharge properly its responsibilities as depository for the series of certificates;
               and

             o the trustee or the transferor is unable to locate a qualified successor;

          o the transferor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC;

          o after the occurrence of a servicer default, certificate owners representing not less than 50%, or a percentage specified in the prospectus supplement relating to your series, of the Investor Interest advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the certificate owners; or

          o otherwise specified in the related prospectus supplement.

     Once any of the events described in the immediately preceding paragraph occurs, DTC is required to notify all DTC participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificate representing the certificates and instructions for re-registration, the trustee will issue the certificates as definitive certificates, and the trustee will then recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

     Distribution of principal and interest on the certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures described here and in the pooling and servicing agreement. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee or, if the holder holds more than an aggregate principal amount of such definitive certificates to be specified in the pooling and servicing agreement, by wire transfer to the holder's account. The final payment on any certificate, whether definitive certificates or the certificates registered in the name of Cede representing the certificates, however, will be made only upon its presentation and surrender at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the fifth day of the month of the final distributions. In addition, if the certificates are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any certificate, will also be made at the offices of Banque Generale du Luxembourg, S.A.

     Definitive certificates will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which will initially be and the trustee, respectively. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The transfer agent and registrar will not be required to register the transfer or exchange of definitive certificates for a period of fifteen days preceding the due date for any payment on the definitive certificates.

INTEREST PAYMENTS

     For each series and class of certificates, interest will

          o accrue from the date specified in the prospectus supplement relating to your series on the applicable investor interest at the applicable certificate rate, which may be a fixed, floating or other type of rate as specified in the prospectus supplement relating to your series;

          o be distributed to certificateholders in the amounts and on the distribution dates, which may be monthly, quarterly, semiannually or as otherwise specified in the prospectus supplement relating to your series; and

          o be funded from:

             o collections of finance charge receivables allocated to the investor interest during the preceding monthly period or monthly periods;

             o one or more interest funding accounts used to deposit collections or other amounts pending distribution to the certificateholders of the series or class as described in the prospectus supplement relating to your series, or the portion allocable to the class, if the distribution dates for payment of interest for the series or class occur less frequently than monthly; and

             o some of the investment earnings on funds held in accounts of the trust and from any applicable credit enhancement, if necessary, or other amounts as specified in the prospectus supplement relating to your series.

     The prospectus supplement relating to your series will specify

          o whether your series, if it has more than one class of certificates, will have a separate interest funding account for each class; and

          o describe for your series and class

             o the amounts and sources of interest payments to be made to you;

             o the certificate rate for each class; and

             o for a series or each class bearing interest at a floating certificate rate

                o the initial certificate rate;

                o the dates and the manner for determining later certificate rates;

                o the formula, index or other method for determining the
                  certificate rates; and

                o any cap or other limitations on any certificate rate.

PRINCIPAL PAYMENTS

     The principal of the certificates of each offered series

          o will be scheduled to be repaid either

             o in installments commencing on a principal commencement date specified in the prospectus supplement relating to your series in which case the series will have either a

                o CONTROLLED AMORTIZATION PERIOD or

                o PRINCIPAL AMORTIZATION PERIOD; or

             o on an expected scheduled payment date specified in, or determined in the manner specified in, the prospectus supplement relating to your series in which case the series will have an ACCUMULATION PERIOD, as described below;

          o will not be repaid to certificateholders during the Revolving Period unless otherwise provided for in the prospectus supplement relating to your series; and

          o will be repaid from collections of principal receivables received during the related monthly period or periods as specified in the prospectus supplement relating to your series and allocated to the series or class and from other sources specified in the prospectus supplement relating to your series which will be:

             o distributed to the certificateholders in the amounts and on distribution dates specified in the prospectus supplement relating to your series; or

             o accumulated in a principal funding account established for the benefit of the certificateholders for later distribution to certificateholders on the scheduled payment date in the amounts specified in the prospectus supplement relating to your series.

          If a PAY OUT EVENT occurs and the RAPID AMORTIZATION PERIOD begins for the series or class or under other circumstances described here, principal:

          o may begin to be repaid earlier than the applicable principal commencement date or scheduled payment date; and

          o may be repaid in full later than the applicable expected payment date, scheduled payment date or other expected date.

     If a series has more than one class of certificates, each class may have a different:

          o method of paying principal;

          o principal commencement date; or

          o scheduled payment date.

     The prospectus supplement relating to your series will describe the manner, timing and priority of payments of principal to certificateholders of each class.

REVOLVING PERIOD

     o The REVOLVING PERIOD will begin on the closing date and end with the commencement of an AMORTIZATION PERIOD or an ACCUMULATION PERIOD.

     o No principal will be payable to certificateholders until the principal commencement date or the scheduled payment date for the series or class, as described below, unless otherwise provided for in the related prospectus supplement.

     o As described in this prospectus and in the prospectus supplement relating to your series, collections of principal receivables not allocable to the investor interest will, subject to limitations in the agreement,

          o be paid from the trust to the holder of the transferor certificate;
            or

          o if specified in the prospectus supplement relating to your series, will be treated as SHARED PRINCIPAL COLLECTIONS and paid to the holders of other series of certificates issued by the trust.

See "Description of the Certificates--Pay Out Events" in this prospectus and the prospectus supplement relating to your series for a discussion of the events which might lead to early termination of the Revolving Period.

CONTROLLED AMORTIZATION PERIOD

     The prospectus supplement relating to your series or class of certificates may specify a CONTROLLED AMORTIZATION PERIOD:

          o which will commence at the close of business on a date specified in the related prospectus supplement and continue until the earliest of

             o the commencement of the RAPID AMORTIZATION PERIOD;

             o payment in full of the investor interest of the certificates of such series or class and, if so specified in the prospectus supplement relating to your series, of the collateral interest, if any, for the series; and

             o the SERIES TERMINATION DATE for your series; and

          o during which the CONTROLLED AMORTIZATION AMOUNT will be distributed to certificateholders then scheduled to receive distributions consisting of principal distributions

             o on each distribution date from:

                o collections of principal receivables allocable to the
                  respective investor interest; and

                o other amounts if so specified in the prospectus supplement;

             o in an amount equal to

                o the CONTROLLED AMORTIZATION AMOUNT specified in the related prospectus supplement;

                o plus any existing deficit CONTROLLED AMORTIZATION AMOUNT arising from prior distribution dates; and

             o in the priority among the classes as provided for in the prospectus supplement relating to your series.

PRINCIPAL AMORTIZATION PERIOD

     The prospectus supplement relating to your series or class of certificates may specify a PRINCIPAL AMORTIZATION PERIOD:

          o which will commence at the close of business on a date specified in the related prospectus supplement and continue until the earliest of

             o the commencement of the RAPID AMORTIZATION PERIOD;

             o payment in full of the investor interest of the certificates of such series or class and, if specified in the prospectus supplement relating to your series, of the collateral interest, if any, for the series; and

             o the SERIES TERMINATION DATE for your series; and

          o during which principal distributions will be made to certificateholders then scheduled to receive principal payments in amounts and in the order among the classes determined in the manner specified in the prospectus supplement relating to your series on each distribution date from

             o collections of principal receivables allocable to the respective investor interest; and

             o other amounts if specified in the prospectus supplement relating to your series.

ACCUMULATION PERIOD

     The prospectus supplement relating to your series or class of certificates may specify an ACCUMULATION PERIOD:

          o which will commence at the close of business on a date specified in or determined in the manner specified in the prospectus supplement relating to your series and continue until the earliest of

             o the commencement of the RAPID AMORTIZATION PERIOD, or, if so specified in the related prospectus supplement, the RAPID ACCUMULATION PERIOD;

             o payment in full of the investor interest of the certificates of the series or class and, if so specified in the prospectus supplement relating to your series, of the collateral interest, if any, for the series; and

             o the SERIES TERMINATION DATE for the series; and

          o during which distributions of principal will be made to certificateholders of the series or class on the scheduled payment date

             o from the PRINCIPAL FUNDING ACCOUNT:

                o representing collections of

                         o principal receivables allocable to the investor
                           interest of the series; and

                         o other amounts if specified in the prospectus
                           supplement relating to your series;

                o deposits into which will be made on the business day
                  immediately prior to each distribution date or other business day specified in the related prospectus supplement which, for each transfer date, will be limited to the CONTROLLED DEPOSIT AMOUNT which is equal to:

                         o the CONTROLLED ACCUMULATION AMOUNT specified in the
                           prospectus supplement relating to your series;

                         o plus any deficit CONTROLLED ACCUMULATION AMOUNT from
                           prior distribution dates;

                o funds in which may be

                         o invested in permitted investments subject to a
                           guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds; and

                o investment earnings from which may be applied to pay interest on the series of certificates; and

             o in the order among the classes as provided for in the prospectus supplement relating to your series.

Your series or class may be subject to a principal payment guaranty or other similar arrangement in order to enhance the likelihood of payment in full of principal at the end of an ACCUMULATION PERIOD if specified in the prospectus supplement relating to your series. If a series has more than one class of certificates, each class may have a separate principal funding account and an account for the CONTROLLED ACCUMULATION AMOUNT. In addition, the related prospectus supplement may describe priorities among the classes with respect to deposits of principal into the principal funding accounts.

RAPID ACCUMULATION PERIOD

     The prospectus supplement relating to a series or a class with a CONTROLLED ACCUMULATION PERIOD may specify a RAPID ACCUMULATION PERIOD which will commence from the day on which a PAY OUT EVENT has occurred and continue until the earliest of:

          o the commencement of the RAPID AMORTIZATION PERIOD;

          o payment in full of the investor interest of the certificates of the series and, if so specified in the prospectus supplement relating to your series, of the collateral interest, if any, for the series; and

          o the related SERIES TERMINATION DATE.

     During this period distributions of principal will be made to certificateholders of the series or class on the scheduled payment date from deposits in the principal funding account.

          o representing collections of

             o principal receivables allocable to the investor interest of the series; and

             o other amounts if specified in the prospectus supplement relating to your series; and

          o deposits into which will be made on the business day immediately prior to each distribution date or other business day specified in the prospectus supplement relating to your series which will not be limited to the CONTROLLED DEPOSIT AMOUNT.

          o funds in which may be invested in permitted investments subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds; and

          o investment earnings from which may be applied to pay interest on the series of certificates.

The series or class may be subject to a principal payment guaranty or other similar arrangement in order to enhance the likelihood of payment in full of principal at the end of a respective RAPID ACCUMULATION PERIOD.

See "Description of the Certificates--Pay Out Events" in this prospectus and the prospectus supplement relating to your series for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

RAPID AMORTIZATION PERIOD

     There will be a RAPID AMORTIZATION PERIOD

          o beginning on

             o the day on which a PAY OUT EVENT has occurred for a series; or

             o if so specified in the prospectus supplement relating to a series with a CONTROLLED ACCUMULATION PERIOD, from the time specified in the related prospectus supplement

                o after a PAY OUT EVENT has occurred; and

                o the RAPID ACCUMULATION PERIOD has commenced;

          o until the earlier of

             o the date on which the investor interest of the certificates of the series and the ENHANCEMENT INVESTED AMOUNT or the collateral interest, if any, for the series have been paid in full; and

             o the related SERIES TERMINATION DATE

          o during which distributions of principal will be made

             o to certificateholders of the series or class and, when
               applicable, to the CREDIT ENHANCEMENT provider

             o monthly on or before each distribution date for the series in the manner and order set out in the prospectus supplement relating to your series

             o from collections of principal receivables allocable to the series' investor interest and other amounts if specified in the prospectus supplement relating to your series

             o without being limited by any

                o CONTROLLED DEPOSIT AMOUNT or

                o CONTROLLED AMORTIZATION AMOUNT; and

          o the first distribution date during which any and all funds on deposit in a principal funding account for the series or any class will be paid to the certificateholders of the series or class.

See "Description of the Certificates-Pay Out Events" in this prospectus and the prospectus supplement relating to your series for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The transferor transferred and assigned at the time of formation of the trust all of its right, title and interest in and to all

          o existing receivables in the related accounts; and

          o unless otherwise specified in the prospectus supplement relating to your series, future receivables in the accounts.

The transferor obtained its interest in these receivables under the PURCHASE AGREEMENTS.

See "Description of the Purchase Agreements" in this prospectus.

     In connection with each initial transfer and in connection with each subsequent transfer of receivables to the trust, the transferor

          o has indicated in its computer files that the related receivables have been conveyed to the trust;

          o has provided to the trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer;

          o will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts;

          o except as stated above, will not segregate the records and agreements relating to the accounts and the receivables maintained by the transferor or the servicer from other documents and agreements relating to other credit card accounts and receivables;

          o except as stated above, will not stamp or mark to reflect the transfer of the receivables to the trust; and

          o will file UNIFORM COMMERCIAL CODE financing statements for the receivables meeting the requirements of applicable state law.

See "Risk Factors--Transfer of Receivables" in the prospectus supplement relating to your series and "Legal Aspects of the Receivables" for a description of the risks associated with these transfer procedures and the impact on your certificates.

EXCHANGES

     For each series, the pooling and servicing agreement will provide for the trustee to issue two types of certificates:

          o one or more series of certificates which are

             o transferable; and

             o have the characteristics described below; and

          o the transferor certificate which

             o evidences the transferor interest;

             o initially will be held by the transferor; and

             o will be transferable only as provided in the pooling and servicing agreement.

     The prospectus supplement relating to your series may also provide that the holder of the transferor certificate may

          o exchange

             o the transferor certificate; or

             o the transferor certificate and the certificates evidencing any series of certificates issued by the trust;

          o for

             o one or more new series which may include series offered pursuant to this prospectus; and

             o a reissued transferor certificate;

          o pursuant to any one or more series supplements; and

          o without obtaining any consent from any certificateholder of any series previously outstanding from the trust.

     For each exchange, the transferor will

          o specify all the principal terms of the new series to be issued;

          o deliver to the trustee confirmation that the exchange will not result a rating agency lowering any rating of any previously issued series and comply with the other exchange requirements in the agreement;

          o offer the new series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under or exempt from the Securities Act of 1933, as amended directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or other method;

          o establish a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than the period for any other series;

The pooling and servicing agreement also provides that

          o the trustee will hold any form of credit enhancement only on behalf of the series with respect to which it relates;

          o the holder of the transferor certificate may

             o deliver a different form of credit enhancement agreement for each series;

             o specify different certificate rates and monthly servicing fees for each series or a particular class within the series; and

             o vary between series the terms upon which a series or a particular class within a series may be repurchased by the transferor;

          o one or more series may

             o be in their amortization or accumulation periods while other series are not; and

             o have the benefit of a credit enhancement which is available only to that series;

          o some series may be subordinated to other series, or classes within a series may have different priorities;

          o there will be no limit to the number of exchanges that may be performed;

          o the holder of the transferor certificate may perform an exchange by notifying the trustee at least three days in advance of the date upon which the exchange is to occur:

             o the designation of any series to be issued on the date of the exchange; and

             o with respect to each series and, if applicable, each class of each series:

                o its initial principal amount, or method for calculating the amount, which amount may not be greater than the current principal amount of the transferor certificate;

                o its certificate rate or method of calculating the rate; and

                o the provider of credit enhancement, if any, which is expected to provide support with respect to it;

        o the trustee will authenticate any series only upon delivery to it of the following items,

             o a series supplement specifying the principal terms of the series;

             o an opinion of counsel that states, unless otherwise stated in the series supplement, the certificates of the series will be characterized as indebtedness for federal income tax purposes; and

             o an opinion of counsel that states, for federal income tax purposes,

                o the issuance will not adversely affect the tax
                  characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance;

                o following such issuance, the trust will not be deemed to be an association or publicly traded partnership taxable as a corporation;

                o the issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder or the trust;

             o if required by the related series supplement, the form of credit enhancement;

             o if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by the transferor and the issuer of the credit enhancement;

             o written confirmation from each rating agency that the exchange will not result in the rating agency's reducing or withdrawing its rating on any then outstanding series rated by it;

             o an officer's certificate of the transferor to the effect that after giving effect to the exchange the transferor would not be required to add additional accounts pursuant to the pooling and servicing agreement and the transferor interest would be at least equal to at a specified minimum transferor interest; and

             o the existing transferor certificate and, if applicable, the certificates representing the series to be exchanged;

          o upon satisfaction of the above conditions, the trustee will cancel the existing transferor certificate and the certificates of the exchanged series, if applicable, and authenticate the new series and a new transferor certificate.

REPRESENTATIONS AND WARRANTIES

     Subject to limited and specified exceptions and limitations, the transferor makes representations and warranties to the trust in the pooling and servicing agreement to the effect that, among other things:

          o the transferor

             o is duly organized and in good standing;

             o has or had the power and authority to:

                o execute, deliver and perform its obligations under the pooling and servicing agreement and PURCHASE AGREEMENTS; and

                o transfer the receivables to the trust; and

                o consummate the other transactions contemplated by the pooling and servicing agreement and the PURCHASE AGREEMENTS.

          o the execution, delivery and performance of the transferor's obligations under the pooling and servicing agreement and PURCHASE
            AGREEMENTS:

             o will not materially conflict with or constitute a material default under any instrument, contract or agreement to which the transferor is a party; and

             o will not violate any requirements of law applicable to the transferor; and

          o no proceedings are pending or, to the best of the transferor's knowledge, threatened, against the transferor before any court

             o asserting the invalidity of the certificates of the series;

             o seeking to prevent the consummation of the transactions
               contemplated by the pooling and servicing agreement or PURCHASE AGREEMENTS; or

             o seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the agreement or PURCHASE AGREEMENTS.

     If any of these representations and warranties

          o proves to have been incorrect in any material respect when made;

          o continues to be incorrect for 60 days after notice to the transferor by the related trustee or to the transferor and the related trustee by the certificateholders holding more than 50% of the investor interest of the related series, and

          o as a result the interests of the certificateholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

then the trustee or certificateholders holding more than 50% of the investor interest may give notice to the transferor, and to the related trustee in the latter instance, declaring that a PAY OUT EVENT has occurred and commencing the RAPID AMORTIZATION PERIOD.

     The transferor makes representations and warranties to the trust relating to the receivables in the trust including that,

          o as of the CUT-OFF DATE, or as of the date of the designation of additional accounts, each applicable account was an ELIGIBLE ACCOUNT;

          o as of the closing date of the initial transfer of the receivables to the trust, each of the receivables then existing in the applicable accounts is an ELIGIBLE RECEIVABLE; and

          o as of the date of creation of any new receivable, the new receivable is an ELIGIBLE RECEIVABLE and the representations and warranties below relating to the transfer of the receivables constituting either a valid transfer and assignment or a grant of a first priority perfected security interest is true and correct with respect to the receivable.

If as a result of a breach of any representation and warranty set out in the paragraph above:

          o the receivables in the related accounts are charged off as uncollectible;

          o the trust's rights in, to or under the receivables or its proceeds are impaired; or

          o the proceeds of the receivables are not available for any reason to the trust free and clear of any lien;

then

          o within 60 days, or a longer period as may be agreed to by the trustee, of the earlier to occur of

             o the discovery of the breach by the transferor or servicer; or

             o receipt by the transferor of written notice of the breach given by the trustee; or

          o with respect to breaches relating to prior liens, immediately upon the earlier to occur of the discovery or notice; and

the transferor will accept reassignment of each principal receivable of the INELIGIBLE RECEIVABLE on the terms and conditions set out below; provided that no such reassignment shall be required to be made with respect to the INELIGIBLE RECEIVABLE if, on any day within the applicable period or a longer period as may be agreed to by the trustee, the representations and warranties for the INELIGIBLE RECEIVABLE will then be true and correct in all material respects.

     The transferor will accept reassignment of each INELIGIBLE RECEIVABLE by

          o directing the servicer to deduct the amount of each INELIGIBLE RECEIVABLE from the aggregate amount of principal receivables used to calculate the transferor interest until the transferor interest is zero; and

          o the transferor making a deposit in the principal account in immediately available funds in an amount equal to the amount by which the transferor interest would have been reduced below zero.

     Any deduction or deposit will be considered a repayment in full of the INELIGIBLE RECEIVABLE. The obligation of the transferor to accept reassignment of any INELIGIBLE RECEIVABLE is the sole remedy for any breach of the representations and warranties set out above for the receivable available to the certificateholders or the trustee on behalf of certificateholders.

     The transferor makes representations and warranties to the trust to the effect, among other things, that as of the closing date of the initial series of certificates issued by the trust

          o the agreement will constitute a legal, valid and binding obligation of the transferor; and

          o the transfer of receivables by the transferor to the trust will constitute either

             o a valid transfer and assignment to the trust of all right, title and interest of the transferor in and to existing and future receivables, other than receivables in additional accounts, and the proceeds of receivables, including amounts in any of the accounts established for the benefit of certificateholders; or

             o the grant of a first priority perfected security interest in the receivables, except for tax liens, and the proceeds of receivables, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each receivable upon the creation of the security interest.

In the event of a breach of any of the representations and warranties described immediately above, either

          o the trustee; or

          o the holders of certificates evidencing undivided interests in the trust aggregating more than 50% of the aggregate investor interest of all series outstanding under the trust may direct the transferor to accept reassignment of the trust portfolio within 60 days of the notice, or within a longer period specified in the notice.

     The transferor will be obligated to accept reassignment of the receivables on a distribution date occurring within the applicable period. The reassignment will not be required to be made, however, if at any time during the applicable period, or some longer period provided, the representations and warranties will then be true and correct in all material respects. The deposit amount for the reassignment will be equal to

          o the investor interest and ENHANCEMENT INVESTED AMOUNT, if any for each series outstanding under the trust on the last day of the monthly period preceding the distribution date on which the reassignment is scheduled to be made

          o less the amount, if any, previously allocated for payment of principal to the certificateholders on the distribution date;

          o plus an amount equal to all accrued and unpaid interest;

          o less the amount, if any, previously allocated for payment of the interest on the distribution date.

     The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be

          o considered a payment in full of the investor interest and the ENHANCEMENT INVESTED AMOUNT, if any, for each series required to be repurchased; and

          o distributed upon presentation and surrender of the certificates for each of the series.

The obligation of the transferor to make this deposit will constitute the sole remedy for a breach of the representations and warranties described in this paragraph available to the trustee or the certificateholders.

     The definition of ELIGIBLE ACCOUNT may be changed by amendment to the agreement without the consent of the related certificateholders if

          o the transferor delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the certificateholders; and

          o the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     Unless otherwise specified in the prospectus supplement relating to your series, it will not be required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing

          o the presence or absence of defects;

          o compliance with the transferor's representations and warranties; or

          o for any other purpose.

The servicer, however, will deliver to the trustee on or before March 31 of each year or another date specified in the related prospectus supplement an opinion of counsel as to the validity of the security interest of the trust in and to the receivables and other components of the trust specified in the opinion.

ADDITION OF TRUST ASSETS

     As described above under "The Receivables" additional accounts will be included as accounts for the trust:

          o from time to time at the option of the transferor; and

          o as required under the circumstances and in the amounts specified in the prospectus supplement for a particular series;

          o without satisfying the RATING AGENCY CONDITION so long as the net account additions to the trust on a quarterly or annual basis do not exceed pre-set limits specified in the pooling and servicing agreement;

          o at which time, the transferor will convey to the trust its interest in all existing and future receivables of the additional accounts.

The total amount of receivables in the trust will fluctuate from day to day because the amount of new receivables arising in the accounts and the amount of payments collected on existing receivables usually differ each day.

     Each additional account

          o must be an ELIGIBLE ACCOUNT at the time of its designation;

          o may not be of the same credit quality as the initial accounts;

          o may have been originated by an originator using credit criteria different from those which were applied by the originator to the initial accounts; or

          o may have been acquired by an originator from an institution which may have had different credit criteria.

     In addition to or in lieu of additional accounts, the transferor will be permitted to add PARTICIPATIONS to the trust.

     PARTICIPATIONS

          o may be evidenced by one or more certificates of ownership issued under a separate PARTICIPATION AGREEMENT entered into by the transferor;

          o will entitle the certificateholder to receive percentages of collections generated by the pool of assets from time to time other than the receivables originally sold to the trust and to other rights and remedies specified in the PARTICIPATION AGREEMENT;

          o may have their own credit enhancement, pay out events, servicing obligations and servicer defaults;

             o all of which are likely to be enforceable by a separate trustee under the PARTICIPATION AGREEMENT; and

             o may be different from those specified here.

The rights and remedies of the trust as the holder of a PARTICIPATION and therefore the certificateholders will be subject to all the terms and provisions of the related PARTICIPATION AGREEMENT.

     The pooling and servicing agreement may be amended to permit the addition of a PARTICIPATION in the trust without the consent of the related certificateholders if

          o the transferor delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of such certificateholders; and

          o the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     To the extent required under the Securities Act, any PARTICIPATIONS transferred to the trust

          o will have been

             o registered under the Securities Act; or

             o held for at least the Rule 144(k) holding period, and

          o will be acquired in secondary market transactions not from the issuer or an affiliate.

     If the transferor chooses to add PARTICIPATIONS to the trust, the prospectus supplement relating to your series will contain a brief discussion, to the extent such discussion is material, of the business of and availability of information for each underlying issuer of PARTICIPATIONS and information concerning market prices of the underlying securities.

     Except as described in the following paragraph, a conveyance by the transferor to the trust of receivables in additional accounts or PARTICIPATIONS IS SUBJECT TO THE FOLLOWING CONDITIONS, AMONG OTHERS:

          o the transferor will

             o give the trustee, each rating agency and the servicer written notice that the additional accounts or PARTICIPATIONS will be included, specifying the approximate aggregate amount of the receivables or interests to be transferred;

             o have delivered to the trustee a written assignment, including an acceptance by the trustee on behalf of the trust for the benefit of the certificateholders, relating to the additional accounts or PARTICIPATIONS;

             o have delivered to the trustee a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or PARTICIPATIONS;

             o represent and warrant that

                o each additional account is, as of the date the receivables in the account are first added to the trust, an ELIGIBLE ACCOUNT, and each receivable in the additional account is, as of the addition date, an ELIGIBLE RECEIVABLE;

                o no selection procedures believed by the transferor to be materially adverse to the interests of the certificateholders were utilized in selecting the additional accounts from the available ELIGIBLE ACCOUNTS from the applicable originator; and

                o as of the addition date, the transferor is not insolvent;

             o deliver an opinion of counsel on the security interest of the trust in the receivables in the additional accounts or the participations transferred to the trust; and

          o unless otherwise specified in the prospectus supplement relating to your series, the addition of additional accounts or PARTICIPATIONS will generally not require the consent of any rating agency then rating any series of certificates outstanding under the trust if the net addition of accounts or PARTICIPATIONS do not exceed pre-set limits specified in the pooling and servicing agreement.

Subject to these pre-set limits, additional accounts will be automatically added to the accounts on an ongoing basis; provided, however, that automatic inclusion and transfer will not occur for an account if:

          o the account does not qualify as an ELIGIBLE ACCOUNT or

          o the transferor otherwise designates the account as an account which is not to be included as an account in the trust.

     The transferor will deliver to the trustee a computer file or microfiche list of all such included accounts. In connection with any such automatic addition of additional accounts, the transferor will be required to make the representations and warranties described in the preceding paragraph.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Exchange Act, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or PARTICIPATIONS that would have a material effect on the composition of the assets of the trust.

REMOVAL OF ACCOUNTS

     The transferor may, but will not be obligated to, designate from time to time accounts to be removed accounts. The designation of accounts to be removed

          o will cause the underlying receivables to be subject to deletion and removal from the trust;

          o may be restricted to specified periods or prohibited if so specified in the related prospectus supplement; and

          o may not occur more than once in any monthly period.

     The transferor will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions:

          o the removal of any receivables of any removed accounts will not, in the reasonable belief of the transferor, cause a PAY OUT EVENT for any series to occur;

          o the transferor will have delivered to the trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in the removed accounts;

          o the transferor will represent and warrant that no selection procedures believed by the transferor to be materially adverse to the interests of the holders of any series of certificates outstanding under the trust were utilized in selecting the removed accounts to be removed from the trust;

          o each rating agency then rating each series of certificates outstanding under the trust will have received notice of the proposed removal of accounts and the transferor will have received notice from each rating agency that the proposed removal will not result in a downgrade of its then current rating for any series;

          o the satisfaction of any other conditions as are specified in the prospectus supplement relating to your series; and

          o the transferor will have delivered to the trustee a certificate confirming the items set out above.

     Notwithstanding the above, the transferor will be permitted to designate as a removed account without the consent of the trustee, certificateholders or rating agencies any account that has a zero balance and which the transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each series of certificates, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. Servicing functions to be performed for the receivables include:

          o processing statements;

          o mailing, collecting and recording payments;

          o investigating payment delinquencies; and

          o communicating with obligors.

The servicer may delegate some or all of these servicing functions to one or more subservicers who agree to perform these functions in accordance with the servicer's policies and procedures. Currently, the servicer has appointed MCC, an affiliate of DNB, as a subservicer for the Mercantile accounts.

DISCOUNT OPTION

     The transferor may at any time designate a percentage of the amount of receivables arising in the accounts allocated to the trust on and after the date the option is exercised that otherwise would have been treated as principal receivables to be treated as finance charge receivables. The designation will become effective upon satisfaction of the requirements set out in the pooling and servicing agreement, including confirmation by each rating agency in writing of its then current rating on each outstanding series of the trust. Collections of receivables to which this option is applicable that otherwise would be principal receivables will be deemed collections of finance charge receivables and will be applied as such, unless otherwise provided in the prospectus supplement relating to your series.

TRUST ACCOUNTS

     Unless otherwise specified in a prospectus supplement, the trustee will establish and maintain in the name of the trust

          o a finance charge account;

          o a principal account;

          o one or more distribution accounts; and

          o a collection account.

These accounts will be separate accounts in a segregated trust account for the benefit of the certificateholders of all related series, including any series offered pursuant to this prospectus. The distribution accounts and the collection account will be ELIGIBLE DEPOSIT ACCOUNTS. The trustee will have the power to establish series accounts in series supplements, including

          o an interest funding account;

          o a principal funding account;

          o a pre-funding account; or

          o or other accounts specified in the related series supplement.

Each of the series accounts will be held for the benefit of the certificateholders of the related series and for the purposes set out in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, funds in the principal account and the finance charge account for the trust will be invested, at the direction of the servicer, in the following permitted investments:

          o obligations fully guaranteed by the U.S.;

          o demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating in the highest rating category from Moody's Investors Service, Inc. and Standard & Poor's Rating Service unless otherwise specified in the prospectus supplement relating to your series and bankers' acceptances issued by any of these depository institutions or trust companies;

          o commercial paper having, at the time of the trust's investment, a rating in the highest rating category from Moody's Investors Service, Inc. and Standard & Poor's Rating Services unless otherwise specified in the prospectus supplement relating to your series;

          o banker's acceptances from the highest-rated financial institutions;

          o repurchase agreements transacted with either

             o an entity subject to the United States federal bankruptcy code or

             o a financial institution insured by the FDIC or any broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp.; and

          o any other investments which convert to cash within a finite period, if agreed to by the rating agencies rating the related series.

     Unless specified in the prospectus supplement, any earnings net of losses and investment expenses on funds in the finance charge account or the principal account will be paid to the transferor. Funds in any other series account established by a series supplement may be invested in permitted investments or otherwise as provided in the prospectus supplement relating to your series. The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer's duties under the agreement. The related prospectus supplement will identify a paying agent. The paying agent will have the revocable power to withdraw funds from the distribution account for the purpose of making distributions to you.

FUNDING PERIOD

     For any series of certificates, the prospectus supplement relating to your series may specify that during a FUNDING PERIOD beginning on the closing date and ending on a specified date before the commencement of an AMORTIZATION PERIOD or the ACCUMULATION PERIOD for the series;

          o the aggregate amount of principal receivables in the trust allocable to the series may be less than the aggregate principal amount of the certificates of the series;

          o the PRE-FUNDING AMOUNT, which may be up to 100% of the aggregate principal amount of the certificates of the series, will be held in a pre-funding account pending

             o the transfer of additional receivables to the trust; or

             o the reduction of the investor interests of other series issued by the trust.

The prospectus supplement relating to your series will specify that the FUNDING PERIOD for the series will

          o end on a specified date or earlier under circumstances described in the prospectus supplement, such as the commencement of the RAPID AMORTIZATION PERIOD;

          o have a length that may be contingent upon another event such as

             o the generation by the transferor of additional principal receivables or

             o the term of the AMORTIZATION PERIOD or ACCUMULATION PERIOD of a related companion series; and

          o in any case have an actual length no longer than one year.

Generally, the AMORTIZATION PERIOD or ACCUMULATION PERIOD of a related companion series will depend upon the payment rate of the receivables in the trust. Until the end of the FUNDING PERIOD of a series paired with a related companion series, the certificates of the series will evidence an undivided interest in:

          o receivables to the extent of the investor interest in the series;
            and

          o funds on deposit in the pre-funding account and permitted investments of the funds to the extent of the difference between

          o the aggregate principal amount of the certificates of the series and

          o the initial investor interest.

See "Maturity Considerations."

The related prospectus supplement will specify:

          o the initial investor interest for the series;

          o the aggregate principal amount of the certificates of the series;
            and

          o the date by which the investor interest is expected to equal the aggregate principal amount of the certificates of the series.

The investor interest will increase as receivables are delivered to the trust as the investor interests of other series of the trust are reduced. The investor interest may also decrease due to INVESTOR CHARGE-OFFS.

     During the FUNDING PERIOD,

          o funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the transferor to the extent of any increases in the investor interest; and

          o if so specified in the related prospectus supplement;

             o monies in the pre-funding account will be

                o invested by the trustee in permitted investments; or

                o subject to a guaranteed rate or investment agreement or other similar arrangement; and

                o in connection with each distribution date during the FUNDING
                  PERIOD;

                         o investment earnings on funds in the pre-funding
                           account during the related monthly period; and

                         o any applicable payment under a guaranteed rate or
                           investment agreement or other similar arrangement

                     will be withdrawn from the pre-funding account and deposited into the finance charge account for distribution in respect of interest on the certificates of the related series in the manner specified in the prospectus supplement relating to your series.

     In the event that the investor interest does not for any reason equal the aggregate principal amount of the certificates of the series by the end of the FUNDING PERIOD;

          o any amount remaining in the pre-funding account and any additional amounts specified in the prospectus supplement relating to your series will be payable to the certificateholders of the series in the manner and at such time as set out in that prospectus supplement;

          o an early repayment of certificate principal will result; and

          o the certificateholders of the series will not receive the benefit of the certificate rate for the period of time originally expected on the amount of such early repayment.

COMPANION SERIES

     If specified in the prospectus supplement relating to your series that your series of certificates may be paired with one or more companion series issued by the trust on or prior to the commencement of the AMORTIZATION PERIOD or ACCUMULATION PERIOD for the series.

     o As the investor interest of the series having a companion series is reduced, the investor interest in the trust of the companion series will be increased.

     o If a PAY OUT EVENT occurs for the series having a companion series or for the companion series when the series is in an AMORTIZATION PERIOD,

          o the investor percentage for collections of principal receivables for the series and

          o the investor percentage for collections of principal receivables for the companion series may be reset as provided in the related prospectus supplement.

     o Resetting of the investor percentage may have the effect of reducing the amount of collections of principal receivables allocable to the series that is paired with the companion series.

While the issuance of a companion series will be subject to the conditions described under "--Exchanges," there can be no assurance that the terms of a companion series might not have an impact on the timing or amount of payments received on the series with which it is paired. See "Maturity Considerations."

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate

          o all amounts collected on finance charge receivables;

          o all amounts collected on principal receivables; and

          o all receivables in defaulted accounts

     among

          o the investor interest of each series issued by the trust and between each class of each series;

          o the transferor interest; and

          o the interest of credit enhancement providers if provided for in the related prospectus supplement.

The servicer will make each allocation by reference to:

          o the applicable investor percentage of each series;

          o the transferor percentage; and

          o the credit enhancement provider's percentage for your series if provided for in the related prospectus supplement.

The prospectus supplement relating to your series will specify

          o the investor percentage; and

          o if applicable, the credit enhancement provider's percentage or the method of calculating the percentage for the allocations of collections of

             o principal receivables;

             o finance charge receivables; and

             o receivables in defaulted accounts

          during, as applicable,

             o the REVOLVING PERIOD;

             o any AMORTIZATION PERIOD; and

             o the ACCUMULATION PERIOD; and

          o for each series of certificates having more than one class, the method of allocation between each class.

The transferor percentage will, in all cases, be equal to

          o 100%

          o minus the aggregate investor percentages for all series then outstanding;

          o minus, if applicable, the credit enhancement provider's percentages, for all series then outstanding.

APPLICATION OF COLLECTIONS

     The servicer will

          o deposit any payment it collects on the receivables into the collection acount:

             o no later than the second business day following the date of processing;

             o unless otherwise specified in the prospectus supplement relating to your series; and

             o except as otherwise provided below; and

          o make the deposits and payments to the accounts and parties as indicated below on the same day as any deposit is made; provided, however,

             o that for as long as DNB remains the servicer under the agreement,
               and

                o the servicer provides to the trustee a letter of credit or other credit support acceptable to each rating agency; and

                o the transferor has not received a notice from the rating agency that the letter of credit would result in the lowering of the rating agency's then existing rating of the related series, and if the trust has issued more than one series, any series of certificates then issued and outstanding thereunder, or

             o Dillard's, so long as the servicer is wholly-owned by Dillard's, has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or

             o some other arrangement is made by the servicer which is approved in writing by the rating agencies,

        then the servicer may make the deposits and payments on a monthly or other periodic basis on the respective transfer date in an amount equal to the net amount of the deposits and payments which would have been made had the conditions of this section not applied.

Unless otherwise specified in the prospectus supplement relating to your series whether the servicer is required to make monthly or daily deposits from the collection account into the finance charge account or the principal account with respect to any monthly period;

          o the servicer will only be required to deposit collections from the collection account into

             o the finance charge account;

             o the principal account; or

             o any series account established by a related series supplement up to

             o the required amount to be deposited into any account; or

             o without duplication, distributed on or prior to the related distribution date to certificateholders or to the provider of credit enhancement; and

          o if at any time prior to the distribution date the amount of collections deposited in the collection account exceeds the amount required to be deposited pursuant to this section above, the servicer will be permitted to withdraw the excess from the collection account.

     Unless otherwise specified in the prospectus supplement relating to your series, the servicer will withdraw the following amounts from the collection account for application as indicated:

          o an amount equal to the transferor percentage of the aggregate amount of the deposits in respect of principal receivables and finance charge receivables will be paid or held for payment to the holder of the transferor certificate, provided that

             o if after giving effect to the inclusion in the trust of all receivables on or prior to the date of processing the transferor interest would be reduced below the minimum transferor interest;

             o then the excess will be deposited in the principal account or other specified account and will be used as described in the related prospectus supplement, including for payment to other series of certificates issued by the trust;

          o a defeasance amount equal to the applicable investor percentage of the aggregate amount of the deposits in respect of finance charge receivables will be deposited into the finance charge account for allocation and distribution as described in the related prospectus supplement;

          o during the REVOLVING PERIOD, an amount equal to the applicable investor percentage of the aggregate amount of the deposits in respect of principal receivables will be invested or held for investment in [principal receivables], provided that

             o if after giving effect to the inclusion in the trust of all receivables on or prior to the date of processing the transferor interest would be reduced below the minimum transferor interest;

             o then the excess will be deposited in the principal account or other specified account and will be used as described in the related prospectus supplement, including for payment to other series of certificates issued by the trust;

          o during the CONTROLLED AMORTIZATION PERIOD or ACCUMULATION PERIOD, as applicable, an amount equal to the applicable investor percentage of such deposits in respect of principal receivables up to the amount, if any, as specified in the related prospectus supplement will be deposited in the principal account or principal funding account, as applicable, for allocation and distribution to certificateholders as described in the related prospectus supplement, provided that

             o if collections of principal receivables exceed the principal payments which may be allocated or distributed to certificateholders,

             o then the excess amount will be paid to the holder of the transferor certificate until the transferor interest is reduced to the minimum transferor interest, and then will be deposited in the principal account or other specified account and will be used as described in the related prospectus supplement, including for payment to other series of certificates issued by the trust; and

          o during the PRINCIPAL AMORTIZATION PERIOD, if applicable, and the RAPID AMORTIZATION PERIOD, an amount equal to the applicable investor percentage of such deposits in respect of principal receivables will be deposited into the principal account for application and distribution as provided in the related prospectus supplement.

     In the case of a series of certificates having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the related prospectus supplement.

     Any principal collections not paid to the transferor because the transferor interest is zero, together with any adjustment payments as described below,

          o will be paid to and held in the principal account and paid to the transferor if and to the extent that the transferor interest is equal to or greater than zero; or

          o if an AMORTIZATION PERIOD or ACCUMULATION PERIOD has commenced, will

             o be held for distribution to the certificateholders on the related distribution date or

             o accumulated for distribution on the scheduled payment date as applicable, and distributed to the certificateholders of each class or held for and distributed to the certificateholders of other series of certificates issued by the trust in the manner and order of priority specified in the related prospectus supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any series may be included in a group of series. The prospectus supplement relating to your series will specify whether the series will be included in a group and will identify any previously issued series included in the group. If so specified in the prospectus supplement relating to your series, the certificateholders of a series or class within a group may be entitled to receive all or a portion of shared excess finance charge collections for another series within the group to cover any shortfalls for amounts payable from collections of finance charge receivables allocable to the series or class.

     Unless otherwise provided in the related prospectus supplement, with respect to any series, shared excess finance charge collections for any monthly period will equal the excess of collections of

          o finance charge receivables;

          o annual membership fees, if any; and

          o other amounts allocated to the investor interest of the series or class over the sum of

          o interest accrued for the current month and overdue monthly interest on the certificates of the series or class;

          o accrued and unpaid investor servicing fees for the series or class payable from collections of finance charge receivables;

          o the INVESTOR DEFAULT AMOUNT for the series or class;

          o unreimbursed INVESTOR CHARGE-OFFS for the series or class; and

          o other amounts specified in the prospectus supplement relating to your series.

See "--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

     If specified in the prospectus supplement relating to your series, principal collections allocated to the investor interest of a series but not needed to make payments or deposits for that series will be applied to cover principal payments due to or for the benefit of certificateholders of other series and the allocation of SHARED PRINCIPAL COLLECTIONS may be among series within a group. Any reallocation will not result in a reduction in the investor interest of the series to which the collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     Unless specified in the prospectus supplement relating to your series, for each series of certificates the INVESTOR DEFAULT AMOUNT

          o will be calculated by the servicer on the fourth business day before the transfer date for the preceding monthly period;

          o will be equal to the aggregate amount of the investor percentage of principal receivables in accounts which in the monthly period were written off as uncollectible in accordance with the servicer's or the related originator's policies and procedures for servicing credit card receivables, comparable to the receivables; and

          o in the case of a series of certificates having more than one class, will be allocated among the classes in the manner described in the prospectus supplement relating to your series.

     If so provided in the prospectus supplement relating to your series, an amount equal to the INVESTOR DEFAULT AMOUNT for any monthly period may be paid from other amounts, including:

          o collections in the finance charge account; or

          o credit enhancements;

and applied to pay principal to certificateholders or the holder of the transferor certificate. In the case of a series of certificates having one or more classes of subordinated certificates, the prospectus supplement relating to your series may provide that all or a portion of amounts otherwise allocable to the subordinated certificates may be paid to the holders of senior certificates to make up any INVESTOR DEFAULT AMOUNT allocable to the holders of senior certificates.

     For each series of certificates, INVESTOR CHARGE-OFFS

          o will reduce the investor interest for the series for any monthly period;

          o will be reimbursed on any distribution date to the extent amounts on deposit in the finance charge account and otherwise available for reimbursement exceed interest, fees and any aggregate INVESTOR DEFAULT AMOUNT payable on that date; and

          o in the case of a series of certificates having more than one class, will be allocated among the several classes in the manner and priority set out in the related prospectus supplement.

     The transferor interest will be reduced, on a net basis, by the amount of any principal receivable adjusted by the servicer or related originator because

          o of transactions occurring in respect of a rebate or refund to a cardholder; or

          o the principal receivable was created in respect of merchandise which was refused or returned by a cardholder; and

          o any principal receivable which is discovered to have been created through a fraudulent or counterfeit charge.

In the event that the exclusion of these receivables from the calculation of the transferor interest would cause the transferor interest to be less than the minimum transferor interest, the transferor will be required to pay an amount equal to the deficiency.

     If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of the series or the trust by:

          o depositing with the trustee, from amounts representing, or acquired with, collections of receivables, money or permitted investments sufficient to:

             o make all remaining scheduled interest and principal payments on the series or all outstanding series of certificates of the trust, as the case may be on the dates scheduled for such payments; and

             o pay all amounts owing to any credit enhancement provider for the series or all outstanding series, as the case may be;

          o if such action would not result in a PAY OUT EVENT for any series.

Prior to its first exercise of its right to substitute money or permitted investments for receivables, the transferor will deliver to the trustee

          o an opinion of counsel to the effect that such deposit and termination of obligations will not result in the trust being required to register as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

          o a TAX OPINION.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each series, the transferor may repurchase the certificates

          o on any distribution date

             o after the total investor interest of the series and the
               ENHANCEMENT INVESTED AMOUNT is reduced to an amount less than or equal to 5% or a different amount specified in the related prospectus supplement of the initial investor interest; and

          o if conditions set out in the pooling and servicing agreement are met.

Unless otherwise specified in the related prospectus supplement, the repurchase price will be equal to

          o the total investor interest of the series less the amount, if any, on deposit in any principal funding account with respect to the series;

          o plus the ENHANCEMENT INVESTED AMOUNT, if any, for the series;

          o plus accrued and unpaid interest on the certificates and interest or other amounts payable on the ENHANCEMENT INVESTED AMOUNT or the collateral interest, if any, through the day preceding the distribution date on which the repurchase occurs.

     The certificates of each series will be retired on the day following the distribution date on which the final payment of principal is scheduled to be made to the certificateholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify a SERIES TERMINATION DATE; provided, however, that the certificates may be subject to prior termination as provided above. If the investor interest is greater than zero on the SERIES TERMINATION DATE, the trustee or servicer may be required to

          o sell or cause to be sold receivables in the manner provided in the pooling and servicing agreement and series supplement; and

          o pay the net proceeds of the sale and any collections on the receivables, in an amount at least equal to the sum of

             o the investor interest;

             o the ENHANCEMENT INVESTED AMOUNT, if any, for the series; and

             o accrued interest due on the above.

     Unless the servicer and the holder of the transferor certificate instruct the trustee otherwise, the TRUST TERMINATION DATE will be the earliest of:

     o the day after the distribution date on which the aggregate investor interest and ENHANCEMENT INVESTED AMOUNT or collateral interest, if any, for each outstanding series is zero;

          o July 15, 2021, or

          o if the receivables are sold, disposed of or liquidated following the occurrence of an insolvency event, immediately following such sale, disposition or liquidation.

     Upon the termination of the trust and the surrender of the transferor certificate, the trustee will convey to the holder of the transferor certificate all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAY OUT EVENTS

     Unless specified in the prospectus supplement relating to your series, the REVOLVING PERIOD will continue through the date specified in the prospectus supplement relating to your series unless a PAY OUT EVENT occurs prior to that date. A PAY OUT EVENT occurs for all series issued by the trust upon the occurrence of any of the following events:

          o specified events of insolvency or receivership relating to the transferor or Dillard's, DNB or DNB-LA.;

          o the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the pooling and servicing agreement; or

          o the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a PAY OUT EVENT may occur for any series upon the occurrence of any other event specified in the prospectus supplement relating to your series.

     On the date on which a PAY OUT EVENT is deemed to have occurred, the RAPID AMORTIZATION PERIOD will begin. If, because of the occurrence of a PAY OUT EVENT, the RAPID AMORTIZATION PERIOD begins earlier than the scheduled commencement of an AMORTIZATION PERIOD or prior to a scheduled principal payment date, certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the certificates.

     In addition to the consequences of a PAY OUT EVENT discussed above, unless otherwise specified in the prospectus supplement relating to your series if pursuant to provisions of federal law, the transferor voluntarily enters liquidation or a receiver is appointed for the transferor on the day of the event,

          o the transferor will immediately cease to transfer principal receivables to the trust;

          o promptly give notice to the trustee of the event;

          o within 15 days, the trustee will publish a notice of the liquidation or the appointment stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner;

          o unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the investor interest of each the series, or if any series has more than one class, of each class, and any other person specified in the pooling and servicing agreement or the series supplement, issued and outstanding, the trustee will sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms; and

          o the proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables and applied as specified above in "--Application of Collections" and in the related prospectus supplement.

     If the only PAY OUT EVENT to occur is either the insolvency of the transferor or the appointment of a conservator or receiver for the transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the RAPID AMORTIZATION PERIOD. In addition, a conservator or receiver may have the power to cause the early sale of the receivables and the early retirement of the certificates. See "Legal Aspects of the Receivables--Matters Relating to Bank Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the prospectus supplement, for your series of certificates, the servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee payable at the times and in the amounts specified in the prospectus supplement.

     The investor servicing fee will be

          o funded from collections of finance charge receivables allocated to the investor interest; and

          o paid each month, or on such other specified periodic basis, from

             o amounts allocated and on deposit in the finance charge account;
               or

             o in limited circumstances, from amounts available from credit enhancement and other sources, if any.

     The remainder of the servicing fee for the trust will be allocable to

          o the transferor interest;

          o the investor interests of any other series issued by the trust; and

          o the interest represented by the ENHANCEMENT INVESTED AMOUNT or the collateral interest, if any, for the series, as described in the prospectus supplement relating to your series.

     Neither the trust nor the certificateholders will have any obligation to pay the portion of the servicing fee allocable to the transferor interest.

     The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of

          o the fees and disbursements of the trustee and independent certified public accountants; and

          o other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the certificateholders other than the trust's federal, state, and local income and franchise taxes, if any.

MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     Dillard National Bank, a wholly-owned banking subsidiary of Dillard's, initially will service the receivables. The servicer may appoint any affiliate as a sub-servicer to service any or all of the receivables. In limited circumstances, the servicer or sub-servicer may resign or be removed, in which event the trustee or a third party servicer may be appointed as successor servicer. The principal executive office of the servicer is located at 396 N. William Dillard Drive, Gilbert, Arizona 85233, telephone number (602) 503-5504.

     The servicer will receive a servicing fee from the trust in respect of each series in the amounts and at the times specified in the prospectus supplement relating to your series. The servicing fee may be payable from finance charge receivables or other amounts as specified in the prospectus supplement relating to your series.

     With respect to each series of certificates, the servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement. DNB has delegated some of its servicing duties to MCC; however, delegation does not relieve it of its obligation to perform its duties in accordance with the agreement.

     The servicer will indemnify the trust and trustee from and against any reasonable

          o loss;

          o liability;

          o expense;

          o damage; or

          o injury
suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer or any sub-servicer with respect to the activities of the trust or the trustee; provided, however, that the servicer will not indemnify,

          o the trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement; or

          o the trust, the certificateholders or the certificate owners for

             o liabilities arising from actions taken by the trustee at the request of certificateholders;

             o any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or receivables which are written off as uncollectible; or

             o any liabilities, costs or expenses of the trust, the
               certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income or any interest or penalties on or arising from a failure to comply with such taxes, the certificateholders or the certificate owners required to be paid by the trust in connection with the pooling and servicing agreement to any taxing authority.

     In addition, subject to limited exceptions, the transferor will indemnify an injured party for any losses, claims, damages or liabilities other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder arising out of or based upon the arrangement created by the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the New York Revised Limited Partnership Act in which the transferor is a general partner.

     Neither the transferor nor the servicer nor any of their respective directors, officers, employees or agents will be

          o under any other liability to the related trust, trustee, certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement; or

          o protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any respective person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder.

     Neither the servicer nor any sub-servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability.

     In addition to exchanges, if applicable, the transferor may transfer its interest in all or a portion of the transferor certificate, provided that prior to any transfer the trustee receives

          o written notification from each rating agency that the transfer will not result in a lowering of its then existing rating of the certificates of each outstanding series rated by it; and

          o a TAX OPINION.

     Any person

          o into which, in accordance with the agreement, the transferor or the servicer may be merged or consolidated; or

          o resulting from any merger or consolidation to which the transferor or the servicer is a party; or

          o succeeding to the business of the transferor or the servicer,

will be the successor to the transferor or the servicer, as the case may be, under the pooling and servicing agreement upon

          o execution of a supplement to the pooling and servicing agreement;
            and

          o delivery of an opinion of counsel as to the compliance of the transaction with the applicable provisions of the pooling and servicing agreement.

SERVICER GUARANTEE

     If so provided in the prospectus supplement related to your series, the obligations of the servicer under the agreement may be guaranteed by Dillard's or any of its subsidiaries pursuant to a servicer guarantee in favor of the trustee.

SERVICER DEFAULT

     Unless otherwise specified in the prospectus supplement relating to your series, in the event of any servicer default, either

          o the trustee; or

          o certificateholders representing undivided interests aggregating more than 50% of the investor interests for all series of certificates of the trust,

may, by written notice to the servicer and to the trustee if given by the certificateholders

          o terminate all of the rights and obligations of the servicer as servicer under the agreement and in and to the receivables and the proceeds of the receivables; and

          o appoint a new servicer.

The rights and interest of the transferor under the agreement and in the transferor interest will not be affected by the termination. The trustee will as promptly as possible appoint a successor servicer. If no successor servicer has been appointed and has accepted its appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement shall pass to and be vested in the trustee.

     The trustee shall give the transferor the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the trustee if:

          o the trustee is unable to obtain any bids from eligible successor servicers;

          o the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing; and

          o the trustee is legally unable to act as successor servicer.

     Unless otherwise specified in the prospectus supplement relating to your series, a servicer default under the agreement refers to any of the following events:

          o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make payments, transfers or deposits, on the date the servicer is required to do so under the agreement or any series supplement or within the applicable grace period, which will not exceed 10 business days;

          o failure on the part of the servicer to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under the trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders; or the delegation by the servicer of its duties under the agreement, except as specifically permitted;

          o any representation, warranty or certification made by the servicer in the agreement, or in any certificate delivered pursuant to the agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders;

          o the occurrence of events of bankruptcy, insolvency or receivership of the servicer, or

          o such other event specified in the prospectus supplement relating to your series.

     Unless otherwise stated in the related prospectus supplement, a delay in or failure of performance described in the first three paragraphs above that does not exceed the applicable grace period will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence.

     Upon the occurrence of any such event, the servicer will

          o not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement; and

          o provide the trustee, any credit enhancement provider, the transferor and the holders of certificates of each series issued and outstanding under the trust prompt notice of the failure or delay by it, together with a description of the cause of the failure or delay and its efforts to perform its obligations.

     In the event of a servicer default, if a conservator or receiver is appointed for the servicer and no servicer default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either trustee or the majority of the certificateholders from engaging a successor servicer.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, for each series of certificates, on each distribution date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, the paying agent will forward to each certificateholder of record a statement prepared by the servicer including, among other things:

          o the total amount distributed;*

          o the amount of the distribution on the distribution date allocable to principal on the certificates;*

          o the amount of the distribution allocable to interest on the certificates;*

          o the amount of collections of principal receivables processed during the preceding month or months since the last distribution date and allocated in respect of the certificates;

          o the aggregate amount of

             o principal receivables;

             o the investor interest; and

             o the investor interest as a percentage of the aggregate amount of the principal receivables

         in the trust as of the end of the last day of the preceding monthly period or periods since the last distribution date;

          o the aggregate outstanding balance of accounts which are at least a specified number of days delinquent by class of delinquency as of the end of the last day of the preceding monthly period or periods since the last distribution date;

          o the aggregate INVESTOR DEFAULT AMOUNT for the preceding monthly period or periods since the last distribution date;

          o the amount of INVESTOR CHARGE-OFFS and reimbursements of previous INVESTOR CHARGE-OFFS for the preceding monthly period or periods since the last distribution date;

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
          o the amount of the investor servicing fee for the preceding monthly period or periods since the last distribution date;

          o the amount available under any enhancement and credit enhancement, if any, as of the close of business on the distribution date;

          o the pool factor as of the end of the related record date consisting of a seven-digit decimal expressing the ratio of the investor interest to the initial investor interest;

          o the aggregate amount of collections on finance charge receivables and annual membership fees processed during the preceding monthly period or periods since the last distribution date;

          o the portfolio yield, as the term is used in the related prospectus supplement and relating to the series, for the preceding monthly period or periods since the last distribution date;

          o information relating to the floating or variable certificate rates, if applicable, for the monthly period or periods ending on such distribution date; and

          o if a series of certificates uses a pre-funding account, the amounts on deposit in the pre-funding account.

     In the case of a series of certificates having more than one class, the statements forwarded to certificateholders will provide information as to each class of certificates, as appropriate.

     On or before January 31 of each calendar year or on another date specified in the prospectus supplement relating to your series, the paying agent will furnish to each person who at any time during the preceding calendar year was a certificateholder of record, a statement prepared by the servicer containing the information required to be contained in the regular monthly report to certificateholders, as set out in clauses marked with a * above aggregated for the calendar year or the applicable portion of the year during which the person was a certificateholder, together with other customary information consistent with the treatment of the certificates as debt as the trustee or the servicer deems necessary or desirable to enable the certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the prospectus supplement relating to your series, on or before March 31 of each calendar year, or such other date as specified in the related prospectus supplement, the servicer will cause a firm of independent certified public accountants to furnish

          o a report to the effect that the accounting firm has examined management's assertion that

             o as of the date of the report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control--Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

             o in their opinion, management's assertion is fairly stated, in all material respects; and

          o a report, prepared using generally accepted attestation standards to the effect that such accountants have compared the amounts set forth in at least two of the monthly certificates forwarded by the servicer during the period covered by such report which will be the twelve-month period ending on December 31 of the preceding calendar year with the servicer's computer reports which were the source of such amounts and found them to be in agreement or will disclose any exceptions noted and that such firm has recalculated the mathematical accuracy of amounts derived in the monthly certificates.

     The agreement will provide for delivery to the trustee on or before August 31 of each calendar year, or some other date as specified in the prospectus supplement relating to your series, of an annual statement signed by an officer of the servicer to the effect that

          o the servicer has fully performed its obligations under the agreement throughout the preceding year; or

          o if there has been a default in the performance of any obligation, specifying the nature and status of the default.

AMENDMENTS

     Unless otherwise specified in the prospectus supplement, the agreement and any series supplement may be amended by the transferor, the servicer and the trustee, without the consent of certificateholders of any series then outstanding to,

          o cure any ambiguity;

          o revise exhibits and schedules;

          o correct or supplement any provision which may be inconsistent with any other provision in the agreement; or

          o add any other provisions with respect to matters or questions arising under and which are not inconsistent with the provisions of the pooling and servicing agreement or series supplement.

No amendment described above, however, may adversely affect in any material respect the interests of the certificateholders of any series then outstanding.

     The agreement and any series supplement may be amended by the transferor, the servicer and the trustee without the consent of any of the certificateholders of any series then outstanding for the purpose of adding, changing or eliminating any provision of or any right of the holders of certificates under the agreement, provided that

          o the servicer has furnished the trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any certificateholder;

          o the amendment will not cause the trust to be characterized as a corporation for federal income tax purposes or otherwise have a material adverse effect on the federal income taxation of any series; and

          o the servicer has given each rating agency ten business days' prior written notice of the amendment and will have received written confirmation from each rating agency that the rating of the certificates of any series will not be reduced or withdrawn as a result of the amendment.

     No amendment described above, however, may effect any of the amendments that require unanimous certificateholder consent as set forth in the next paragraph, or

          o reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on certificates of any series;

          o change the definition of or the manner of calculating the interest of any certificateholder of any series;

          o alter the requirements for changing the percentage by which the minimum transferor interest for certificates of any series is determined;

          o change the manner in which the transferor interest of any series is determined; or

          o reduce the percentage required in the following paragraphs to consent to such amendment.

The pooling and servicing agreement may also be amended by the transferor, the servicer and the trustee with the consent of the holders of the certificates evidencing undivided interests aggregating more than 50% of the investor interest of each series adversely affected for the purpose of

          o adding any provisions to;

          o changing in any manner; or

          o eliminating any of the provisions of

the agreement or of modifying in any manner the rights of holders of certificates.

     No such amendment, however, may

          o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate of the series without the consent of all the related certificateholders;

          o change the definition of or the manner of calculating

             o the investor interest;

             o the investor percentage; or

             o the INVESTOR DEFAULT AMOUNT

        of the series without the consent of each holder of certificates adversely affected by the change; or

          o reduce the percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of each affected holder of certificates.

LIST OF CERTIFICATEHOLDERS

     With respect to each series of certificates, upon written request of certificateholders of record representing undivided interests in the trust aggregating not less than 10% or some other percentage specified in the prospectus supplement of the investor interest, the trustee

          o after having been adequately indemnified by such certificateholders for its costs and expenses; and

          o having given the servicer notice that a request has been made;

will afford the certificateholders access during business hours to the current list of certificateholders of the trust for purposes of communicating with other certificateholders regarding their rights under the agreement.

See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

The transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the transferor, the servicer and any of their affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of applicable local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such an appointment,

          o all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement will be conferred or imposed on the trustee and separate trustee or co-trustee jointly; or

          o in any jurisdiction in which the trustee will be incompetent or unqualified to perform required acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the transferor will be obligated to appoint a successor trustee. The transferor may also remove the trustee if

          o the trustee ceases to be eligible to continue as trustee under the agreement; or

          o if the trustee becomes insolvent.

     In such circumstances, the transferor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

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                     DESCRIPTION OF THE PURCHASE AGREEMENTS

GENERAL

     The transferor will obtain its interest in the receivables under purchase agreements between the transferor and one or more originators or other persons. Pursuant to a PURCHASE AGREEMENT, the respective RECEIVABLES SELLER will transfer to the transferor all receivables in specified accounts as of the specified cut-off date. The transferor has entered into the following PURCHASE
AGREEMENTS:

          o the DIC Purchase Agreement dated as of August 14, 1998 with DIC;

          o the MFI Purchase Agreement dated as of August 14, 1998 with MERSCO FACTORS;

          o the DNB Purchase Agreement dated as of August 14, 1998 with DNB; and

          o the MSNB Purchase Agreement dated as of August 14, 1998 with DNB-LA.

     Under the PURCHASE AGREEMENTS, each of DIC, MERSCO FACTORS, DNB and DNB-LA. transferred to the transferor

          o all then existing and thereafter arising receivables in each account identified on a list of accounts delivered to the transferor; and

          o all monies due or to become due with respect to the receivables and respective accounts as of the close of business on August 12, 1998.

     Under the DIC Purchase Agreement and the MFI Purchase Agreement, DIC and MERSCO FACTORS sold receivables arising under accounts originated by and previously purchased from DNB and DNB-LA., respectively. Neither DIC nor MERSCO FACTORS has originated or currently originates accounts and no additional receivables or interests in receivables are expected to be transferred to either entity in the future.

     In addition, under their PURCHASE AGREEMENTS, each of DNB and DNB-LA. transferred to the transferor

          o all receivables then existing and thereafter arising in each account created after August 12, 1998; and

          o all monies due or to become due with respect to the receivables as of the date of creation of the receivables.

     With respect to any series of certificates, the transferor will transfer to the trust the receivables identified in the related prospectus supplement and pooling and servicing agreement and will assign to the trust its rights in, to and under the PURCHASE AGREEMENTS with respect to the receivables.

     The transferor may enter into additional PURCHASE AGREEMENTS with one or more additional originators, or may modify the existing PURCHASE AGREEMENTS as described in the prospectus supplement relating to the series of certificates purchased by you. Each PURCHASE AGREEMENT will contain substantially similar terms, or, for any series of certificates, other terms approved by the rating agencies rating the series. The material terms of the PURCHASE AGREEMENTS are summarized below. This summary is not a complete description of the terms of the PURCHASE AGREEMENTS. You should refer to the form of the PURCHASE AGREEMENT for a complete description.

REPRESENTATIONS AND WARRANTIES

     In each PURCHASE AGREEMENT, the related RECEIVABLES SELLER will represent and warrant that, among other things,

          o it is duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation with power, authority and legal right to acquire and own the receivables transferred by it;

          o the PURCHASE AGREEMENT constitutes a legal, valid and binding obligation of the RECEIVABLES SELLER, enforceable against the RECEIVABLES SELLER in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          o the PURCHASE AGREEMENT constitutes either**

             o a valid transfer, assignment and conveyance to the transferor of all right, title and interest of the RECEIVABLES SELLER in, to and under the receivables transferred by the RECEIVABLES SELLER and all proceeds of the receivables, and the receivables and proceeds will be held by the transferor free and clear of any lien of any person claiming through or under the RECEIVABLES SELLER or any of its affiliates; or

             o a grant of a perfected, first priority, security interest as defined in the UCC in the property to the transferor, subject to specified exceptions.

          o each existing account is an ELIGIBLE ACCOUNT and the transferor in did not use an adverse selection procedure in selecting the accounts to be added to the trust from among the ELIGIBLE ACCOUNTS in the RECEIVABLES SELLER'S portfolio;*

          o each receivable transferred is an ELIGIBLE RECEIVABLE;*

          o each receivable transferred has been or will be conveyed to the transferor*

             o free and clear of any lien of any person claiming through or under the RECEIVABLES SELLER or any of its affiliates; and

             o in compliance, in all material respects, with all requirements of law applicable to the RECEIVABLES SELLER;

          o all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the RECEIVABLES SELLER in connection with the conveyance of receivables to the transferor under the PURCHASE AGREEMENT have been duly obtained, effected or given and are in full force and effect;*

          o the RECEIVABLES SELLER has the corporate power and authority to

             o execute and deliver and perform its obligations under the
               PURCHASE AGREEMENT; and

             o sell and assign to the transferor the receivables transferred and to be transferred and has duly authorized the transfers by all necessary corporate action on the part of the RECEIVABLES SELLER; and

          o the RECEIVABLES SELLER is, and after giving effect to the transfers contemplated to occur on any date under the PURCHASE AGREEMENT, will be, solvent.

COVENANTS

Each RECEIVABLES SELLER will agree, among other things,

          o to execute and file financing statements, and cause to be executed and filed continuation and other statements, all in such manner and in places as may be required by law fully to perfect and preserve the sale to the transferor of the receivables transferred by the RECEIVABLES SELLER;

          o not to change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by it seriously misleading unless it gives the transferor at least 60 days prior written notice and files financing statements or amendments as may be necessary to continue the perfection of the transferor's interest in all receivables sold transferred by the RECEIVABLES SELLER;

          o except for the conveyances under the PURCHASE AGREEMENTS and as contemplated by the pooling and servicing agreement, not to sell, pledge, assign or transfer to any other person any of the assets transferred by the RECEIVABLES SELLER to the transferor under its PURCHASE AGREEMENT and not to grant, create, incur, assume or suffer to exist any lien thereon;*

          o to defend the right, title and interest of the transferor in, to and under all transferred assets against all claims of third parties claiming through or under the RECEIVABLES SELLER;* and

          o not to make any change or modification to its credit and collection policy, that could reasonably be expected to have a material adverse effect on the transferor, as transferor.

REPURCHASE EVENTS

     Each RECEIVABLES SELLER will agree with the transferor that in the event of

          o a breach of any of the RECEIVABLES SELLER'S representations and warranties contained in clauses marked with an * above under the description "Representations and Warranties," unless the breach is cured in all material respects within a period acceptable to the transferor, but not more than 150 days, or

          o a breach by the RECEIVABLES SELLER of its covenant described in clauses marked with an * above under the description "Covenants," which breach has a material adverse effect on the transferor's interest in the receivable, or

          o a breach of any of the RECEIVABLES SELLER'S representations and warranties contained in clause marked with ** above under the description "Representations and Warranties,"

the RECEIVABLES SELLER will, upon request by the transferor, repurchase the WARRANTY RECEIVABLE from the transferor by delivering the respective WARRANTY PAYMENT.

     The obligation of each RECEIVABLES SELLER to repurchase any WARRANTY RECEIVABLE transferred by it as to which a breach has occurred and is continuing will, if the obligation is fulfilled, constitute the sole remedy against the RECEIVABLES SELLER for the breach available to the transferor or the trustee. Upon receipt by the transferor of the WARRANTY PAYMENT, the transferor will assign, without recourse, representation or warranty, to the applicable RECEIVABLES SELLER all of the transferor's right, title and interest in, to and under and all monies due on the WARRANTY RECEIVABLE.

     If so provided in the prospectus supplement related to a series of certificates, the obligations of the RECEIVABLES SELLERS, or any of them, to repurchase receivables under the circumstances described in the preceding paragraph may be guaranteed by DILLARD'S or any of its subsidiaries under a REPURCHASE GUARANTEE in favor of the transferor. In such cases, the rights of the transferor under a REPURCHASE GUARANTEE will be assigned to the trustee for the benefit of the certificateholders of the series.

MERGER AND CONSOLIDATION

     Any Person

          o into which a RECEIVABLES SELLER may be merged or consolidated

             o resulting from any merger, conversion or consolidation to which the RECEIVABLES SELLER is a party,

             o succeeding to the business of the RECEIVABLES SELLER, or

             o more than 50% of the voting stock of which is owned, directly or indirectly, by DILLARD'S; and

          o which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the RECEIVABLES SELLER under its PURCHASE AGREEMENT;

will succeed to the RECEIVABLES SELLER under its PURCHASE AGREEMENT without the execution or filing of any paper or any further act on the party of any of the parties to the PURCHASE AGREEMENT; provided, however, that the RECEIVABLES SELLER will have delivered to the transferor and the trustee an opinion of counsel either stating that:

          o in the opinion of counsel, all financing statements and continuation statements and amendments have been executed and filed that are necessary to fully preserve and protect the interest of the transferor and the trustee, respectively, in the receivables transferred by the RECEIVABLES SELLER and reciting the details of the filings; or

          o stating that, in the opinion of counsel, no such action is necessary to preserve and protect these interests.

                               CREDIT ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided for one or more classes. Credit enhancement may be in the form of

          o the subordination of one or more classes of the certificates of the series;

          o a letter of credit;

          o the establishment of a cash collateral guaranty or account;

          o a collateral interest;

          o a surety bond;

          o an insurance policy;

          o a spread account;

          o a reserve account;

          o the use of cross support features;

          o another method of credit enhancement described in the related prospectus supplement; or

          o any combination of the foregoing.

     If so specified in the prospectus supplement relating to your series, any form of credit enhancement may be structured so as to be drawn upon by more than one class.

     The type, characteristics and amount of the credit enhancement for any series or class will be determined based on several factors, including

          o the characteristics of the receivables and accounts included in the trust portfolio as of the closing date for the series;

          o and the desired rating for each class; and

          o the requirements of each rating agency rating the certificates of the series or class.

     Unless otherwise specified in the prospectus supplement for your series, the credit enhancement will not

          o provide protection against all risks of loss; and

          o guarantee repayment of the entire principal balance of the certificates and interest.

     If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the prospectus supplement relating to your series will include a description of

          o the amount payable under the credit enhancement;

          o any conditions to payment not otherwise described here;

          o the conditions, if any, under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

          o any material provision of any agreement relating to the credit enhancement.

     Additionally, the prospectus supplement relating to your series may set out information for any credit enhancement provider, including

          o a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business;

          o its total assets, and its stockholders' or policy holders' surplus, if applicable; and

          o other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the related prospectus supplement, credit enhancement for a series may be available to pay principal of the certificates of the series following the occurrence of PAY OUT EVENTS for the series. In such event, the credit enhancement provider may have an interest in cash flows in respect of the receivables to the extent described in the prospectus supplement relating to your series.

SUBORDINATION

     If so specified in the prospectus supplement relating to your series, one or more of any series will be subordinated as described in the prospectus supplement to the extent necessary to fund payments to senior certificates. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any distribution date for the series will be subordinated in right and priority to the rights of the holders of senior certificates, but only to the extent described in the prospectus supplement. If so specified in the prospectus supplement relating to your series, subordination may apply only in the event of losses not covered by another form of credit enhancement. The prospectus supplement relating to your series will also set out information concerning

          o the amount of subordination of a class or classes of subordinated certificates in a series;

          o the circumstances in which the subordination will be applicable;

          o the manner, if any, in which the amount of subordination will be applicable;

          o the manner, if any, in which the amount of subordination will decrease over time; and

          o the conditions under which amounts available from payments that would otherwise be made to holders of the subordinated certificates will be distributed to holders of senior certificates.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     If specified in the prospectus supplement relating to your series, support for a series or one or more classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands under the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to such conditions as are specified in the related prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the prospectus supplement relating to your series, support for a series or one or more classes thereof will be provided by

          o a cash collateral guaranty

            -- secured by the deposit of cash or permitted investments in a segregated cash collateral account; and

            -- reserved for the beneficiaries of the Cash Collateral Guaranty;
               or

          o by a segregated cash collateral account alone.

The amount available under the Cash Collateral Guaranty or the cash collateral account will be the lesser of

          o amounts on deposit in the cash collateral account; and

          o an amount specified in the prospectus supplement.

The prospectus supplement will set out the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the cash collateral account or from the cash collateral account directly.

COLLATERAL INTEREST

     If specified in the prospectus supplement, support for a series or one or more classes thereof will be provided initially by collateral interest in an amount initially equal to a percentage of the certificates of the series as specified in the prospectus supplement. The series may also have the benefit of a Cash Collateral Guaranty or cash collateral account with an initial amount on deposit, if any, as specified in the prospectus supplement which will be increased

          o to the extent the transferor elects, subject to conditions specified in the related prospectus supplement, to apply collections of principal receivables allocable to the collateral interest to decrease the collateral interest;

          o to the extent collections of principal receivables allocable to the collateral interest are required to be deposited into the cash collateral account as specified in the related prospectus supplement; and

          o to the extent excess collections of finance charge receivables are required to be deposited into the cash collateral account as specified in the related prospectus supplement.

     The total amount of the credit enhancement available pursuant to the collateral interest and, if applicable, the Cash Collateral Guaranty or cash collateral account will be the lesser of

          o the sum of the collateral interest;

          o the amount on deposit in the cash collateral account; and

          o an amount specified in the related prospectus supplement.

The related prospectus supplement will set out the circumstances under which holders of certificates will receive payments

          o under a Cash Collateral Guaranty;

          o under a cash collateral account; or

          o which otherwise would be made to holders of the collateral interest.

SURETY BOND OR INSURANCE POLICY

     If specified in the prospectus supplement relating to your series, insurance for a series or one or more classes will be provided by one or more insurance companies. The insurance will guarantee, for one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the prospectus supplement.

     If specified in the prospectus supplement relating to your series, a surety bond will be purchased for the benefit of the holders of any series or class of a series to assure distributions of interest or principal for the series or class of certificates in the manner and amount specified in the prospectus supplement.

SPREAD ACCOUNT

     If specified in the prospectus supplement relating to your series, support for a series or one or more classes will be provided by the periodic deposit of available excess cash flow from the trust assets into a Spread Account intended to assist with subsequent distribution of interest and principal on the certificates of the class or series in the manner specified in the prospectus supplement.

RESERVE ACCOUNT

     If specified in the related prospectus supplement relating to your series, support for a series or one or more classes will be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the related prospectus supplement, by

          o an initial cash deposit;

          o the retention of periodic distributions of principal or interest or both otherwise payable to one or more classes or certificates, including any subordinated certificates; or

          o the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of the above.

     The reserve account will be established to assist with the subsequent distribution of principal or interest on the certificates of the series or class in the manner provided in the prospectus supplement relating to your series.

                              CERTIFICATE RATINGS

     Any rating of the certificates by a rating agency will indicate:

          o its view on the likelihood that certificateholders will receive required interest and principal payments; and

          o its evaluation of the receivables and the availability of any credit enhancement for the certificates.

     Among the things a rating will not indicate are:

          o the likelihood that interest or principal payments will be paid on a scheduled date;

          o the likelihood that a PAY OUT EVENT will occur;

          o the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;

          o the marketability of the certificates;

          o the market price of the certificates; or

          o whether the certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency. The designation of additional accounts without prior rating agency confirmation may result in a suspension, downgrade or withdrawal of its rating for the certificates.

     The transferor will request a rating of the certificates offered by this prospectus and the prospectus supplement from at least one rating agency. It will be a condition to the issuance of the certificates of each series or class offered pursuant to this prospectus and the related prospectus supplement, including each series that includes a pre-funding account, that they be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The rating or ratings applicable to the certificates of each series or class offered will be disclosed in the related prospectus supplement. Rating agencies other than those requested could assign a rating to the certificates and such ratings could be lower than any rating assigned by a rating agency chosen by the transferor.

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                        LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The transferor will represent and warrant in the agreement that the transfer of receivables by it to the trust is either

          o a valid transfer and assignment to the trust of all right, title and interest of the transferor in and to the related receivables except for the interest of the transferor as holder of the transferor certificate; or

          o the grant to the trust of a security interest in such receivables.

The transferor will also represent and warrant in the agreement that, in the event the transfer of receivables by the transferor to the trust is deemed to create a security interest under the Delaware UCC there will exist a valid, subsisting and enforceable first priority perfected security interest in the receivables created in favor of the trust on and after their creation, except for tax and other governmental liens, subject to the limitations described below. For a discussion of the trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

     The transferor will represent as to receivables to be conveyed, that the receivables are accounts or general intangibles for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the trust's security interest. Financing statements covering the receivables have been and will be filed with the appropriate governmental authority to protect the interests of the trust in the receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the trust's interest from third parties.

     There are limited circumstances under the UCC in which a prior or subsequent buyer of receivables coming into existence after a closing date could have an interest in the receivables with priority over the trust's interest. Under the pooling and servicing agreement, however, the transferor will represent and warrant that it transferred the receivables to the trust free and clear of the lien of any third party. In addition, the transferor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to the trust. A tax or government lien or other nonconsensual lien on property of the transferor arising prior to the time a receivable comes into existence may also have priority over the interest of the trust in the receivable. While DNB is the servicer, collections will be commingled with DILLARD'S general funds and used for DILLARD'S benefit prior to each distribution date. Accordingly, in the event of the insolvency of DILLARD'S, DNB or other subsidiaries of DILLARD'S, the trust may not have a perfected security interest in such collections. So long as DNB, however, remains the servicer, unless

          o the servicer has provided to the trustee a letter of credit or other credit support acceptable to each rating agency and the transferor shall not have received a notice from the rating agency that the letter of credit would result in the lowering of the rating agency's then existing rating of the related series and, if the trust has issued more than one series, any series of certificates then issued and outstanding,

          o DILLARD'S, so long as the servicer is wholly-owned by DILLARD'S, has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or

          o some other arrangement is made by the servicer which is approved in writing by the rating agencies,

DNB will be obligated to cease commingling collections and commence depositing collections into the collection account within two business days after the date of processing.

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
MATTERS RELATING TO BANK RECEIVERSHIP

     DNB and DNB-LA. are originators of some or all of the receivables. In addition, DNB is the initial servicer. DNB and DNB-LA. are chartered as national banking associations and are subject to regulation and supervision by the Comptroller. If either DNB or DNB-LA. becomes insolvent or is in an unsound condition or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

     In connection with the issuance of a series of certificates which is supported by receivables transferred by DNB or DNB-LA. to the transferor, counsel will advise the trustee, based upon the assumptions and limitations contained in a written legal opinion, that the sale of receivables by DNB or DNB-LA., as appropriate, would constitute either a valid sale or a grant of a security interest, as defined in the UCC, in the property to the transferor which, upon the filing of specified financing statements will be a perfected security interest.

     To the extent that

          o an originator granted a security interest in its receivables to the transferor, which security interest is subsequently assigned to the trust,

          o the interest was validly perfected before the originator's insolvency,

          o the interest was not taken or granted in contemplation of the originator's insolvency or with the intent to hinder, delay or defraud the originator or its creditors,

          o the pooling and servicing agreement is continuously a record of the originator, and

          o the pooling and servicing agreement represent a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the trustee is the secured party and is not an insider or affiliate of the originator, the valid perfected security interest of the trustee would be enforceable, to the extent of the trust's actual direct compensatory damages, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the originator and payments to the trust for the receivables up to the amount of such damages should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the originator. If, however, the FDIC

          o were to assert that the security interest in favor of either the transferor or the trust was unperfected or unenforceable;

          o were to require either the transferor or the trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA; or

          o the conservator or receiver were to request a stay of proceedings with respect to an originator as provided under FIRREA,

delays in payments on the certificates and possible reductions in the amount of those payments could occur. The provides that actual, direct compensatory damages shall be measured as of the date of the appointment of the conservator or receiver.

     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to DNB or DNB-LA. a termination event under the applicable receivables purchase agreement will occur and, with respect to DNB, a servicer default will occur. If no servicer default other than the conservatorship or receivership of the servicer exists, the conservator or receiver for the servicer may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer. In addition, if DNB or DNB-LA. is an originator of receivables, a conservator or receiver may have the power to prohibit the continued transfer of principal receivables to the trust. If, as a result, the applicable originator is no longer able to transfer receivables to the transferor, a PAY OUT EVENT may, if specified in the related prospectus supplement, occur for a series of certificates under the trust. Pursuant to each originator's purchase agreement, newly created principal receivables will not be transferred to the transferor on and after any receivables appointment or voluntary liquidation, and the trustee will proceed to sell, dispose of or otherwise liquidate the receivables originated by the originator in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each series or, if any series has more than one class, of each class, and any other person specified in the pooling and servicing agreement or a related series supplement, or unless otherwise required by the FDIC as receiver or conservator of DNB. Under the pooling and servicing agreement, the proceeds from the sale of the receivables would be treated as collections of the receivables and the investor percentage of the proceeds would be distributed to the certificateholders. However, if the only PAY OUT EVENT to occur is either the insolvency of the transferor or the appointment of a conservator or receiver for the transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the RAPID AMORTIZATION PERIOD. See "Description of the Certificates--Pay Out Events."

     The occurrence of most events of insolvency, conservatorship or receivership with respect to the servicer will result in a servicer default, which servicer default, in turn, could result in a PAY OUT EVENT. If no other servicer default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the servicer may have the power to prevent the trustee and the securityholders from appointing a successor servicer.

MATTERS RELATING TO BANKRUPTCY OF THE TRANSFEROR, DIC AND MFI

     The transferor will not engage in any activities except

          o purchasing accounts receivable from DILLARD'S and DILLARD'S subsidiaries,

          o forming the trust,

          o transferring accounts receivable to the trust, and

          o engaging in activities incident to, or necessary or convenient to accomplish, the foregoing.

     The transferor has no intention of filing, and Condev Nevada Inc. has no intention of causing the filing of a voluntary petition under the United States federal bankruptcy code or any similar applicable state law with respect to the transferor so long as the transferor is solvent and does not reasonably foresee becoming insolvent.

     The voluntary or involuntary application for relief under the United States federal bankruptcy code or any similar applicable state law with respect to DILLARD'S or any of its affiliates, other than the transferor but including DIC and MFI, should not necessarily result in a similar voluntary application with respect to the transferor so long as the transferor is solvent and does not reasonably foresee becoming insolvent either by reason of the insolvency of a DILLARD'S ENTITY or otherwise. In connection with the issuance of a series of certificates, counsel will advise the trustee, based upon the assumptions and limitations contained in a written legal opinion, that the assets and liabilities of the transferor would not be substantively consolidated with the assets and liabilities of any DILLARD'S ENTITY in the event of an application for relief under the United States federal bankruptcy code with respect to the DILLARD'S ENTITY. In addition, in connection with the issuance of a series of certificates, counsel will advise the trustee, based upon the assumptions and limitations contained in a written legal opinion, that the sale of receivables by a receivables seller other than DNB or DNB-LA. would constitute a valid sale and, therefore, the receivables would not be property of the receivables seller in the event of the filing of an application for relief by or against the receivables seller under the United States federal bankruptcy code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for a DILLARD'S ENTITY, or the DILLARD'S ENTITY as debtor-in-possession, or a creditor of the DILLARD'S ENTITY were to take the view that the DILLARD'S ENTITY and the transferor should be substantively consolidated then delays in payments on the certificates of each series or, should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor, reductions in such payments on such certificates could result. In addition, if a bankruptcy trustee for a receivables seller other than DNB-LA. or DNB, or the receivables seller as debtor-in-possession, or a creditor of the receivables seller were to take the view that the transfer of the receivables from the receivables seller to the transferor should be recharacterized as a pledge of the receivables, then delays in payments on the certificates of each series or, should the bankruptcy court rule in favor of any the trustee, debtor-in-possession or creditor, reductions in the payments on the certificates could result.

     In Octagon Gas Systems, Inc. V. Rimmer; 995 F.2d 948 (10th Cir. 1993), cert denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a true sale, the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the transferor, DIC or MFI were to become subject to a bankruptcy proceeding or if DNB or DNB-LA. were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, holders of the securities issued by the trust might experience delays in payment or possibly losses in their investment in the securities. Counsel to the transferor has advised it that the facts of Octagon are distinguishable from those in the sale transactions between each of the receivables sellers and the transferor and the transferor and the trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC.

     The pooling and servicing agreement provides that, upon the bankruptcy or appointment of a receiver for the transferor or DILLARD'S, a PAY OUT EVENT with respect to all series will occur, and under the pooling and servicing agreement, no new principal receivables will be transferred to the trust. If the only PAY OUT EVENT to occur is either the insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the receiver or bankruptcy trustee for the transferor may have the power to continue to require the transferor to transfer new principal receivables to the trust and to prevent the early sale, liquidation or disposition of the receivables and the commencement of the EARLY AMORTIZATION PERIOD. See "Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by an originator, the most significant laws include the federal

          o Truth-in-Lending, Equal Credit Opportunity,

          o Fair Credit Reporting,

          o Fair Debt Collection Practice, and

          o Electronic Funds Transfer Acts.

These statutes impose disclosure requirements when a credit card account is advertised and when it is opened,

          o at the end of monthly billing cycles, and

          o at year end.

In addition, these statutes

          o limit customer liability for unauthorized use,

          o prohibit discriminatory practices in extending credit, and

          o impose specific limitations on the type of account-related charges that may be assessed.

Cardholders are entitled under these laws to

          o have payments and credits applied to the credit card accounts promptly,

          o to receive prescribed notices, and

          o to require billing errors to be resolved promptly.

The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert the violations by way of set-off against his obligation to pay the amount of receivables owing. The transferor will warrant that all related receivables have been and will be created in compliance with the requirements of the laws. The servicer will also agree to indemnify the trust, among other things, for any liability arising from the violations caused by the servicer. For a discussion of the trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and state and local legislatures that, if enacted, would further regulate the credit card industry. Among other things, the proposed law would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the originators currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things,

          o prohibit the imposition and amount of minimum finance charges and other fees,

          o specify methods of calculating finance charges, and

          o require prior notice of any increase in the interest rate assessed with respect to a credit card account.

Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If portfolio yield is reduced, a PAY OUT EVENT may occur, and the RAPID AMORTIZATION PERIOD would commence.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if it results in any related receivables being written off as uncollectible when the amount available under any credit enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

     The UCC provides that

          o unless an obligor under an account has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are subject to

             o all the terms of the contract between the originator and the obligor and

             o any defense or claim arising under the contract, to rights of set-off and to any other defense or claim of the obligor against the originator that accrues before the obligor receives notification of the assignment; and

          o any obligor is authorized to continue to pay the originator until

             o the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer; and

             o if requested by the obligors, the trustee or successor servicer has furnished reasonable proof of assignment.

No agreement not to assert defenses has been entered into and no notice of the assignment of the receivables to the trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the trust.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate. Unless otherwise indicated, this summary deals only with U.S. certificate owners who acquire certificates at their original issue price pursuant to the original issuance of the certificates and who hold the certificates as capital assets.


     This discussion is based on present provisions of the CODE, the final, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions or rulings, all of which are subject to change, which change may be retroactive.


     The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner's circumstances, nor does it address the U.S. federal income tax consequences that may be relevant to some certificate owners that are subject to special treatment under the CODE, such as

     o banks,

     o financial institutions,

     o dealers in securities,

     o regulated investment companies,

     o real estate investment trusts,

     o tax-exempt entities,

     o persons holding certificates as part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

     o persons whose functional currency is not the U.S. dollar, or

     o life insurance companies.

Moreover, this summary does not address the U.S. federal alternative minimum tax consequences, if any, of an investment in the certificates or any state, local or foreign tax laws that may be applicable to the certificates, or to a certificate owner.

     Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     Prospective investors should note that no ruling will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed here, and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett described below are based upon the representations and assumptions in the opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the pooling and servicing agreement and the other related documents. If such representations are inaccurate and/or the relevant parties fail to comply with the terms of the pooling and servicing agreement or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences here may not be accurate.

     For purposes of this discussion, a U.S. Certificate Owner means a certificate owner that is

          o a citizen or resident of the United States,

          o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof,

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
          o an estate the income of which is subject to United States federal income taxation regardless of its source, or

          o a trust if it is subject to the supervision of a court within the United States and one or more United States persons, within the meaning of section 7701(a)(30) of the CODE, have the authority to control all substantial decisions of the trust or it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term non-U.S. Certificate Owner means any certificate owner other than a U.S. Certificate Owner.

TREATMENT OF THE CERTIFICATES AS DEBT

     The transferor will express in the pooling and servicing agreement its intent that the certificates will be debt for all U.S. and foreign income and franchise tax purposes. The transferor, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for such purposes. However, the pooling and servicing agreement generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the transferor will treat the pooling and servicing agreement, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     For U.S. federal income purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers, in more limited circumstances, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In Commissioner v. Danielson, 378 F.2d 771 (3d Cir. 1967), the Third Circuit Court of Appeals substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Some courts have followed this decision while others have not. The Danielson case related to the treatment of a bargained-for allocation of purchase price, which various taxpayers were characterizing in different ways, and the application of the Danielson rationale to the certificates, where all of the parties have agreed on a consistent tax characterization of the transaction, is arguably not appropriate. However, in United States v. Scharrer, 1999 WL 39131 (M.D. Fla. 1999), the District Court, citing Danielson, reversed a bankruptcy court's decision that a purported sale of lease payments was a borrowing, on the grounds that the form of the transaction was a sale rather than a borrowing. While the facts of the case differ from those involving the certificates, the case extends Danielson to sale/borrowing transactions. Nevertheless, tax counsel has advised that in a properly presented case the Danielson doctrine would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.


     The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished, and the purchaser has obtained, substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the certificates will properly be characterized as indebtedness for U.S. federal income tax purposes. In addition, tax counsel is of the opinion that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for such purposes. Except where indicated to the contrary, the following discussion assumes that the certificates will be considered debt for U.S. federal income tax purposes.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     Unless otherwise specified in the related prospectus supplement, the certificates will not be issued at a discount from their stated principal amount in excess of a statutory de minimis amount. Consequently, unless otherwise disclosed in a related prospectus supplement, the certificates will not be considered to have been issued with Original Issue Discount within the meaning of Section 1273 of the CODE and a U.S. Certificate Owner generally will include the stated interest on a certificate in gross income at the time the interest income is received or accrued in accordance with the U.S. Certificate Owner's regular method of tax accounting, provided that the stated interest is considered to be unconditionally payable for U.S. federal income tax purposes.

     Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if the terms and conditions of the certificates make the likelihood of late payment or non-payment of such stated interest a remote contingency. Since the trust and trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, provided the trust has sufficient cash on hand to allow the trustee to make the interest payments, the transferor intends to take the position that late payment or non-payment of stated interest on the certificates is a remote contingency and, therefore, the stated interest is unconditionally payable.

     If, however, the stated interest on the certificates is not considered unconditionally payable, the stated interest on the certificates will be considered original issue discount and a U.S. Certificate Owner will be required to include the stated interest in income, as original issue discount, on a daily economic accrual basis regardless of the U.S. Certificate Owner's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the certificates is not paid in full on a distribution date, the certificates may at such time, and at all later times, be considered to be issued with original issue discount and all certificate owners would be required to include such stated interest in income as original issue discount on an economic accrual basis.

SALE, EXCHANGE OR RETIREMENT OF CERTIFICATES

     Upon a sale, exchange, retirement or other disposition of a certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between

     o the amount realized on the sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest that the U.S. Certificate Owner has not included in gross income previously, which will be taxable as such, and

     o the U.S. Certificate Owner's adjusted tax basis in the certificate.

     Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     Although, as described above, it is the opinion of tax counsel that the certificates will be properly characterized as debt for U.S. federal income tax purposes, its opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the certificates or any collateral interest were not debt obligations for U.S. federal income tax purposes, all or a portion of the trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because in the opinion of tax counsel the certificates will be characterized as debt for U.S. federal income tax purposes and because any beneficial owner of an interest in a collateral interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of the trust were treated as a partnership or a corporation.

     If the trust were treated in whole or in part as a partnership, other than a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, the partnership would not be subject to U.S.

federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing the taxable income of the transferor or the beneficial owner of the transferor certificate and any certificate owners treated as partners in the partnership in accordance with their respective partnership interests. The amount and timing of income reportable by any certificate owners treated as partners in the partnership would likely differ from that reportable by the certificate owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's and, under some circumstances, a trust's share of expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent that they exceed two percent of the individual's adjusted gross income, and would be subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, a certificate owner subject to the limitations may be taxed on a greater amount of income than the stated rate on the certificates. In addition, all or a portion of any taxable income allocated to a certificate owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity, including an individual retirement account, may, under some circumstances, constitute unrelated business taxable income which generally would be taxable to the certificate owner under the CODE.

     Alternatively, if the trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the trust would be subject to U.S. federal income tax at corporate tax rates on the taxable income generated by its ownership of the receivables. Entity-level tax could result in reduced distributions to certificate owners. In addition, the distributions from the trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest. Moreover, distributions to certificate owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.


NON-U.S. CERTIFICATE OWNERS

Assuming all of the certificates are considered to be debt of the transferor for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

(a) no withholding of U.S. federal income tax will be required for the payment by the transferor or any withholding agent of principal or interest on a certificate owned by a non-U.S. Certificate Owner, provided

          (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the CODE and the regulations thereunder,

          (ii) the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

          (iii) the beneficial owner is not a bank whose receipt of interest on a certificate is described in section 881(c)(3)(A) of the CODE, and

          (iv) the beneficial owner satisfies the statement requirement, described generally below, set forth in section 871(h) and section 881(c) of the CODE and the regulations thereunder; and

(b) a certificate beneficially owned by an individual who at the time of death is a non-U.S. Certificate Owner will not be subject to U.S. federal estate tax as a result of the individual's death, provided that

          (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the CODE, and

          (ii) the interest payments on the certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United State trade or business by such individual.

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     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of the certificate, or a financial institution holding the certificate on behalf of the owner, must provide, in accordance with specified procedures, the transferor and/or any withholding agent with a statement to the effect that the beneficial owner is not a U.S. Certificate Owner. Currently, these requirements will be met if

          o the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Certificate Owner, which certification may be made on an IRS Form W-8 or successor form, or

          o a financial institution holding the certificate on behalf of the beneficial owner certifies, under penalties of perjury, that the statement has been received by it and furnishes the transferor or any withholding agent with a copy.

Under recently finalized Treasury regulations, the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000 for an offshore account or through some foreign intermediaries.

     If a non-U.S. Certificate Owner cannot satisfy the requirements of the portfolio interest exception of paragraph (a) above, payments of interest made to such non-U.S. Certificate Owner will be subject to a 30% withholding tax unless the beneficial owner of the certificate provides the transferor or any withholding agent with a properly executed

     o IRS Form 1001, or successor forms, claiming an exemption from, or reduction in the rate of, the withholding tax under the benefit of a tax treaty, or

     o IRS Form 4224 , or successor forms, stating that interest paid on the certificate is not subject to the withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

Under the recently finalized Treasury regulations, non-U.S. Certificate Owners will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in some situations.

     If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest income on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such non-U.S. Certificate Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income will be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale, exchange, retirement or other disposition of a certificate by a non-U.S. Certificate Owner generally will not be subject to U.S. federal income tax or withholding unless

     o the gain is effectively connected with a trade or business carried on by the non-U.S. Certificate Owner in the United States,

     o in the case of a non-U.S. Certificate Owner who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met, or

     o in the case of any gain that represents accrued but unpaid interest, the requirements described in (a) above are satisfied.

     If the certificates were treated as an equity interest in a partnership, other than a publicly traded partnership taxable as a corporation, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax including, in the case of a non-U.S. Certificate Owner that is a corporation, the branch profits tax, on its allocable share of the net income from the partnership. Further, some withholding obligations may apply to income allocable, or distributions made, to a foreign partner. That withholding would be at the highest applicable rate in effect with respect to the non-U.S. Certificate Owner. Alternatively, if some or all of the certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding tax at the rate of 30%, unless that rate were reduced under an applicable tax treaty. See "--Possible Alternative Characterizations" above.

Special rules may apply to non-U.S. Certificate Owners, such as controlled foreign corporations, passive foreign investment companies and foreign personal holding companies, as defined and that are subject to special treatment under the CODE. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to some payments of principal and interest paid on certificates and to the proceeds of sale of a certificate made to U.S. Certificate Owners other than some exempt recipients such as corporations. A 31% backup withholding tax will apply to such payments if the U.S. Certificate Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required for payments made by the transferor or any withholding agent to a non-U.S. Certificate Owner if a statement described in (a)(iv) above under "--Non-U.S. Certificate Owners" has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. Certificate Owner.

     Backup withholding and information reporting may apply to the proceeds of the sale of a certificate by a non-U.S. Certificate Owner within the United States or conducted through some U.S. related financial intermediaries unless the statement described in (a)(iv) above under "--Non-U.S. Certificate Owners" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person or the holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the certificate owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

     The discussion above does not address the tax consequences of the purchase, ownership or disposition of a certificate under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              PLAN OF DISTRIBUTION

     The transferor may sell certificates

          o through underwriters or dealers,

          o directly to one or more purchasers, or

          o through agents.

     The prospectus supplement relating to your series will describe the terms of the offering of any certificates offered, including, without limitation, the names of any underwriters, the purchase price of the certificates and the proceeds to the transferor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any certificates of a series, the certificates

          o will be acquired by the underwriters for their own account, and

          o may be resold from time to time in one or more transactions, including

             o negotiated transactions,

             o at a fixed public offering price and

             o at varying prices to be determined at the time of sale or at the time of commitment.

     The certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise provided in the prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to the satisfaction of specified conditions, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold directly by the transferor or through agents designated by the transferor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the transferor to the agent will be disclosed, in the related prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the transferor to indemnification by the transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution for respective payments that the agents or underwriters may be required to make. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferor or its affiliates in the ordinary course of business.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against liabilities, including liabilities under the federal securities laws, or contribute to any amounts the underwriters are required to pay with respect to those liabilities.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, the legality of the investor certificates and certain legal matters relating to the tax consequences of the issuance of the investor certificates will be passed upon for the transferor by Simpson Thacher & Bartlett and certain matters concerning creditors' rights will be passed upon for the transferor by Simpson Thacher & Bartlett. The legality of the investor certificates will be passed upon for any underwriters by underwriter's counsel specified in the related prospectus supplement.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until definitive certificates are issued, monthly and annual reports, containing information concerning the trust and prepared by the servicer, will be sent on behalf of the trust to Cede as nominee of DTC and registered holder of the related certificates, pursuant to the pooling and servicing agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Dillard's or any of its affiliates to certificateholders or to the certificate owners. The servicer will file or will cause to be filed with the SEC the periodic reports of the trust required under the Exchange Act and the rules and regulations of the SEC.

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
                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site http://www.sec.gov.

     The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Dillard Asset Funding Company, c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, (302) 984-3300.

                               GLOSSARY OF TERMS

     The following glossary of terms is not complete. You should refer to the prospectus supplement for additional definitions.

     Some of the definitions contained in this glossary of terms may not necessarily apply to your series of certificates.

     "ACCUMULATION PERIOD" means either a Controlled Accumulation Period or a Rapid Accumulation Period.

     "AMORTIZATION PERIOD" means a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period.




     "CEDE" means Cede & Co., as DTC Nominee.


     "CEDELBANK" means Cedelbank, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.


     "CODE" means the Internal Revenue Code of 1986, as amended.


     "COMPANION SERIES" means:

     o a series which has been paired with a previously issued series and has an investor interest that increases as the investor interest of the previously issued series decreases; or

     o any series designated as a Companion Series in the related series supplement.

     "CONTROLLED ACCUMULATION PERIOD" means a period:

     o beginning on a date specified in the related supplement after the Revolving Period and

     o ending on the earliest of

            -- the start of the Rapid Accumulation Period,

            -- the start of the Rapid Amortization Period, and

            -- the Series Termination Date; and

during which collections of principal receivables up to the amount specified in the related supplement are deposited monthly into the principal funding account.

     "CONTROLLED AMORTIZATION AMOUNT" means a designated amount scheduled to be paid on each distribution date during the Controlled Amortization Period as specified in the related prospectus supplement.

     "CONTROLLED AMORTIZATION PERIOD" means a period:

     o beginning on a date specified in the related supplement and

     o ending on the earlier of

          -- the start of the Rapid Amortization Period and

          -- the Series Termination Date; and

during which collections of principal receivables up to an amount specified in the related prospectus supplement are paid to certificateholders on each distribution date.

     "CONTROLLED DEPOSIT AMOUNT" has the meaning described under "Description of the Certificates--Accumulation Period."

     "CREDIT ENHANCEMENT" has the meaning described under "Credit
Enhancement--General."

     "CUT-OFF DATE" means [           ].

     "DIC" means Dillard Investment Co., Inc. a Delaware corporation.

     "DILLARD'S" means Dillard's, Inc., a corporation organized under the laws of Delaware.

     "DILLARD'S CARDS" means the private label credit card program offered by Dillard's.

     "DILLARD'S ENTITY" means Dillard's or any of its affiliates (including DIC and MFI)


     "DNB" means Dillard National Bank, a national banking association organized and existing under the laws of the United States and having its headquarters in Gilbert, AZ.


     "DNB-LA." means Dillard National Bank (formerly known as Mercantile Stores National Bank) a national banking association organized and existing under the laws of the United States and having its headquarters in Baton Rouge, LA.

     "DOL" means the U.S. Department of Labor.

     "EARLY AMORTIZATION PERIOD" means such period which may be commenced by the receiver or bankruptcy trustee for the transferor upon a the occurrence of a Pay Out Event.

     "ELIGIBLE ACCOUNT" means as of the Cut-Off Date (or, with respect to additional accounts as of the relevant addition date),each account owned by an originator

          o which is payable in dollars,

          o for which the obligor has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions,

          o which the originator has not classified on its electronic records as counterfeit, deleted, fraudulent, stolen or lost, and

          o which has not been charged off by the originator in its customary and usual manner for charging off such accounts as of the Cut-Off Date (or, with respect to additional accounts, as of the relevant addition date).

     "ELIGIBLE DEPOSIT ACCOUNT" means, either

          o a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states, including the District of Columbia (or any domestic branch of a foreign bank), acting as a trustee for funds deposited in that account, so long as any of the securities of that depository institution have an investment grade credit rating from each rating agency.

     "ELIGIBLE INSTITUTION" means

          o the servicer so long as the RATING AGENCY CONDITION is satisfied,

          o a depository institution (which may be the trustee or an affiliate) organized under the laws of the United States or any one of the states which at all times

             -- has either

                -- a long-term unsecured debt rating of "A2" or better by
                   Moody's or

                -- a certificate of deposit rating of "P-1" by Moody's,

             -- has either

                -- a long-term unsecured debt rating of "AAA" by Standard &
                   Poor's or

                -- a certificate of deposit rating of "A-l+" by Standard &
                   Poor's and

             -- is a member of the FDIC or

          o any other institution that is acceptable to the rating agencies.

     "ELIGIBLE RECEIVABLE" means a receivable:

          o under an Eligible Account (in the case of accounts conveyed to the trust on the initial closing date and in the case of additional accounts conveyed to the trust on the relevant addition date);

          o which was created in compliance, in all material respects, with all legal requirements of law applicable to the originator and pursuant to a credit card agreement which complies, in all material respects, with all legal requirements applicable to that originator;

          o with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by that originator in connection with the creation of that receivable or the execution, delivery and performance by that originator of the credit card agreement pursuant to which that receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

          o as of the related closing date, or in the case of receivables in additional accounts as of the relevant addition date, the transferor had good title, free and clear of all liens, except for permitted liens, arising under or through the transferor or any of its affiliates;

          o which is the legal, valid and binding payment obligation of the obligor, enforceable against that obligor in accordance with its terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws, now or hereafter in effect, relating to or affecting creditors' rights generally, general equitable principles (whether considered in a suit in equity or at law) and an implied covenant of good faith and fair dealing; and

          o which constitutes an "account" under and as defined in Article 9 of the UCC.

     "ENHANCEMENT INVESTED AMOUNT" means a subordinated investor interest in cash flows in respect of the receivables to the extent described in the related supplement.

     "ERISA" means, the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "FINAL REGULATIONS" has the meaning attributed to such term as defined in the Code.

     "FUNDING PERIOD" means the period beginning on the closing date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period.

     "GENERAL ACCOUNT REGULATIONS" has the meaning attributed to such term under ERISA.

     "INELIGIBLE RECEIVABLE" means a principal receivable that upon a breach of any representation or warranty, is ineligible because the receivables in the related account is reassigned and charged off as uncollectible, the trust's rights in, to or under the receivable or its proceeds are impaired or the proceeds of the receivable is not available for any reason to the trust free and clear of any lien.

     "INVESTOR CHARGE-OFF" means, for any monthly period, for any series or class, the amount by which the related monthly interest and overdue monthly interest (together with, if applicable, additional interest due on the overdue amount), the accrued and unpaid investor servicing fees payable from collections of finance charge receivables, the Investor Default Amount and any other required fees exceeds amounts available to pay such amounts out of collections of finance charge receivables, available Credit Enhancement amounts, if any, and other sources specified in the related supplement, if any, but not more than such Investor Default Amount.

     "INVESTOR DEFAULT AMOUNT" means, for any monthly period, and for any series or class, the aggregate amount of the applicable investor percentage of principal receivables in default accounts.

     "MCC" means Mercantile Credit Corporation, a corporation organized and existing under the laws of Louisiana.

     "MERCANTILE ACCOUNTS" means the revolving credit card accounts originated by DNB-La. prior to October 17, 1998.

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
     "MERCANTILE CARDS" means the Mercantile private label credit card program offered by Mercantile prior to Dillard's acquisition of Mercantile Stores.

     "MERSCO FACTORS" means Mersco Factors, Inc., a Delaware corporation.

     "MINIMUM TRANSFEROR INTEREST" means, for any period, the interest of the sum of

          o the average principal receivables for that period;

          o the average principal amount on deposit in the excess funding account; and

          o the principal funding account and any other account specified from time to time pursuant to the pooling and servicing agreement or the series supplement for that period;

provided, however, that the transferor may reduce the Minimum Transferor Interest to not less than the interest of the sum of the amounts specified in the first two clauses above upon satisfaction of the Rating Agency Condition and other conditions in the pooling and servicing agreement.

     "PARTICIPATIONS" means trust participants added by the transferor, representing undivided interests in a pool of assets primarily consisting of receivables arising under private label consumer revolving credit card accounts owned by the transferor.

     "PARTICIPATION AGREEMENT" means a separate pooling and servicing agreement or similar agreement entered into by the transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to that participation agreement and other specified rights and remedies.




     "PAY OUT EVENT" means either automatically or after specified notice, upon


          o the failure of the transferor to make payments or transfers of funds for the benefit of the certificateholders within the time periods stated in the pooling and servicing agreement*,

          o material breaches of representations, warranties or covenants of the transferor*,

          o bankruptcy or insolvency events involving the transferor, Dillard's or an originator,

          o a reduction of the average of the Portfolio Yields for any three consecutive monthly periods to a rate that is less than the average of the Base Rates for such period,

          o the trust becoming subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended*,

          o the failure of the transferor to convey receivables arising under additional accounts when required by the pooling and servicing agreement,

          o the occurrence of a servicer default which would have a material adverse effect on the certificateholders,

          o insufficient funds in the distribution account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively,

          o the transferor's interest in the trust becoming less than the Minimum Transferor Interest, or

          o the transferor becomes unable for any reason to transfer receivables to the trust in accordance with the provisions of the pooling and servicing agreement.




     "PLAN" means:


          o an employee benefit plan within the meaning of Section 3(3) of ERISA;

          o a plan within the meaning of Section 4975 of the tax code; or

          o any entity which may be deemed to hold the assets of any of those plans under ERISA or the regulations promulgated under ERISA (including, without limitation, an insurance company general account).


     "PRE-FUNDING AMOUNT" means for any series of certificates specified in the related prospectus supplement during the Funding Period, the amount by which the aggregate amount of principal receivables in the trust allocable to such series is less than the aggregate principal amount of the certificates of such series.

     "PRINCIPAL AMORTIZATION PERIOD" means the period, if applicable, when an amount equal to the applicable investor percentage of the deposits in respect of principal receivables will be deposited into the principal account for application and distribution as provided in the related prospectus supplement.

     "PRINCIPAL AMOUNT" means the principal amount held in a trust account established by the trustee, equaling the deficiency, if any, between the amount of principal receivables in trust allocable to a series and the aggregate principal amount of the certificates of the series.

     "PURCHASE AGREEMENTS" means

          o the DIC Receivables Purchase Agreement, dated as of August 14, 1998, between DIC and the transferor;

          o the MFI Receivables Purchase Agreement, dated as of August 14, 1998, between Mersco Factors and the transferor;

          o the DNB Receivables Purchase Agreement, dated as of August 14, 1998, between DNB and the transferor; and

          o the MSNB Receivables Purchase Agreement, dated as of August 14, 1998, between DNB-La. and the transferor; or

          o any agreement whereby a Receivables Seller transfers to the transferor all receivables then existing and thereafter arising in and all monies due or to become due with respect to a specified account(s) as of the specified cut-off date.

     "RAPID ACCUMULATION PERIOD" means, with respect to any series, or any class within a series, a period commencing from the day on which a Pay Out Event occurred and continuing until the earliest of the

          o commencement of the Rapid Amortization Period,

          o payment in full of the investor interest (and the collateral interest if so specified in the related prospectus supplement) or

          o related Series Termination Date.

During the Rapid Accumulation Period, distributions to the certificateholders on the scheduled payment dates will be made from deposits in the principal funding account, from deposits made on the business day immediately prior to each distribution date or from funds which may be invested in permitted investments.

     "RAPID AMORTIZATION PERIOD" means the period from the day on which a Pay Out Event has occurred with respect to a series or, if so specified in the supplement relating to a series with a Controlled Accumulation Period, from the time specified in the related supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of

          o the date on which the investor interest of the certificates of that series and the Enhancement Invested Amount or the collateral interest, if any, with respect to such series have been paid in full and

          o the related Series Termination Date, during which collections of principal receivables allocable to the investor interest of such series (and other amounts if so specified in the related supplement) will be distributed as principal payments to the certificateholders of that series and, in some circumstances, to the credit enhancement provider, monthly on or before each distribution date with respect to that series in the manner and order of priority specified in the related supplement.

     "RATING AGENCY CONDITION" means the notification in writing by each rating agency that a proposed action will not result in such rating agency reducing or withdrawing its then-existing rating of the investor certificates of any outstanding series or class for which it is a rating agency.

     "RECEIVABLES SELLER" means one or more of the originators or a party to a Purchase Agreement or other Purchase Agreement with the transferor whereby the transferor obtains the interest to receivables.

     "REGULATION" has the meaning attributed to such term under ERISA.

     "REVOLVING PERIOD" means the period beginning on the relevant closing date and ending with the commencement of an Amortization Period or an Accumulation Period.

     "SERIES TERMINATION DATE" means, as specified in the related prospectus supplement, the final date on which the principal and interest with respect of the related series of certificates will be scheduled to be distributed, unless the certificates are subject to prior termination.

     "SERVICER TRANSFER" means, unless otherwise specified in the related supplement, the termination of all of the rights and obligations of the servicer under the pooling and servicing agreement in and the receivables and the proceeds thereof and the appointment of a new servicer by the trustee in the event of a servicer default and delivery of written notice to the servicer (and to the trustee if given by the certificateholders) by either the trustee or certificateholders representing undivided interests aggregating more than 50% of the investor interests for all series of certificates of the trust.

     "SHARED PRINCIPAL COLLECTIONS" means collections applied to cover principal payments due to or for the benefit of certificateholders of other series to the extent that collections of principal receivables and other amounts allocated to the Investor Interest of any series are not needed to make payments or deposits for that series.

     "TAX OPINION" means, with respect to any action, an opinion of counsel delivered to the trust and the trustee to the effect that, for U.S. federal income tax purposes,

          o such action will not adversely affect the tax characterization as debt of investor certificates of any outstanding series or class that were characterized as debt at the time of their issuance,

          o following such action the trust will not be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code) taxable as a corporation and

          o such action will not cause or constitute a taxable event in which gain or loss would be recognized by any investor certificateholder or the trust.

     "TRUST TERMINATION DATE" means

          o if a trust extension shall not have occurred, the earlier to occur of

             -- the first business day after the distribution date following the date on which funds shall have been deposited in the distribution account or the applicable series account for the payment of investor certificateholders of each series then issued and outstanding sufficient to pay in full such certificates,

             -- the date specified in the pooling and servicing agreement and

             -- July 15, 2021, and

          o if a trust extension has occurred, the date specified in the trust extension.

     "UCC" means the Uniform Commercial Code as in effect in the State of Delaware.

     "WARRANTY PAYMENT" means the payment from the Receivables Seller to the transferor in connection with the Receivables Seller's repurchase of the Warranty Receivables.

     "WARRANTY RECEIVABLE" means receivables initially transferred by the Receivables Seller to the transferor which must be repurchased by the Receivables Seller, upon the request of the transferor, due to breach of the Receivables Seller's representations and warranties in connection with such receivables.

     "WITHHOLDING AGENT" has the meaning attributed to such term as defined in the Code.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except under limited circumstances, the globally offered Dillard Credit Card Master Trust Asset Backed Certificates to be issued in series from time to time will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules of procedures applicable to U.S. corporate obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless such holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interest in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participants's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Cedelbank or Euroclear for one day until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedure.

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest including original issue document on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          (1) Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8--Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          (2) Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224--Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

          (3) Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 C Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

              Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9--Payer's Request for Taxpayer Identification Number and Certification.

              U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee..............................................  $  132,000
Printing and Engraving........................................     100,000
Trustee's Fees................................................      10,000
Legal Fees and Expenses.......................................     160,000
Blue Sky Fees and Expenses....................................       5,000
Accountants' Fees and Expenses................................      60,000
Rating Agency Fees............................................     200,000
Miscellaneous Fees............................................       5,000
                                                                ----------
Total.........................................................  $  672,000





ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Trust Agreement, the Trust will agree to indemnify the Trustee or any predecessor Trustee for, and to hold the Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or admission of such Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Trust Agreement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    1.1       --   Form of Underwriting Agreement*
    3.1       --   Trust Agreement**
    4.1       --   Form of Pooling and Servicing Agreement**
    4.2       --   Form of Series Supplement for Pooling and Servicing Agreement**
    5.1       --   Opinion of Simpson Thacher & Bartlett*
    8.1       --   Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion filed as Exhibit 5.1)*
   10.1       --   DNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB**
   10.2       --   MSNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB-La.**
   10.3       --   DIC Purchase Agreement, dated as of August 14, 1998, between DAFC and DIC**
   10.4       --   MFI Purchase Agreement, dated as of August 14, 1998, between DAFC and Mersco Factors**
   10.5       --   Pooling and Servicing Agreement, dated as of August 1, 1998, among DAFC, DNB and The Chase
                   Manhattan Bank, as trustee**
   10.6       --   Amended and Restated VFC Series 1998 Supplement, dated as of January 1, 1998, among DAFC, DNB and
                   The Chase Manhattan Bank, as trustee**
   23         --   Consent of Simpson Thacher & Bartlett (included in opinion filed as Exhibit 5.1)*


------------------
  * Filed herewith
 ** Previously filed

     (B) FINANCIAL STATEMENTS

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant on behalf of the Dillard Credit Card Master Trust (the "Trust") hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "ACT"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

          (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUND TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3, REASONABLY BELIEVES THAT THE SECURITY RATING REQUIREMENT CONTAINED IN TRANSACTION REQUIREMENT B.5 OF FORM S-3 WILL BE MET BY THE TIME OF THE SALE OF THE SECURITIES REGISTERED HEREUNDER AND HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED AS OF
JANUARY 12, 2000.


                                          DILLARD ASSET FUNDING COMPANY
                                          as Originator of the Trust

                                          By:        /s/ David Helm
                                              ----------------------------------
                                                         David Helm
                                                       Administrator

                                          DILLARD NATIONAL BANK,
                                          as Servicer on behalf of the Trust

                                          By:
                                                  /s/ Randal L. Hankins
                                              ----------------------------------
                                                      Randal L. Hankins
                                                    Authorized Signatory

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
    1.1       --   Form of Underwriting Agreement*
    3.1       --   Trust Agreement**
    4.1       --   Form of Pooling and Servicing Agreement**
    4.2       --   Form of Series Supplement for Pooling and Servicing Agreement**
    5.1       --   Opinion of Simpson Thacher & Bartlett*
    8.1       --   Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion filed as Exhibit 5.1)*
   10.1       --   DNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB**
   10.2       --   MSNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB-La.**
   10.3       --   DIC Purchase Agreement, dated as of August 14, 1998, between DAFC and DIC**
   10.4       --   MFI Purchase Agreement, dated as of August 14, 1998, between DAFC and Mersco Factors**
   10.5       --   Pooling and Servicing Agreement, dated as of August 1, 1998, among DAFC, DNB and The
                   Chase Manhattan Bank, as trustee**
   10.6       --   Amended and Restated VFC Series 1998 Supplement, dated as of January 1, 1998, among
                   DAFC, DNB and The Chase Manhattan Bank, as trustee**
   23         --   Consent of Simpson Thacher & Bartlett (included in opinion filed as Exhibit 5.1)*


------------------
  * Filed herewith
 ** Previously filed